                                   EXHIBIT 2.1
                              ACQUISITION AGREEMENT

        THIS ACQUISITION AGREEMENT, dated as of March 31, 1998 (this "Agreement") by and among PARAVANT COMPUTER SYSTEMS, INC., a Florida corporation (the "Purchaser"), ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED, an Ohio corporation ("EDL"), SIGNAL TECHNOLOGY LABORATORIES, INC., an Ohio corporation ("STL") (EDL and STL collectively, the "Companies"), JAMES E. CLIFFORD ("Clifford"), EDWARD W. STEFANKO ("Stefanko"), and C. DAVID LAMBERTSON ("Lambertson") as shareholders of EDL (Clifford, Stefanko and Lambertson collectively, the "EDL Shareholders"), and C. HYLAND SCHOOLEY ("Schooley"), PETER OBERBECK ("Oberbeck"), LEO S. TORRESANI ("Torresani"), Clifford, Stefanko and Lambertson as shareholders of STL (Schooley, Oberbeck, Torresani, Clifford, Stefanko and Lambertson collectively, the "STL Shareholders") (each of the EDL Shareholders and STL Shareholders individually, a "Shareholder" and all of the EDL Shareholders and STL Shareholders collectively, the "Shareholders").

                              W I T N E S S E T H:

        WHEREAS, the EDL Shareholders are the holders of all of the issued and outstanding shares of common stock, no par value per share, of EDL (the "EDL Common Stock") and the STL Shareholders together with EDL are the holders of all of the issued and outstanding shares of common stock, no par value per share, of STL (the "STL Common Stock"); and

        WHEREAS, immediately prior to the Closing (as hereinafter defined) EDL will distribute its shares of STL to the EDL Shareholders, thereby resulting in the shareholders of STL being Schooley, Oberbeck, Torresani, Clifford, Stefanko and Lambertson;

        WHEREAS, the Purchaser and the Companies executed a letter of intent dated February 13, 1998, subsequently amended through March 20, 1998 (collectively, the "LOI"), providing for the acquisition by the Purchaser from the EDL Shareholders of all of the EDL Common Stock, the acquisition by the Purchaser, directly or indirectly through its wholly owned subsidiary NewSTL, from STL of substantially all of the assets and business of STL (hereinafter defined as the "STL Purchased Assets") but not including certain specifically excluded assets and business (hereinafter defined as the "STL Excluded Assets"), and the acquisition by the Purchaser of non-competition agreements from Schooley, Oberbeck and Torresani (hereinafter defined as the "STL Shareholder Non-Competition Agreements") subject to the negotiation and execution of an acquisition agreement setting forth the mutual rights and obligations of the parties;

        WHEREAS, this Agreement supersedes the LOI; and

        WHEREAS, the Purchaser and the Companies together with the Shareholders have negotiated mutually acceptable terms and conditions for the aforementioned acquisitions by the Purchaser as hereinafter set forth;

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        NOW, THEREFORE, in consideration of the mutual benefits to be derived hereby and the representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser, the Companies and the Shareholders hereby agree as follows:

                                    ARTICLE I

             Acquisition of the EDL Common Stock, the STL Purchased
                 Assets and the STL Shareholder Non-Competition
                                   Agreements.

        Purchaser shall acquire the EDL Common Stock, the STL Purchased Assets and the STL Shareholder Non-Competition Agreements as hereinafter provided in this Article I.

        1.1 Acquisition of the EDL Common Stock. Upon the terms and subject to the conditions hereinafter set forth, at the "Closing" (as defined in Section 8.1) the EDL Shareholders shall sell, transfer and deliver to the Purchaser and the Purchaser shall purchase and acquire from the EDL Shareholders all of the shares of EDL Common Stock set forth on the List of Shareholders and Shares Held which is attached hereto as Exhibit 1.1 which shall constitute all of the shares of capital stock of EDL issued and outstanding at the Closing.

        1.1.1 Consideration at Closing for the EDL Common Stock. As consideration for the sale, transfer and delivery to the Purchaser of the EDL Common Stock (the "EDL Common Stock Sale Consideration"), the Purchaser shall pay to each EDL Shareholder a one-third individual share of the following:

               (a) Four Million Six Hundred Fifty Thousand Dollars ($4,650,000) in cash;

               (b) Promissory notes made payable to each of the EDL Shareholders, aggregating Three Million Two Hundred Thirty-Eight Thousand Dollars ($3,238,000) (the"Clifford Note," the "Stefanko Note" and the "Lambertson Note," respectively) in the forms annexed hereto as a part of
Exhibit 1.1.1(b); and

               (c) Two Million Six Hundred Forty Six Thousand Five Hundred (2,646,500) shares of common stock, $0.015 par value per share, of the Purchaser ("Paravant Stock") which , at the option of each of the EDL Shareholders, (exercised in their individual discretion), may be paid in its entirety at Closing or may be paid in installments as set forth in Section 1.7, and which, in either case, will be subject to the lock-up provisions set forth in Section 1.10.

        1.2 Acquisition of the STL Purchased Assets and Assumption of Assumed Liabilities; and Delivery of STL Shareholder Non-Competition Agreements. Upon the terms and subject to the conditions hereinafter set forth, at the Closing STL shall sell, transfer and deliver to the Purchaser and the Purchaser shall purchase and acquire from STL all of the business and assets of STL which do not consist of "Excluded Assets" (as hereinafter defined) including, but not limited to, all of the

                                        2





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business and assets listed as Purchased Assets (the "STL Purchased Assets") on the List of Purchased Assets, Excluded Assets and Assumed Liabilities which is annexed hereto as Exhibit 1.2A. Notwithstanding the above, STL shall retain all of its existing contracts (the "Existing Contracts"), all work in process under such Existing Contracts and cash, accounts receivable and other proceeds of such Existing Contracts (all such assets and the other assets described as "Excluded Assets" in Exhibit 1.2A, being hereinafter referred to as the "Excluded Assets"). The STL Purchased Assets shall include all of the business and assets of STL other than the Excluded Assets. Concurrently with the sale and transfer of the Purchased Assets, STL shall assign and transfer to the Purchaser and the Purchaser shall accept and assume the liabilities of STL and the STL Shareholders specifically identified as Assumed Liabilities on Exhibit 1.2A (the "Assumed Liabilities") and Schooley, Torresani and Oberbeck shall each deliver to the Purchaser a non-competition agreement in the form attached hereto as
Exhibit 1.2B (an "STL Shareholder Non-Competition Agreement"). STL shall retain (and Purchaser shall have no obligation with respect to) STL's liabilities and obligations which are not specified as Assumed Liabilities.

        1.2.1 Consideration for the STL Purchased Assets. As consideration for the sale, transfer and delivery to the Purchaser of the STL Purchased Assets (the "STL Purchased Assets Consideration"), the Purchaser shall:

               (a)    Assume the Assumed Liabilities;

               (b) At the Closing, pay to STL One Million Seven Hundred Thousand Dollars ($1,700,000) in cash; and

               (c) Pay to STL the Cash Earn-Out provided for in Section 1.3 to the extent, if any, such Cash Earn-Out is required to be paid to STL in accordance therewith. STL's right to receive the Cash Earn-Out may be assigned to the Shareholders individually, proportionate to their respective Ratable Interests.

        The STL Purchased Assets Consideration shall be in addition to the Cash Earn-Out otherwise payable to the Shareholders.

        1.2.2 Consideration for the STL Shareholder Non-Competition Agreements. For the delivery to the Purchaser of the STL Shareholder Non-Competition Agreements, as consideration therefor, the Purchaser shall pay to Schooley, Torresani and Oberbeck the applicable consideration ("STL Shareholder Non-Competition Agreement Consideration") provided for in each of Sections 1.2.2.1, 1.2.2.2, and 1.2.2.3.

        1.2.2.1 The Schooley STL Shareholder Non-Competition Agreement Consideration. As consideration for Schooley's entering into his STL Shareholder Non-Competition Agreement, the Purchaser shall pay at Closing to Schooley:

                                        3




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               (a) One Million One Hundred Seventy Five Thousand Dollars
($1,175,000) in cash;

               (b) A promissory note in the principal amount of Seven Hundred Eighty-One Thousand Dollars ($781,000) (the "Schooley Note") in the form annexed hereto as a part of Exhibit 1.2.2.1(b); and

               (c) Six Hundred Fifty One Thousand Seven Hundred Fifty (651,750) shares of Paravant Stock which, at the option of Schooley, may be paid in its entirety at Closing or may be paid in installments as set forth in Section 1.7, and which, in either case, will be subject to the lockup provisions set forth in
Section 1.10.

        1.2.2.2 The Torresani STL Shareholder Non-Competition Agreement Consideration. As consideration for Torresani's entering into his STL Shareholder Non-Competition Agreement, the Purchaser shall pay at Closing to
Torresani:

               (a) Five Hundred Eighty Seven Thousand Five Hundred Dollars ($587,500) in cash;

               (b) A promissory note in the principal amount of Three Hundred Ninety Thousand Five Hundred Dollars ($390,500) (the "Torresani Note") in the form annexed hereto as a part of Exhibit 1.2.2.2(b); and

               (c) Three Hundred Twenty Five Thousand Eight Hundred Seventy Five (325,875) shares of Paravant Stock which, at the option of Torresani, may be paid in its entirety at Closing or may be paid in installments as set forth in
Section 1.7, and which, in either case, will be subject to the lock-up provisions set forth in Section 1.10.

        1.2.2.3 The Oberbeck STL Shareholder Non-Competition Agreement Consideration. As consideration for Oberbeck entering into his STL Shareholder Non-Competition Agreement the Purchaser shall pay at closing to Oberbeck:

               (a) Five Hundred Eighty Seven Thousand Five Hundred Dollars ($587,500) in cash;

               (b) A promissory note in the principal amount of Three Hundred Ninety Thousand Five Hundred Dollars ($390,500) (the "Oberbeck Note") in the form annexed hereto as a part of Exhibit 1.2.2.3(b); and

               (c) Three Hundred Twenty Five Thousand Eight Hundred Seventy Five (325,875) shares of Paravant Stock which, at the option of Oberbeck, may be paid in its entirety at Closing or may be paid in installments as set forth in
Section 1.7, and which, in either case, will be subject to the lock-up provisions set forth in Section 1.10.

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        1.3 Cash Earn-Out. For each of the Periods ("Earn-Out Periods") shown in the Table below (the "Table") the combined pre-tax earnings of EDL and "NewSTL" (i.e., the corporation referred to in Section 5.2.5) (EDL and NewSTL collectively, "EDL/NewSTL") will be distributed as indicated in the Table to (i) the Purchaser (identified in the Table as "Paravant") and (ii) the Shareholders, including the Shareholders' beneficial interests in STL, (collectively identified in the Table as "Sellers") in accordance with their Ratable Interests (such distributions hereinafter referred to as the "Cash Earn-Out"). For purposes of calculating the Cash Earn-Out, the combined pre-tax earnings of EDL/NewSTL will be calculated from operating results of EDL/NewSTL included in the financial statements of the Purchaser prepared in accordance with Generally Accepted Accounting Principles ("GAAP") and Securities and Exchange Commission Regulation S-X ("Regulation S-X"). However, EDL/STL past accounting practices will not be modified except to the extent required to comply with GAAP and Regulation S-X. Provided, however, that subsequent to completion of all activities associated with the acquisition transactions contemplated by this Agreement all outside administrative, accounting, legal and other costs related to the Purchaser as a public company will be divided equally between the Purchaser and EDL/NewSTL up to a maximum EDL/NewSTL portion of One Hundred Fifty Thousand Dollars ($150,000). Such division between the Purchaser and EDL/NewSTL will be redetermined if additional acquisitions are made. Outside audit fees and fees related to the preparation of consolidated state and federal income tax returns shall be charged to EDL/NewSTL based upon audit and tax requirements applicable to EDL/NewSTL (but not more than one-half of the total audit and tax expense incurred by the Purchaser) and all legal fees other than those related to the Purchaser as a public company will be assigned based upon subject matter and source of engagement.


----------------------------------------------------------------------------------
                               Distribution of Pre-Tax Earnings
----------------------------------------------------------------------------------
Cash         Period         Period         Period        Period         Period
Recipient    Closing-       10/1/99 -      10/1/00 -     10/1/01 -      10/1/02 -
             9/30/99        9/30/00        9/30/01       9/30/02        9/30/03
----------------------------------------------------------------------------------
Paravant     100%           First $7.5     First $7.5    First $6.8     First $8
Only                        Million        Million       Million        Million
----------------------------------------------------------------------------------
Sellers      None           Next $2.5      Next $2.5     Next $1.7      Next $2
Only(1)                     Million        Million       Million        Million
----------------------------------------------------------------------------------
Split                       Then Split     Then Split    Then Split     Then Split
Paravant     None           40%            40%           50%            50%
Sellers                     60%            60%           50%            50%
----------------------------------------------------------------------------------

        (1) The distribution, if any, to the Sellers shall be allocated so that the amount up to the first Seven Hundred Fifty Thousand Dollars ($750,000) thereof in each Earn-Out Period shall be made as payment to STL for the STL Purchased Assets and the

                                              5


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               balance, if any of such distribution shall be made as a
               performance bonus to the Shareholders in accordance with their respective Ratable Interests. Such performance bonus, if any, shall be treated as normal compensation and subject to standard withholding for taxes, FICA, Medicare, etc., for which the Shareholders shall be responsible.

        1.4 Fundamental Event: Acceleration. Upon the happening of a Fundamental Event (as hereinafter defined) the Cash Earn-Out shall be accelerated as if the remaining Earn-Out Periods had been completed with pre-tax earnings for the year in which such acceleration shall occur to be calculated as the greater of the actual pretax earnings to the date of acceleration or Ten Million Dollars ($10,000,000). Thereafter for each other remaining uncompleted Earn-Out Period the Earn- Out shall be calculated as if such Earn-Out Period had been completed with pre-tax earnings of Ten Million Dollars ($10,000,000). In addition, any shares of Paravant Stock which are "locked up" pursuant to the lock-up provisions of Section 1.10 will be released from such lock-up as of the date of such acceleration. For purposes of this provision, a "Fundamental Event" shall be defined as an event in which (i) the Purchaser is sold or merged into another entity in which Purchaser is not the surviving entity, (ii) the Purchaser is the surviving company in a merger or consolidation but, immediately following such merger or consolidation, the shareholders of Purchaser who were shareholders immediately prior to such merger or consolidation (in their capacities as such) control less than fifty percent (50%) of the voting securities of the merged or consolidated company, (iii) the Purchaser disposes of, in the aggregate, more than twenty percent (20%) of either EDL or NewSTL (based upon the fair market value of entity disposed of determined as of the time immediately preceding any such disposition), (iv) the Purchaser sells, to a single person or group, in a single transaction or a series of transactions occurring within a period of one hundred and eighty (180) days or less, shares of Paravant Stock which, following such sale aggregate more than fifty percent (50%) of the then outstanding shares of the Purchaser, or (v) UES, Inc. ("UES") and/or Krishan K. Joshi ("Mr. Joshi") sell (or issue options or other obligations to sell) an aggregate of more than Eight Hundred Thousand (800,000) shares of Paravant Stock prior to January 1, 2000 excluding the possible sale by UES to Mr. Joshi of all or any portion of the Four Hundred Forty Five Thousand Eight Hundred Forty Eight (445,848) shares of Paravant Stock (but not excluding any possible resale of such shares by Mr. Joshi) which are subject to a presently outstanding option granted by UES, and further excluding the possible sale by UES to other executive officers of the Purchaser of all or any portion of the Four Hundred Forty Five Thousand Eight Hundred Forty Eight (445,848) shares of Paravant Stock which are subject to presently outstanding options granted by UES or any resale by any such other optionee of any of such shares.

        1.5 Cash Earn-Out Payable Date. Cash Earn-Out Consideration shall be payable within one hundred five (105) days of the end of the applicable Performance Year. Any Cash Earn-Out Consideration not paid when due shall bear interest at eight percent (8%) per annum.

        1.6 Ratable Interest. The term "Ratable Interest" used in this Agreement with reference to any Shareholder's interest shall mean such Shareholder's interest as determined in accordance with Exhibit 1.6 which is annexed hereto.

                                        6




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        1.7 Option to be Paid Consideration Consisting of Paravant Shares in
Installments. Sections 1.1.1(c), 1.2.2.1(c), 1.2.2.2(c) and 1.2.2.3(c), in each case, grant the parties or party identified therein the option to be issued the Paravant Stock described therein, either: (i) in its entirety at the Closing; or
(ii) in installments. If any party elects to be issued such Paravant Stock in installments, then the aggregate amount of such stock to be issued to such party and the date or dates on which such stock shall be issued shall be paid as specified two (2) business days prior to Closing. In the event any party elects to be issued such stock in installments, any stock certificate to be issued as of the Closing Date may be delivered by the Purchaser to such party within thirty (30) days after the Closing Date.

        1.8 No Interest on Sale Consideration. Except as provided in the Purchase Notes (the term "Purchase Notes" shall mean, collectively, the Clifford Note, the Stefanko Note, the Lambertson Note, the Schooley Note, the Torresani Note and the Oberbeck Note), no interest shall accrue on or be payable with respect to any payment due as a part of the sale consideration. However, notwithstanding the foregoing, if any payments are not made when due, interest shall accrue and be payable on demand on the overdue payments at a rate equal to eight percent (8%) per annum, provided, however, that the acceptance of such interest shall not constitute a waiver of the failure to make any other payment as and when due.

        1.9 Unregistered Paravant Stock; No Fractional Shares. The shares of Paravant Stock which will be paid by the Purchaser to the parties as consideration under this Agreement will be "restricted securities" which will not have been registered under federal or state securities laws in reliance upon exemptions from such registration based in part on investment representations given by the STL and the Shareholders in Sections 2.29 and 3.21. As "restricted securities" such shares of Paravant Stock will be subject to restrictions on transferability imposed by the federal Securities Act of 1933, as amended (the "33 Act"), including the restriction that such shares may not be sold, transferred, or pledged unless they have been registered under the 33 Act or, in the opinion of legal counsel to the Purchaser, an exemption from such registration is then available. Such shares of Paravant Stock will also be subject to the lock-up provisions of Section 1.10.

               No fractional shares of Paravant Stock will be issued as consideration under this Agreement. The amount of any fractional share interest which would have otherwise been paid as a fractional share shall be paid in cash by the Purchaser at a price per share equal to the average of the closing prices of Paravant Stock reported by NASDAQ for the twenty (20) trading days prior to the date such fractional share would have otherwise been paid. In computing the amount of any payment to a Shareholder under the terms of this Agreement any fractional cents will be rounded up to the nearest dollar.

               Purchaser, at Purchaser's sole expense, agrees to register the shares of Paravant Stock issued as consideration under this Agreement under the 33 Act within twelve (12) months after the Closing and in no event later than the time the "lock-up" of such shares terminates pursuant to Section 1.4 or 1.10.

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        1.10 "Lock-Up" Applicable to Paravant Stock. Except as otherwise provided below in this Section 1.10, the shares of Paravant Stock paid at the Closing or issued in installments pursuant to Section 1.7 will be locked up for the period of eighteen (18) months from the Closing Date. During the period when such shares are locked up such shares may not be sold, transferred, hypothecated, pledged by the record holder thereof. Notwithstanding the foregoing, the lock-up period shall terminate prior to eighteen (18) months from the Closing Date and any securities held by Purchaser pending termination of such lock-up period shall be distributed if such period is terminated pursuant to Section 1.4. In the event the Purchaser changes its brokerage account to increase marketability of its shares and, as a result, there is a need or desire for the new broker to acquire shares from investors at a discount to pursue stock strategies, then the Shareholders will be afforded an equal opportunity to participate with other shareholders and any lock-up applicable to the shares required for such participation will be released.

        1.11 Value of Certain STL Assets; STL Tangible Assets and EDL Net Worth; Built-In Gains Tax. In addition to each of the other representations, warranties and covenants of the parties set forth in this Agreement, such parties make the following representations, warranties and covenants which are acknowledged to be material to the execution of this Agreement and the performance of their respective obligations of the parties hereunder.

               1.11.1 Cash and Receivables of STL. At the time of Closing, STL shall transfer to NewSTL Eight Hundred Fifty Thousand Dollars ($850,000) in aggregate amount of cash and valid receivables in addition to fixed assets, inventory and intellectual property.

               1.11.2 Closing Date EDL/STL Value. A determination of the Closing Date fair market value of the tangible assets (including cash, accounts receivable, fixed assets, and inventory) included among the STL Purchased Assets combined with the net worth of EDL(the "Closing Date EDL/STL Value") will be made within one hundred twenty (120) days after the Closing. Such Closing Date EDL/STL Value shall be determined utilizing values applicable to an arm's length transaction between independent third parties. If the Closing Date EDL/STL Value aggregates less than Two Million Dollars ($2,000,000), then within one hundred twenty (120) days following such determination, Clifford will transfer to the Purchaser such number of shares of Paravant Stock, at the agreed upon value of $3.50 per share, as shall be required to make up the difference between the Closing Date EDL/STL Value and Two Million Dollars ($2,000,000), provided, however, the Purchaser shall grant to Clifford the right for a period of two years following the Closing Date to purchase, in a single transaction, from the Purchaser at $3.50 per share (subject to customary adjustments for stock splits, stock dividends and similar events) up to the same number of shares as Clifford shall have transferred to the Purchaser under this provision. For purposes of the Closing Date EDL/STL Value calculation, the EDL net worth will not be decreased for any contingent liabilities determined by an outside audit.

               1.11.3 EDL Indebtedness for Shareholder Distribution. The maximum amount of indebtedness existing at the Closing which shall have been incurred by EDL for the purpose of paying the distribution to the EDL Shareholders referred to in Section 5.1.4(v) shall not exceed Two

                                        8




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Hundred Twenty-Five Thousand Dollars ($225,000). The amount of any such indebtedness shall be included in the calculation of the EDL/STL Closing Date Value.

               1.11.4 Accrued Liability for Built In Gains Tax. EDL's accrued liability for the built-in gains tax as a result of the distribution of the STL shares to the EDL Shareholders referred to in Section 5.1.4(v) (the "BIG") is agreed upon by the parties to this Agreement to be Six Hundred Thirty-Three Thousand Eight Hundred Ninety-Seven Dollars ($633,897). The amount of the BIG for purposes of the calculation of the EDL/STL Closing Date Value shall be Six Hundred Thirty- Three Thousand Eight Hundred Ninety-Seven Dollars ($633,897) less any estimates paid by EDL prior to the Closing for such tax. The accrued liability for such tax is to be determined by taking the evaluation of the fifty six percent (56%) interest of STL on January 1, 1995 of One Million Nine Hundred and Fifty-Two Thousand Seven Hundred and Sixty-Four Dollars ($1,952,764) less EDL's basis in STL of One Hundred Forty-One Thousand Six Hundred Thirty-One Dollars ($141,231), or One Million Eight Hundred and Eleven Thousand One Hundred and Thirty-Three Dollars ($1,811,133), multiplied by thirty-five percent (35%) for a tax liability amount of Six Hundred Thirty-Three Thousand Eight Hundred Ninety-Seven Dollars ($633,897) which will be accrued as a liability when the STL stock is distributed.

               1.11.5 Increase in BIG. In the event of any increase in the BIG to more than Six Hundred Thirty-Three Thousand Eight Hundred Ninety-Seven Dollars ($633,897), the Purchaser and the Shareholders shall each reimburse EDL for fifty percent (50%) of such increase (the Shareholders according to their Ratable Interests). The amount of any such increase to be borne by the Shareholders shall be taken out of any Cash Earn-Out payable to them, applied against the next such Cash Earn-Out payments payable to them, first out of the bonus composite portion and then from the good-will/sale of assets portion, if required.

        1.12 Purchase Notes; Effect of Warrant Call. Notwithstanding any other provision of this Agreement, the Purchaser shall have the right, as between the parties to this Agreement, to call for redemption, cancellation, exercise or conversion, any or all of outstanding warrants. If any of such warrants are called by the Purchaser, unless prohibited under the terms of any applicable warrant agreement or credit agreement, shall apply fifteen percent (15%) of the net proceeds, if any, received by the Purchaser (after deduction of any directly related expenses) (the "Warrant Proceeds" as a lump sum payment to reduce the principal amount of the Purchase Notes. Any Warrant Proceeds shall be applied to the Purchase Notes prorated based upon the principal amount of each such Purchase Note. Any Warrant Proceeds received by the Purchaser prior to the Closing shall be applied to reduce the original principal amount of the Purchase Notes. Any Warrant Proceeds received after the Closing shall be applied to the outstanding Purchase Notes first against any accrued interest and thereafter against the unpaid principal beginning with the final principal installment to become due.

                                   ARTICLE II

                         Representations and Warranties
                      of the EDL Shareholders Regarding EDL



                                        9




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        Each of the EDL Shareholders severally (each as to his one-third individual interest in the EDL Common Stock) makes the following representations and warranties to the Purchaser, each of which shall be deemed material (and the Purchaser, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties):

        2.1 Valid Corporate Existence; Qualification. EDL is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. EDL has the corporate power to carry on its business as now conducted and to own its assets. EDL is duly qualified to conduct business and is in good standing as a foreign corporation in those jurisdictions set forth on the Disclosure Schedule which has been furnished to, and agreed upon by the parties to this Agreement (the "Disclosure Schedule") and to the best knowledge of each EDL Shareholder: (i) such jurisdictions are the only jurisdictions in which EDL is required to qualify in order to own its assets or properties or to carry on its business as now conducted; and (ii) there has not been any claim by any other jurisdiction to the effect that EDL is required to qualify or otherwise be authorized to do business as a foreign corporation therein. The copies of the good standing certificates or certificates of existence of EDL (issued by the appropriate state authority), the Articles of Incorporation of EDL (certified by the appropriate state authority) and By-Laws of EDL (certified by such Company's Secretary), as amended to date, which constitute a part of the Disclosure Schedule are true and complete copies of those documents as now in effect. The minute books of EDL contain accurate records of all meetings of its Board of Directors and shareholders since its incorporation, and accurately reflect all transactions referred to therein.

        2.2 Capitalization. The authorized capital stock of EDL consists of 750 shares of Common Stock, no par value per share, of which 492 shares are issued. All of such outstanding shares of Common Stock of EDL are validly issued, fully paid and nonassessable. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which EDL or any of the Shareholders is a party or by which any of such parties are bound, calling for the issuance, transfer, sale or other disposition of any class of securities of EDL. There are no outstanding securities of EDL convertible or exchangeable, actually or contingently, into shares of Common Stock, or any other securities of EDL.

        2.3 No Subsidiaries. Except as set forth on the Disclosure Schedule, there are no corporations, partnerships or other business entities controlled by EDL (collectively, "EDL Subsidiaries"). As used herein, "controlled by" means
(i) the ownership of not less than fifty percent (50%) of the voting securities or other interests of a corporation, partnership or other business entity, or
(ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership or other business entity, whether through the ownership of voting shares, by contract or otherwise. EDL has not made any investment in, or owns, any capital stock of, or any other proprietary interest in, any other corporation, partnership or other business entity that is not reflected on its books and records.

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        2.4 Consents. Except as set forth on the Disclosure Schedule and to the best knowledge of the EDL Shareholders, there are no consents of governmental or other regulatory agencies, foreign or domestic or of other parties required to be received by or on the part of EDL or any Shareholder to enable such persons to enter into and carry out this Agreement in all material respects.

        2.5 Corporate Authority; Binding Nature of Agreement; Title to the Common Stock; etc. EDL and each of the Shareholders have the power to enter into this Agreement and to carry out its or their obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of EDL and no other corporate proceeding on the part of EDL or the Board of Directors or such shareholders of EDL is necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof. This Agreement constitutes the valid and binding agreement of EDL and each of the Shareholders and, assuming that this Agreement constitutes the legal, valid and binding agreement of the other parties, is enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors and subject to general principles of equity. Each EDL Shareholder, severally but not jointly, represents and warrants with respect to the shares set forth opposite such EDL Shareholder's name on the List of Shareholders and Shares Held attached hereto as Exhibit 1.1, that (a) such EDL Shareholder is and at the Closing will be the sole record and beneficial owner of such shares free and clear of all manner of liens, charges, encumbrances and claims; and (b) such EDL Shareholder has and at the Closing will have, good and marketable title to such shares and the absolute and unqualified right to sell, transfer and deliver such shares to the Purchaser.

        2.6 Financial Statements. Except as set forth on the Disclosure Schedule, to the best knowledge of the EDL Shareholders, the books of accounts of EDL taken as a whole, fairly reflect its income, expenses, assets and liabilities in all material respects. To the best knowledge of the EDL Shareholders, the financial statements of EDL for the periods ended December 31, 1997 (the "Balance Sheet Date") and December 28, 1996 prepared by EDL, copies of which are included in the Disclosure Schedule, fairly present the financial position of EDL as of such dates and the results of their operations for such fiscal years and fiscal periods, and; except as set forth therein, were prepared in conformity with generally accepted accounting principles consistently applied throughout the fiscal years and fiscal period covered thereby.

        2.7 Liabilities. To the best knowledge of the EDL Shareholders, as at the Balance Sheet Date, EDL did not have any material debt, liability or obligation, contingent or absolute, that would normally be reflected on the books of such Company, other than those debts, liabilities and obligations reflected or reserved against in such Company's Balance Sheet at the Balance Sheet Date (the "Balance Sheet") or as set forth on the Disclosure Schedule.

        2.8 Actions Since Balance Sheet Date. Except as otherwise expressly provided or set forth in, or required by, this Agreement, or as set forth in the Disclosure Schedule, to the best knowledge of the EDL Shareholders, since the Balance Sheet Date, EDL has not: (i) issued or sold,

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or agreed to issue or sell any of its capital stock, options, warrants, rights or calls to purchase such stock, any securities convertible or exchangeable into such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock; (ii) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business that would normally be reflected on the books of such Company; (iii) discharged or satisfied any lien or encumbrance, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as at the Balance Sheet Date in the ordinary and usual course of business; (iv) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (v) mortgaged, pledged or subjected to any lien or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any lien or other encumbrance, except in the ordinary and usual course of business; (vi) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (vii) entered into any material transaction not in the ordinary and usual course of business; (viii) waived any rights of substantial value, or canceled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (ix) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock;
(x) made any loans or advances to any person, or assumed, guaranteed, or otherwise become responsible for the obligations of any person; or (xi) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business).

        2.9 Absence of Material Changes. To the best knowledge of the EDL Shareholders, except as otherwise expressly provided or set forth in, or required by, this Agreement, or as set forth in the Disclosure Schedule, since the Balance Sheet Date, there has not been any material change, whether or not adverse, in the assets, properties, operations or financial condition of EDL and since the Balance Sheet Date and neither the Shareholders nor the Companies have taken any action other than in the ordinary and usual course of business and as set forth in such Disclosure Schedule, which could be reasonably expected to have a material effect upon the business of EDL, and neither the management of EDL nor any EDL Shareholder knows of any development or threatened development of a nature that will have, or which could be reasonably expected to have, a material effect upon the business of EDL or upon any of its assets, properties, operations or financial condition, including, without limitation, the loss of any licenses or permits, suppliers, customers or employees, which loss would be of a material nature.

        2.10 Taxes. EDL has delivered to the Purchaser true and complete copies of its federal income tax returns on Form 1120 or 1120S as filed with the Internal Revenue Service for each of the fiscal years ending December 31, 1996, 1995, and 1994, respectively. To the best knowledge of the EDL Shareholders, each of such returns was prepared in conformity with information contained in the books and records of such Company. Except as set forth in the Disclosure Schedule, to the best knowledge of the EDL Shareholders, all taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding,


                                       12




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social security and unemployment taxes imposed by the United States, any state or any foreign country, or by any other taxing authority, which have become due or payable by EDL and all interest and penalties thereon, whether disputed or not, have been paid in full or are shown as accrued taxes payable on the Balance Sheet; all deposits required by law to be made by EDL with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed. To the best knowledge of the EDL Shareholders, no extension of time for the assessment of deficiencies for any year is in effect. Except as set forth in the Disclosure Schedule and on the Balance Sheet, no deficiency is proposed, or to the knowledge of any Shareholder, is threatened against EDL. Except as set forth in the Disclosure Schedule, to the best knowledge of the EDL Shareholders, the federal and state income tax returns of EDL have never been audited. The Disclosure Schedule also sets forth a list of those states in which income, franchise or sales and use tax returns were filed by EDL for the fiscal years ending December 31, 1996, 1995 and 1994, respectively.

        2.11 Ownership of Assets; Trademarks, etc. Except as set forth in the Disclosure Schedule, to the best knowledge of the EDL Shareholders, EDL owns outright, and has good and marketable title to all of its assets, properties and businesses (including all assets reflected in the Balance Sheet, except as the same may have been disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or changes.

        To the best knowledge of the EDL Shareholders: (a) the Disclosure Schedule sets forth a true and complete list and brief description of all patents, copyrights, trademarks, trade names of EDL and other similar intangible assets which are either owned by EDL or in which it has an interest as owner or licensee; (b) and except as set forth in said the Disclosure Schedule, no other person, firm or corporation has any proprietary or other interest in any such intangible assets; (c) such assets so owned or licensed are, in the reasonable business judgment of management of EDL, sufficient to permit each of such Companies to conduct its business as now conducted; (d) and except as set forth in the Disclosure Schedule, EDL is not a party to or bound by any license or agreement requiring the payment to any person, firm or corporation of any royalty; (e) neither management of EDL nor any Shareholder knows, or has reasonable grounds to know, of any violation by others of the trademark, trade name or patent rights of EDL; and (f) EDL is not infringing upon any patent, copyright, trade name or trademark or otherwise violating the rights of any third party with respect thereto, and no proceedings have been instituted or are threatened and no claim has been received by EDL or any Signing Shareholder alleging any such violation.

        2.12 Insurance. The Disclosure Schedule sets forth a list and brief description of all policies of fire, liability and other forms of insurance held by the Companies as of the date hereof. To the best knowledge of EDL and each Shareholder, except as set forth in the Disclosure Schedule, such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently, are with reputable insurers believed by the management of EDL to be financially sound and are consistent with the practices of similar concerns engaged in substantially similar operations as those currently conducted by EDL and are carried on an "occurrence basis." Except as set forth

                                       13




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in said Disclosure Schedule, neither EDL nor any EDL Shareholder knows of any state of facts, or of the occurrence of any event which might reasonably (i) form the basis for any damages against EDL not fully covered by insurance for liability on account of any express or implied warranty or tortuous omission or commission, or (ii) result in a material increase in insurance premiums of EDL on a retroactive or prospective basis.

        2.13 Litigation; Compliance with Laws. Except as set forth in the Disclosure Schedule, to the best knowledge of the EDL Shareholders, there are no actions, suits, proceedings or governmental investigations relating to EDL or to EDL's properties, assets or businesses filed or commenced and pending or, threatened, or any order, injunction, award or decree outstanding, against EDL or against or relating to any of its properties, assets or businesses; and no EDL Shareholder knows of any basis for any such action, suits or proceedings within the past two (2) years which governmental investigations, orders, injunctions or decrees could have a material adverse effect on the business, financial condition or operations of EDL. To the best knowledge of the EDL Shareholders, and except as set forth in the Disclosure Schedule, EDL is not in violation of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business.

        2.14 Real Property. The Disclosure Schedule sets forth a brief description of all real properties which are owned by, or leased to, EDL including all material structures located thereon. To the best knowledge of the EDL Shareholders, (a) EDL owns outright the fee simple title in and to the real properties shown on said Disclosure Schedule as being owned by it, free and clear of all claims, liens mortgages, charges, or encumbrances of any nature whatsoever, except as otherwise described in the Disclosure Schedule; (b) the real property leases described in the Disclosure Schedule that relate to the leased properties described therein are now in full force and effect, and all amounts payable thereunder have been paid; (c) and except as set forth in the Disclosure Schedule, none of such leases could reasonably be expected to result in material liability for restoration of premises; (d) all uses of such owned or leased property by EDL conform, in all material respects, to all applicable building and zoning ordinances, laws, and regulations (including, without limitation, the Americans' with Disabilities Act) and, in the case of leased property, to all terms of the leases relating thereto; and (e) except as otherwise described in the Disclosure Schedule, all of the real properties owned or leased by EDL or to be leased by EDL pursuant to the Leases referred in
Section 6.12 of this Agreement are in usable and operating condition without the necessity of any major repairs, and all such real properties can be used for their intended purposes.

        2.15 Agreements and Obligations, Performance. To the best knowledge of the EDL Shareholders, except as listed and briefly described in the Disclosure Schedule or elsewhere in this Agreement or the Exhibits hereto (the "Listed Agreements"), EDL is not a party to, or is bound by any: (i) written or oral agreement or other contractual commitment, understanding or obligation which involves aggregate payments in excess of One Hundred Thousand Dollars ($100,000); (ii) contract, arrangement, commitment or understanding which involves aggregate payments in excess of One Hundred Thousand Dollars ($100,000) that cannot be canceled on thirty (30) days or less notice without penalty or premium or any continuing obligation or liability; (iii) contractual

                                       14




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obligation or contractual liability of any kind to any Shareholder other than the Employment Agreements required by Section 6.10; (iv) contract, arrangement, commitment or understanding with its customers or any shareholder or any officer, employee, shareholder, director, representative or agent thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements that are not disclosed in accordance with GAAP; (v) contract for the purchase or sale of any materials, products or supplies which commits or will commit it for a fixed term; (vi) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation or liability; (vii) deferred compensation bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability; (viii) union or other collective bargaining agreement; (ix) agreement, commitment or understanding relating to indebtedness for borrowed money; (x) contract which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (xi) contract containing covenants limiting the freedom of the Companies to engage or compete in any line of business or with any person in any geographical area;
(xii) contract or option relating to the acquisition or sale of any business;
(xiii) voting trust agreement or similar shareholders' agreement; (xiv) option for the purchase of any asset, tangible or intangible; or (xv) other contract, agreement, commitment or understanding which materially affects any of its properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business. Except as set forth in said Disclosure Schedule, and with the exception of contracts, agreements or commitments that are immaterial or do not subject the Companies to ongoing legal obligation beyond the Closing Date, during the last twelve (12) months EDL has not entered into any of the types of contracts, arrangements, commitments or understandings with any of its suppliers or customers referred to in item (iv) of this Section 2.15. A true and correct copy of each of the written Listed Agreements has been delivered to the Purchaser. To the best knowledge of the EDL Shareholders, except as set forth on the Disclosure Schedule, (a) EDL has in all material respects performed all obligations required to be performed by it to date under all of the Listed Agreements, is not in default in any material respect under any of the Listed Agreements, and has received no notice of any default or alleged default hereunder which has not heretofore been cured or which notice has not heretofore been withdrawn; and (b) neither EDL nor any EDL Shareholder knows of any material default under any of the Listed Agreements by any other party thereto or by any other person, firm or corporation bound thereunder.

        2.16 Condition of Assets. To the best knowledge of the EDL Shareholders, except for normal breakdowns and servicing requirements, all machinery and equipment regularly used by EDL in the conduct of its business has been maintained and repaired in accordance with EDL's maintenance standards, and the inventories of EDL are and will be substantially in usable and saleable condition.

        2.17 Accounts and Notes Receivable. To the best knowledge of the EDL Shareholders, except as set forth on the Disclosure Schedule, all of the accounts and notes receivable reflected in the books of account of EDL arose in the ordinary course of its business from the sale of services or goods, and neither EDL nor any EDL Shareholder knows, or has a reason to know, of any valid

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defense or right of set-off to the rights of EDL to collect such accounts receivable in the full amounts shown on such books of account, subject, however, to a reasonable reserve for bad debts.

        2.18 Permits and Licenses; Motor Vehicles. To the best knowledge of the EDL Shareholders, (a) the Disclosure Schedule sets forth all permits, licenses, orders, franchises and approvals from all federal, state, local and foreign governmental regulatory bodies held by EDL; (b) except as set forth on the Disclosure Schedule, EDL has all permits, licenses, orders, franchises and approvals of all federal, state, local and foreign governmental or regulatory bodies required of it to carry on its business as presently conducted and such permits, licenses, orders, franchises and approvals are in full force and effect, no suspension or cancellation of any of such other permits, licenses, etc. is threatened and EDL is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals; and (c) EDL does not own or lease any motor vehicles.

        2.19 Banking Arrangements. The Disclosure Schedule sets forth the name of each bank in or with which EDL has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box, including the names of all persons currently authorized to draw thereon or having access thereto; and the names of all persons, if any, now holding powers of attorney from EDL and a summary statement of the terms thereof.

        2.20 Interest in Assets. To the best knowledge of the EDL Shareholders, except as set forth in the Disclosure Schedule, neither any Shareholder nor any affiliate of any Shareholder or of EDL owns any property or rights, tangible or intangible, used in or related, directly or indirectly, to the business of EDL. As used herein, "affiliate of any Shareholder or of EDL" means any person, corporation or other entity which directly or indirectly controls, is controlled by or is under common control with such Shareholder or EDL.

        2.21 Salary Information. The Disclosure Schedule contains a list of the names and current salary rates of, and bonus commitments to, all present officers of EDL and the names and current annual salary rates of all other persons employed by EDL whose annual salaries exceed Fifty Thousand Dollars ($50,000).

        2.22 Employee Benefit Plans. Other than as set forth on the Disclosure Schedule there are no "employee pension benefit plans" (within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (collectively, the "Pension Plans") maintained by EDL and to the best knowledge of the EDL Shareholders, there are no outstanding liabilities or potential liabilities of EDL in connection therewith or of any actions, suits or claims, pending or threatened against any of the Pension Plans nor does EDL or any EDL Shareholder have any knowledge of any facts which could give rise to any actions, suits or claims against any of the Pension Plans, or against either of the Companies with respect to any thereof.

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                2.22.1 Welfare Plans; Claims. All of the "employee welfare benefit plans" (within the meaning of Section 3(1) of ERISA) maintained by EDL or to which it makes employer contributions with respect to its employees (collectively, the "Welfare Plans") are listed in the Disclosure Schedule. To the best knowledge of the EDL Shareholders, there are no outstanding liabilities or potential liabilities of EDL in connection therewith or of any actions, suits or claims, pending or threatened against any of the Welfare Plans nor are there any facts which could give rise to any actions, suits or claims against any of the Welfare Plans, or against EDL with respect to any thereof.

                2.22.2 Pension Plans and Welfare Plans; Compliance. To the best knowledge of the EDL Shareholders (i) EDL is in compliance in all material respects with all reporting and disclosure requirements applicable to it under the Internal Revenue Code of 1986, as amended (the "Code") and ERISA, and the Department of Labor and Internal Revenue Service regulations promulgated thereunder, with respect to all of the Pension Plans and Welfare Plans; (ii) no civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA or any other federal or state law is pending or threatened against any fiduciary of the Pension Plans or the Welfare Plans; and (iii) no Pension Plan or Welfare Plan, or any fiduciary thereof, has been, or is currently, the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

                2.22.3 Pension Plans and Welfare Plans; Prohibited Transactions. To the best knowledge of the EDL Shareholders, none of the Pension Plans and Welfare Plans, or any of their related trusts, or EDL or any trustee, administrator or other "party in interest" or "disqualified person" (within the meaning of Section 3(14) of ERISA or Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), respectively) with respect to the Pension Plans and Welfare Plans, has engaged in any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code, respectively) with respect to the participation of EDL therein, which could subject any of the Pension Plans or Welfare Plans or related trusts, or any trustee, administrator or other fiduciary of any such Pension Plan or Welfare Plan, or EDL or the Purchaser, or any other party dealing with the Pension Plans or Welfare Plans, to the penalties or excise tax imposed on prohibited transactions by Sections 409 or 502 of ERISA or Section 4975 of the Code.

                2.22.4 Compliance with Rules, Regulations, etc.. To the best knowledge of the EDL Shareholders (i) all of the Pension Plans and Welfare Plans maintained by EDL comply currently, and have complied in the past, both as to form and operation, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; (ii) all necessary governmental approvals and determinations for the Pension Plans have been obtained, including where applicable, a favorable determination (covering all changes or amendments required by TEFRA, DEFRA and REA) as to the qualification of such plans under Sections 401(a) and 501(a) of the Code; (iii) each of the Pension Plans maintained by EDL has either obtained a favorable determination (covering all changes or amendments required by TRA '86 and subsequent pension legislation, regulations or rulings) from the Internal Revenue Service as to its qualification under Sections 401(a) and 501(a) of the Code or is within the remedial amendment period (as provided in

                                       17




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Section 401(b) of the Code) for making any required changes or amendments, and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification; and (iv) all amounts that are currently owing to plan participants, or assets required to be contributed to the Pension Plans and Welfare Plans maintained by EDL have been paid or contributed.

                2.22.5 COBRA. To the best knowledge of the EDL Shareholders, EDL has complied with the continuation coverage requirements of group health plans provided in Section 4980B of the Code and Sections 601 et. seq. of ERISA ("COBRA").

        2.23 No Breach. To the best knowledge of the EDL Shareholders, neither the execution and delivery of this Agreement nor compliance by EDL or any Shareholder with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

                (a) violate or conflict with any provision of the Articles of Incorporation or By-laws of EDL;

                (b) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or, other document or undertaking, oral or written to which EDL or any Shareholder is a party or by which either of them or any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained);

                (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of EDL or pursuant to the terms of any such agreement or instrument;

                (d) violate any judgment, order, injunction, decree or award against, or binding upon, EDL or any Shareholder or upon their respective properties or assets; or

                (e) violate any law or regulation of any jurisdiction relating to EDL or any of its securities, assets or properties.

        2.24 Brokers. Except as described in the Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with the Purchaser by EDL and the Shareholders without the intervention of any broker, finder, investment banker or other third party. Except as described in the Disclosure Schedule, neither EDL nor any Shareholder has engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its or his behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and EDL and each of the Shareholders, jointly and severally, agree to indemnify the Purchaser against, and to hold it harmless from any claim for brokerage or similar commission or other compensation which may be made against the Purchaser

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by any third party in connection with any transactions contemplated hereby which claim is based upon any action by EDL or any Shareholder.

        2.25 Labor Discussions. Except with respect to the agreements listed in the Disclosure Schedule pursuant to Section 2.15 (viii), and otherwise as set forth in the Disclosure Schedule, EDL is not, and during the past five (5) years has not been, involved in any labor discussions with any unit or group seeking to become the bargaining unit for any of its employees. With respect to said agreements, the Disclosure Schedule sets forth a description of the status thereof, including any demands or proposals with respect to the renewal, extension or replacement thereof.

        2.26 Change of Name. EDL has not conducted business under any name during the past five (5) years except those set forth on the Disclosure Schedule.

        2.27 Pollution and Other Regulations. Except as set forth on the Disclosure Schedule, to the best knowledge of EDL and each Shareholder EDL: (i) has complied in all material respects with all applicable federal, state and local environmental laws to which it is subject, including without limitation, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, as amended ("FWPCA"), the Federal Clean Air Act, as amended ("FCAA"), and the Toxic Substance Control Act ("TSCA"), and laws with respect to asbestos, and has no liability under, or have any knowledge of any potential liability under any such environmental laws, nor has it received a written request for information under, or written notice of potential violation of, or liability under, CERCLA or any other environmental law or under any public health or safety or welfare law, (ii) has obtained all permits, licenses or other authorizations required for its operations under the foregoing laws, and (iii) complies in all material respects with all laws and regulations relating to equal employment opportunity and employee safety in all jurisdictions in which it is doing business.

        2.28 Untrue or Omitted Facts. To the best knowledge of the EDL Shareholders, no representation, warranty or statement by EDL or any Shareholder in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

        2.29 Investment Representation. Each Shareholder hereby represents that he is an "accredited investor" within the meaning of SEC Regulation D and has provided written confirmation to the Purchaser of such status and that he understands that the transaction contemplated by this Agreement may be initially carried out as a transaction exempt from registration under the 33 Act and accordingly, the shares of Paravant Stock will not have been registered under the Act. Each such Shareholder understands that because such shares of Paravant Stock will not have been registered under the Act, the shares will not be transferable except upon the issuance to the Purchaser of a favorable opinion of counsel or of the submission to the Purchaser of such other evidence as may be satisfactory to counsel for the Purchaser, in either case, to the effect

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that any such transfer, whether pursuant to Rule 144 of the Act or otherwise, shall not be in violation of the Act, and any applicable state securities laws. Unless and until registered under the 33 Act, the share certificates representing such shares will be issued with a restrictive legend providing notice of such restriction.

        2.30 Access to Information. Each Shareholder represents and warrants to the Purchaser that he has had an opportunity to ask questions of, and receive answers from, appropriate officers and representatives of the Purchaser concerning the terms and conditions of the issuance of the Paravant Stock and to obtain any additional information concerning the Purchaser which the Shareholder has requested. In addition, such Shareholder represents and warrants that the Purchaser has made available for inspection by the Shareholder various documents connected with the Purchaser's business and has not realized in any way to permit the Shareholder to inspect any document requested to be inspected by the Shareholder.

        2.31 Limitation on Liability; Basket. The liability of each of the EDL Shareholders for breaches of representations and warranties under this Article II shall be limited to his one-third (1/3) share of the proceeds from sale of the EDL Stock. To the extent that representations and warranties are made in this Article II "to the best knowledge" of the EDL Shareholders, the EDL Shareholders shall only have liability for claims arising pursuant to this
Article II if any EDL Shareholder knew that the representation was false. In addition to the limitations on liability contained above, the EDL Shareholders shall have liability for claims by the Purchaser arising pursuant to this
Article II only to the extent such claims (in the aggregate) involve cost to the Purchaser in excess of Sixty Six Thousand Six Hundred Sixty Seven Dollars ($66,667).

                                   ARTICLE III

                         Representations and Warranties
                    of STL and the Shareholders Regarding STL

        STL and each Shareholder severally (and not jointly, and in the case of each Shareholder, proportionally to his Ratable Interest) make the following representations and warranties to the Purchaser, each of which shall be deemed material (and the Purchaser, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties):

        3.1 Valid Corporate Existence; Qualification. STL is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. STL has the corporate power to carry on its business as now conducted, to own its assets, and to enter into and perform its obligations under this Agreement. STL is duly qualified to conduct business and is in good standing as a foreign corporation in those jurisdictions set forth on the Disclosure Schedule and to the best knowledge of each STL Shareholder: (i) such jurisdictions are the only jurisdictions in which STL is required to qualify in order to own its assets or properties or to carry on its business as now

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conducted; and (ii) there has not been any claim by any other jurisdiction to the effect that STL is required to qualify or otherwise be authorized to do business as a foreign corporation therein.. The copies of the good standing certificates or certificates of existence of STL (issued by the appropriate state authority), the Articles of Incorporation of STL (certified by the appropriate state authority) and By-Laws of STL (certified by such Company's Secretary), as amended to date, which constitute a part of the Disclosure Schedule are true and complete copies of those documents as now in effect.

        3.2 No Subsidiaries. Except as set forth on the Disclosure Schedule, there are no corporations, partnerships or other business entities controlled by STL (collectively, "STL Subsidiaries"). As used herein, "controlled by" means
(i) the ownership of not less than fifty percent (50%) of the voting securities or other interests of a corporation, partnership or other business entity, or
(ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership or other business entity, whether through the ownership of voting shares, by contract or otherwise. STL has not made any investment in, or owns, any capital stock of, or any other proprietary interest in, any other corporation, partnership or other business entity that is not reflected on its books and records.

        3.3 Consents. Except as set forth on the Disclosure Schedule and to the best knowledge of the Shareholders, there are no consents of governmental or other regulatory agencies, foreign or domestic or of other parties required to be received by or on the part of STL or any Shareholder to enable such persons to enter into and carry out this Agreement in all material respects.

        3.4 Corporate Authority; Binding Nature of Agreement; Title to the Common Stock; etc. STL and each of the Shareholders have the power to enter into this Agreement and to carry out its or their obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of STL and no other corporate proceeding on the part of STL, the Board of Directors or such shareholders of STL is necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof. This Agreement constitutes the valid and binding agreement of STL and each of the Shareholders and, assuming that this Agreement constitutes the legal, valid and binding agreement of the other parties, is enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors and subject to general principles of equity.

        3.5 Financial Statements. Except as set forth on the Disclosure Schedule, to the best knowledge of the Shareholders, the books of accounts of STL taken as a whole, fairly reflect its income, expenses, assets and liabilities in all material respects. To the best knowledge of the Shareholders, the financial statements of STL for the periods ended December 31, 1997 (the "Balance Sheet Date") and December 28, 1996 prepared by STL, copies of which are included in the Disclosure Schedule, fairly present the financial position of STL as of such dates and the results of their operations for such fiscal years and fiscal periods, and; except as set forth therein, were

                                       21




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prepared in conformity with generally accepted accounting principles consistently applied throughout the fiscal years and fiscal period covered thereby.

        3.6 Liabilities. To the best knowledge of the Shareholders, as at the Balance Sheet Date, STL did not have any material debt, liability or obligation, contingent or absolute, that would normally be reflected on the books of such Company, other than those debts, liabilities and obligations reflected or reserved against in such Company's Balance Sheet at the Balance Sheet Date (the "Balance Sheet") or as set forth on the Disclosure Schedule.

        3.7 Taxes. STL has delivered to the Purchaser true and complete copies of its federal income tax returns on Form 1120 as filed with the Internal Revenue Service for each of the fiscal years ending December 31, 1996, 1995, and 1994, respectively. To the best knowledge of the Shareholders, each of such returns was prepared in conformity with information contained in the books and records of such Company. Except as set forth in the Disclosure Schedule, all taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes imposed by the United States, any state or any foreign country, or by any other taxing authority, which have become due or payable by STL and all interest and penalties thereon, whether disputed or not, have been paid in full or are shown as accrued taxes payable on the Balance Sheet; all deposits required by law to be made by STL with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed. No extension of time for the assessment of deficiencies for any year is in effect. Except as set forth in the Disclosure Schedule and on the Balance Sheet, no deficiency is proposed, or to the knowledge of any Shareholder, is threatened against STL. Except as set forth in the Disclosure Schedule, to the best knowledge of the STL Shareholders, the federal and state income tax returns of STL have never been audited. The Disclosure Schedule also sets forth a list of those states in which income, franchise or sales and use tax returns were filed by STL for the fiscal years ending December 31, 1996, 1995 and 1994, respectively.

        3.8 Ownership of STL Purchased Assets; Trademarks, etc. Except as set forth in the Disclosure Schedule, to the best knowledge of the Shareholders, STL owns outright, and has good and marketable title to all of its assets, properties and businesses (including all of the STL Purchased Assets reflected in the Balance Sheet, except as the same may have been disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or changes.

        To the best knowledge of the Shareholders: (a) the Disclosure Schedule sets forth a true and complete list and brief description of all patents, copyrights, trademarks, trade names of STL and other similar intangible assets which are either owned by STL or in which it has an interest as owner or licensee; (b) and except as set forth in said the Disclosure Schedule, no other person, firm or corporation has any proprietary or other interest in any such intangible assets; (c) such assets so owned or licensed are, in the reasonable business judgment of management of STL, sufficient to permit STL to conduct its business as now conducted; (d) and except as set forth in the Disclosure

                                       22





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



Schedule, STL is not a party to or bound by any license or agreement requiring the payment to any person, firm or corporation of any royalty; (e) neither management of STL nor any Shareholder knows, or has reasonable grounds to know, of any violation by others of the trademark, trade name or patent rights of STL; and (f) STL is not infringing upon any patent, copyright, trade name or trademark or otherwise violating the rights of any third party with respect thereto, and no proceedings have been instituted or are threatened and no claim has been received by STL or any Signing Shareholder alleging any such violation.

        3.9 Litigation. Except as set forth in the Disclosure Schedule, to the best knowledge of the Shareholders, there are no actions, suits, proceedings or governmental investigations relating to the STL Purchased Assets or to the transactions contemplated by this Agreement.

        3.10 Condition of Assets. To the best knowledge of the Shareholders, except for normal breakdowns and servicing requirements, all machinery and equipment included within the STL Purchased Assets regularly used by STL in the conduct of its business has been maintained and repaired in accordance with STL's maintenance standards, and the inventories of STL are and will be substantially in usable and saleable condition.

        3.11 Permits and Licenses; Motor Vehicles. To the best knowledge of the Shareholders, (a) the Disclosure Schedule sets forth all permits, licenses, orders, franchises and approvals from all federal, state, local and foreign governmental regulatory bodies held by STL; (b) except as set forth on the Disclosure Schedule, STL has all permits, licenses, orders, franchises and approvals of all federal, state, local and foreign governmental or regulatory bodies required of it to carry on its business as presently conducted and such permits, licenses, orders, franchises and approvals are in full force and effect, no suspension or cancellation of any of such other permits, licenses, etc. is threatened and STL is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals; and (c) STL does not own or lease any motor vehicles.

        3.12 Interest in Assets. To the best knowledge of the Shareholders, except as set forth in the Disclosure Schedule, neither any Shareholder nor any affiliate of any Shareholder or of STL owns any property or rights, tangible or intangible, used in or related, directly or indirectly, to the business of STL. As used herein, "affiliate of any Shareholder or of STL" means any person, corporation or other entity which directly or indirectly controls, is controlled by or is under common control with such Shareholder or STL.

        3.13 Salary Information. The Disclosure Schedule contains a list of the names and current salary rates of, and bonus commitments to, all present officers of STL and the names and current annual salary rates of all other persons employed by STL whose annual salaries exceed Fifty Thousand Dollars ($50,000).

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        3.14 Employee Benefit Plans. Other than as set forth on the Disclosure
Schedule, there are no "employee pension benefit plans" (within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (collectively, the "Pension Plans") maintained by STL and to the best knowledge of the Shareholders, there are no outstanding liabilities or potential liabilities of STL in connection therewith or of any actions, suits or claims, pending or threatened against any of the Pension Plans nor does STL or any Shareholder have any knowledge of any facts which could give rise to any actions, suits or claims against any of the Pension Plans, or against either of the Companies with respect to any thereof.

                3.14.1 Welfare Plans; Claims. All of the "employee welfare benefit plans" (within the meaning of Section 3(1) of ERISA) maintained by STL or to which it makes employer contributions with respect to its employees (collectively, the "Welfare Plans") are listed in the Disclosure Schedule. To the best knowledge of the Shareholders, there are no outstanding liabilities or potential liabilities of STL in connection therewith or of any actions, suits or claims, pending or threatened against any of the Welfare Plans nor are there any facts which could give rise to any actions, suits or claims against any of the Welfare Plans, or against STL with respect to any thereof.

                3.14.2 Pension Plans and Welfare Plans; Compliance. To the best knowledge of the Shareholders (i) STL is in compliance in all material respects with all reporting and disclosure requirements applicable to it under the Internal Revenue Code of 1986, as amended (the "Code") and ERISA, and the Department of Labor and Internal Revenue Service regulations promulgated thereunder, with respect to all of the Pension Plans and Welfare Plans; (ii) no civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA or any other federal or state law is pending or threatened against any fiduciary of the Pension Plans or the Welfare Plans; and (iii) no Pension Plan or Welfare Plan, or any fiduciary thereof, has been, or is currently, the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

                3.14.3 Pension Plans and Welfare Plans; Prohibited Transactions. To the best knowledge of the Shareholders, none of the Pension Plans and Welfare Plans, or any of their related trusts, or STL or any trustee, administrator or other "party in interest" or "disqualified person" (within the meaning of Section 3(14) of ERISA or Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), respectively) with respect to the Pension Plans and Welfare Plans, has engaged in any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code, respectively) with respect to the participation of STL therein, which could subject any of the Pension Plans or Welfare Plans or related trusts, or any trustee, administrator or other fiduciary of any such Pension Plan or Welfare Plan, or STL or the Purchaser, or any other party dealing with the Pension Plans or Welfare Plans, to the penalties or excise tax imposed on prohibited transactions by Sections 409 or 502 of ERISA or Section 4975 of the Code.

                3.14.4 Compliance with Rules, Regulations, etc.. To the best knowledge of the Shareholders (i) all of the Pension Plans and Welfare Plans maintained by STL comply currently, and have complied in the past, both as to form and operation, with their terms and with the

                                       24




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



provisions of ERISA and the Code, and all other applicable laws, rules and regulations; (ii) all necessary governmental approvals and determinations for the Pension Plans have been obtained, including where applicable, a favorable determination (covering all changes or amendments required by TEFRA, DEFRA and REA) as to the qualification of such plans under Sections 401(a) and 501(a) of the Code; (iii) each of the Pension Plans maintained by STL has either obtained a favorable determination (covering all changes or amendments required by TRA '86 and subsequent pension legislation, regulations or rulings) from the Internal Revenue Service as to its qualification under Sections 401(a) and 501(a) of the Code or is within the remedial amendment period (as provided in Section 401(b) of the Code) for making any required changes or amendments, and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification; and (iv) all amounts that are currently owing to plan participants, or assets required to be contributed to the Pension Plans and Welfare Plans maintained by STL have been paid or contributed.

                3.14.5 COBRA. To the best knowledge of the Shareholders, STL has complied with the continuation coverage requirements of group health plans provided in Section 4980B of the Code and Sections 601 et. seq. of ERISA ("COBRA").

        3.15 No Breach. To the best knowledge of the Shareholders, neither the execution and delivery of this Agreement nor compliance by STL or any Shareholder with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

                (a) violate or conflict with any provision of the Articles of Incorporation or By-laws of STL;

                (b) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or, other document or undertaking, oral or written to which STL or any Shareholder is a party or by which either of them or any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained);

                (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of STL or pursuant to the terms of any such agreement or instrument;

                (d) violate any judgment, order, injunction, decree or award against, or binding upon, STL or any Shareholder or upon their respective properties or assets; or

                (e) violate any law or regulation of any jurisdiction relating to STL or any of its securities, assets or properties.

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        3.16 Brokers. Except as described in the Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with the Purchaser by STL and the Shareholders without the intervention of any outside broker, finder, investment banker or other third party. Except as described in the Disclosure Schedule, neither STL nor any Shareholder has engaged, consented to, or authorized any outside broker, finder, investment banker or other third party to act on its or his behalf, directly or indirectly, as a outside broker or finder in connection with the transactions contemplated by this Agreement, and STL and each of the Shareholders, jointly and severally, agree to indemnify the Purchaser against, and to hold it harmless from any claim for brokerage or similar commission or other compensation which may be made against the Purchaser by any third party in connection with any transactions contemplated hereby which claim is based upon any action by STL or any Shareholder.

        3.17 Labor Discussions. Except as set forth on the Disclosure Schedule, STL is not, and during the past five (5) years has not been, involved in any labor discussions with any unit or group seeking to become the bargaining unit for any of its employees.

        3.18 Change of Name. STL has not conducted business under any name during the past five (5) years except those set forth on the Disclosure Schedule.

        3.19 Pollution and Other Regulations. Except as set forth on the Disclosure Schedule, to the best knowledge of STL and each Shareholder STL: (i) has complied in all material respects with all applicable federal, state and local environmental laws to which it is subject, including without limitation, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, as amended ("FWPCA"), the Federal Clean Air Act, as amended ("FCAA"), and the Toxic Substance Control Act ("TSCA"), and laws with respect to asbestos, and has no liability under, or have any knowledge of any potential liability under any such environmental laws, nor has it received a written request for information under, or written notice of potential violation of, or liability under, CERCLA or any other environmental law or under any public health or safety or welfare law, (ii) has obtained all permits, licenses or other authorizations required for its operations under the foregoing laws, and (iii) complies in all material respects with all laws and regulations relating to equal employment opportunity and employee safety in all jurisdictions in which it is doing business.

        3.20 Untrue or Omitted Facts. To the best knowledge of the Shareholders, no representation, warranty or statement by STL or any Shareholder in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

        3.21 Investment Representation. Each Shareholder hereby represents that he is an "accredited investor" within the meaning of SEC Regulation D and has provided written confirmation to the Purchaser of such status and that he understands that the transaction

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contemplated by this Agreement may be initially carried out as a transaction exempt from registration under the 33 Act and accordingly, the shares of Paravant Stock will not have been registered under the Act. Each such Shareholder understands that because such shares of Paravant Stock will not have been registered under the Act, the shares will not be transferable except upon the issuance to the Purchaser of a favorable opinion of counsel or of the submission to the Purchaser of such other evidence as may be satisfactory to counsel for the Purchaser, in either case, to the effect that any such transfer, whether pursuant to Rule 144 of the Act or otherwise, shall not be in violation of the Act, and any applicable state securities laws. Unless and until registered under the 33 Act, the share certificates representing such shares will be issued with a restrictive legend providing notice of such restriction.

        3.22 Access to Information. Each Shareholder represents and warrants to the Purchaser that he has had an opportunity to ask questions of, and receive answers from, appropriate officers and representatives of the Purchaser concerning the terms and conditions of the issuance of the Paravant Stock and to obtain any additional information concerning the Purchaser which the Shareholder has requested. In addition, such Shareholder represents and warrants that the Purchaser has made available for inspection by the Shareholder various documents connected with the Purchaser's business and has not realized in any way to permit the Shareholder to inspect any document requested to be inspected by the Shareholder.

        3.23 Limitation on Liability; Basket. The liability of each of the Shareholders for breaches of representations and warranties under this Article III shall be limited to his Ratable Interest. To the extent that representations and warranties are made in this Article III "to the best knowledge" of the Shareholders, the Shareholders shall only have liability for claims arising pursuant to this Article III if any Shareholder knew that the representation was false. In addition to the limitations on liability contained above, the Shareholders shall have liability for claims by the Purchaser arising pursuant to this Article III only to the extent such claims (in the aggregate) involve cost to the Purchaser in excess of Sixty Six Thousand Six Hundred Sixty Seven Dollars ($66,667).

                                   ARTICLE IV

                   Representations and Warranties of Purchaser

        The Purchaser makes the following representations and warranties to STL and the Shareholders, each of which shall be deemed material (and STL and each Shareholder, in executing, delivering and consummating this Agreement, have relied and will rely upon the correctness and completeness of each of such representations and warranties):

        4.1 Valid Corporate Existence; Qualification. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Purchaser has the corporate power to carry on its business as now conducted and to own its assets. The Purchaser is duly qualified to conduct business and is in good standing as a foreign corporation

                                       27




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in those jurisdictions set forth on the Disclosure Schedule which are the only jurisdictions in which it is required to qualify in order to own its assets or properties or to carry on its business as now conducted, and there has not been any claim by any other jurisdiction to the effect that the Purchaser is required to qualify or otherwise be, authorized to do business as a foreign corporation therein. The copies of the Purchaser's Articles of Incorporation (certified by the Florida Secretary of State) and By-Laws (certified by the Purchaser's Secretary), as amended to date which constitute a part of the Disclosure Schedule are true and complete copies of those documents as now in effect. The minute books of the Purchaser contain accurate records of meetings of its Board of Directors, Executive Committee of the Board, if any, and shareholders since its incorporation and accurately reflect all transactions referred to therein.

        4.2 Capitalization. The Disclosure Schedule hereby contains a complete and accurate capitalization table of Purchaser, including without limitation a listing of shares owned beneficially or record by officers, directors and other persons owning more than five percent (5%) of any class of Purchaser's equity securities and a listing of all outstanding options, warrants and other rights to acquire Purchaser's securities and the holders of such options, warrants and other rights. This data shall be provided as of March 12, 1998. All of outstanding shares of common stock are duly authorized and validly issued, fully paid and nonassessable. Except as set forth on the Disclosure Schedule, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which the Purchaser is a party or by which it is bound, calling for the issuance, transfer, sale or other disposition of any of its common stock or any other of its securities convertible or exchangeable, actually or contingently, into shares of its common stock.

        4.3 Corporate Authority; Shareholder Approval Required; Paravant Stock Validly Issued; Binding Nature of Agreement. The Purchaser has the power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Purchaser's Board of Directors subject to the approval of the Shareholders of the Purchaser and, except for such approval by the Shareholders of the Purchaser, no other corporate proceeding on the part of the Purchaser is necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof. The Paravant Stock to be paid as consideration under this Agreement has been duly authorized and when paid under the terms of this Agreement such Paravant Stock issued shall be issued and outstanding, fully paid and nonassessable. This Agreement constitutes the valid and binding agreement of the Purchaser and is enforceable in accordance with its terms and, assuming that this Agreement constitutes the legal, valid and binding agreement of the other parties, is enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors and subject to general principles of equity.

        4.4 Consents. Except as set forth on the Disclosure Schedule, to the best knowledge of the Purchaser, there are no consents of governmental or other regulatory agencies, foreign or domestic or of other parties required to be received by or on the part of the Purchaser to enable the Purchaser to enter into and carry out this Agreement in all material respects.

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        4.5 No Breach. To the best knowledge of the Purchaser, neither the extension and delivery of this Agreement nor compliance by the Purchaser with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

                (a) violate or conflict with any provisions of the Articles of Incorporation or By-Laws of the Purchaser;

                (b) violate or, alone or with the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which the Purchaser is a party or by which it or any of its properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to Closing, be, obtained);

                (c) result in the creation of any lien, security Interest, charge or encumbrance upon any of the properties or assets of the Purchaser or pursuant to the terms of any such agreement or, instrument;

                (d) violate any judgment, order, injunction, decree or award against, or binding upon the Purchaser or upon its properties or assets; or

                (e) violate any law or regulation of any jurisdiction relating to the Purchaser or any of its securities, assets or properties.

        4.6 Financial Statements. The Purchaser has furnished the Shareholder with balance sheets of the Purchaser as of the fiscal year end in each of the last three (3) years, up to and including the fiscal year ended September 30, 1997, and with the related statements of income, changes in shareholders' equity, and statements of cash flows for the periods then ended, all such financial statements as at the fiscal year end for each of the last three (3) fiscal years, reported on by the Independent Auditors. To the best knowledge of the Purchaser, such financial statements (including the notes thereto) are correct and complete, are in accordance with the books and records of the Purchaser and fairly present the balance sheets and related statements of income, changes in stockholder's equity, and statements of cash flows of the Purchaser as of and for the periods indicated, in each case in conformity with GAAP consistently applied, except as otherwise indicated in such statements. To the best knowledge of the Purchaser, the Purchaser's Report on Form 10-KSB for the fiscal year ended September 30, 1997, and the Purchaser's Report on Form 10-QSB for the quarter ended December 31, 1997, true and correct copies of which have been delivered to STL and the Shareholders, contain no untrue statement of a material fact or omit to state any fact required to make any such document not materially misleading and are in accordance with the books and records of the Purchaser and fairly present the financial position and the results of the operations, changes in shareholders' equity and changes in financial position of the Purchaser as at and for the periods indicated, in each case in conformity with generally accepted accounting principles consistently applied, except as otherwise indicated in such statements.

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        4.7 Liabilities. To the best knowledge of the Purchaser, as of December
31, 1997, the date of the last periodic reporting date for periodic reports required to be filed by the Purchaser with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the Purchaser did not have any material debt, liability or obligation, contingent or absolute, that would normally be reflected on the books of the Purchaser, other than those debts, liabilities, and obligations reflected or reserved against on the Purchaser's financial statements as of such date or as set forth on the Disclosure Schedule.

        4.8 Absence of Material Adverse Changes. Since December 31, 1997, except as set forth on the Disclosure Schedule, to the best knowledge of the Purchaser, there have been no material adverse changes in the condition (financial or otherwise), assets, liabilities, earnings or business of the Purchaser, and no event has occurred, other than in the ordinary and usual course of business and as set forth in such the Disclosure Schedule which could be reasonably expected to have a material adverse effect upon the business of the Purchaser, and the Purchaser knows of no development or threatened development of a nature that will have, or which could reasonably be expected to have, a material adverse effect upon the business of the Purchaser or upon any of its assets, properties operations or financial condition, including, without limitation, the loss of any licenses or permits, suppliers, customers or employees, which loss would be of a material adverse nature.

        4.9 Brokers. Except as described in the Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with each of the Companies and the Shareholders by the Purchaser without the intervention of any broker, finder, investment banker or other third party. Except as described in the Disclosure Schedule, the Purchaser has not engaged, connected to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and the Purchaser agrees to indemnify each of the Companies and the Shareholders against, and to hold them harmless from, any claim for brokerage or similar commission or other compensation which may be made against the Sale Consideration, either of the Companies or any Shareholder by any third party in connection with the transactions contemplated hereby, which claim is based upon any action of the Purchaser.

        4.10 Litigation; Compliance with Laws. Except as set forth in the Disclosure Schedule, to the best knowledge of the Purchaser, there are no actions, suits, proceedings or governmental investigations relating to the Purchaser or any of its properties, assets or businesses filed or commenced and pending or threatened, or any order, injunction, award or decree outstanding against the Purchaser or against or relating to any of its properties assets or businesses which, if successful, would have a material adverse effect on the business, financial condition or operation of the Purchaser; and the Purchaser does not know of any basis for any such actions, suits or proceedings within the past two (2) years, which governmental investigations, orders, injunctions or decrees could have a material adverse effect on the business, financial condition or operation of the Purchaser. To the best knowledge of the Purchaser, except as set forth on the Disclosure Schedule, the Purchaser is not in violation of any law, regulation, ordinance, order, injunction, deed, award,

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or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business.

        4.11 Untrue or Omitted Facts. To the best knowledge of the Purchaser, no representation warranty or statement by the Purchaser in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

        4.12 Real Property. The Disclosure Schedule sets forth a brief description of all real properties which are owned by or leased to the Purchaser including all material structures located thereon. To the best knowledge of the Purchaser, (a) the Purchaser owns outright the fee simple title in and to the real properties shown on said Disclosure Schedule as being owned by it, free and clear of all claims, liens mortgages, charges, or encumbrances of any nature whatsoever, except as otherwise described in the Disclosure Schedule; (b) the real property leases described in the Disclosure Schedule that relate to the leased properties described therein are now in full force and effect, and all amounts payable thereunder have been paid; (c) and except as set forth in the Disclosure Schedule, none of such leases could reasonably be expected to result in material liability for restoration of premises; (d) all uses of such owned or leased property by the Purchaser conform, in all material respects, to all applicable building and zoning ordinances, laws, and regulations (including, without limitation, the Americans' with Disabilities Act) and, in the case of leased property, to all terms of the leases relating thereto; and (e) except as otherwise described in the Disclosure Schedule, all of the real properties owned or leased by the Purchaser are in usable and operating condition without the necessity of any major repairs, and all such real properties can be used for their intended purposes.

        4.13 Condition of Assets. To the best knowledge of the Purchaser, except for normal breakdowns and servicing requirements, all machinery and equipment regularly used by the Purchaser in the conduct of its business has been maintained and repaired in accordance with the Purchaser's maintenance standards, and the inventories of the Purchaser are and will be substantially in usable and saleable condition.

        4.14 Accounts and Notes Receivable. To the best knowledge of the Purchaser, except as set forth on the Disclosure Schedule, all of the accounts and notes receivable reflected in the books of account of the Purchaser arose in the ordinary course of its business, from the sale of services or goods, and the Purchaser does not know, or have a reason to know, of any valid defense or right of set-off to the rights of the Purchaser to collect such accounts receivable in the full amounts shown on such books of account, subject, however, to a reasonable reserve for bad debts.

        4.15 Permits and Licenses; Motor Vehicles. To the best knowledge of the Purchaser (a) the Purchaser has obtained and maintained as active all permits, licenses, orders, franchises and approvals from all federal, state, local and foreign governmental regulatory bodies held by the Purchaser; (b) the Purchaser has all permits, licenses, orders, franchises and approvals of all federal, state, local and foreign governmental or regulatory bodies required of it to carry on its business as

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presently conducted and such permits, licenses, orders, franchises and approvals are in full force and effect, no suspension or cancellation of any of such other permits, licenses, etc. is threatened and the Purchaser is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals; and (c) the Disclosure Schedule sets forth a brief description of all vans, automobiles, trucks or other vehicles owned or leased by the Purchaser and the jurisdiction in which such vehicle is titled.

        4.16 Banking Arrangements. The Disclosure Schedule sets forth the name of each bank in or with which the Purchaser has a deposit account or credit line and a brief description of each such deposit account or credit line.

        4.17 Interest in Assets. To the best knowledge of the Purchaser, except as set forth in the Disclosure Schedule, neither the Purchaser nor any affiliates of the Purchaser owns any property or rights, tangible or intangible, used in or related, directly or indirectly, to the business of the Purchaser. As used herein, "affiliate of the Purchaser" means any person, corporation or other entity which directly or indirectly controls, is controlled by or is under common control with the Purchaser.

        4.18 Pollution and Other Regulations. Except as set forth on the Disclosure Schedule, to the best knowledge of the Purchaser, the Purchaser: (i) has complied in all material respects with all applicable federal, state and local environmental laws to which it is subject, including without limitation, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, as amended ("FWPCA"), the Federal Clean Air Act, as amended ("FCAA"), and the Toxic Substance Control Act ("TSCA"), and laws with respect to asbestos, and has no liability under, or have any knowledge of any potential liability under any such environmental laws, nor has it received a written request for information under, or written notice of potential violation of, or liability under, CERCLA or any other environmental law or under any public health or safety or welfare law, (ii) has obtained all permits, licenses or other authorizations required for its operations under the foregoing laws, and (iii) complies in all material respects with all laws and regulations relating to equal employment opportunity and employee safety in all jurisdictions in which it is doing business.

        4.19 Compensation to Officers and Directors. The Disclosure Schedule hereby sets forth a listing of all compensation payable to Purchaser's, officers and directors including without limitation, a listing of salaries, bonus rights and right to receive stock options or other compensation in the form of equity securities (or rights to purchase equity securities).

        4.20 Knowledge of the Purchaser. To the extent representations and warranties are made in this Article IV "to the best knowledge" of the Purchaser, the Purchaser shall only have liability for claims arising pursuant to this
Article IV if any of the current officers and directors of the Purchaser knew that the representation was false.

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                                    ARTICLE V

                                    Covenants

        5.1 Pre-Closing Covenants of the Companies and the Shareholders. Each of the Companies and the Shareholders, severally, hereby covenants that, from and after the date hereof and until the Closing or earlier termination of this
Agreement:

                5.1.1 Access to Books, Records, Personnel and Properties; Cooperation and Preparation of Financial Statements, Proxy Statement and Required Filings. Each of the Companies shall afford, and the Shareholders shall cause each of the Companies to afford to the officers, attorneys, accountants, Independent Auditors, and other authorized representatives of the Purchaser free and full access, during regular business hours or on reasonable notice, to all of the books, records, personnel and properties of each of the Companies so that the Purchaser may have full opportunity to make such review, examination and investigation as it may desire of its business and affairs and to permit the assimilation of financial and other information with respect to the Companies for the preparation, filing and distribution to the Purchaser's shareholders of a proxy statement and the preparation and/or filing of documentation related to the acquisitions. The Companies will cause their employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to the Purchaser of all material facts affecting its financial condition and business operations. Each of the Companies and the Shareholders have been advised by the Purchaser that the consummation of the acquisitions contemplated by this Agreement is, or may be, subject to the requirements of the Hart-Scott-Rodino Anti-trust Improvements Act (the "HSR Act") and each of the Companies and the Shareholders shall cooperate with the Purchaser in assembling and preparing, at no cost to the Purchaser, the information required with respect to the Companies and the Shareholders to be included in such filing. However, each party shall be responsible for payment of all filing fees which are necessary in connection with filings under the HSR Act.

                5.1.2 Conduct of Business. Except as hereinafter set forth in this Section 5.1, each of the Companies shall conduct its business only in the ordinary and usual course and make no material change in any of its policies without the prior written consent of the Purchaser, which shall not be unreasonably withheld or delayed.

                5.1.3 Insurance. EDL shall maintain in force the insurance policies listed in the Disclosure Schedule, except to the extent that they may be replaced with equivalent policies at the same or lower rates. If, in the Purchaser's opinion, additional coverage is necessary to keep adequately insured the properties of EDL, EDL shall obtain (to the extent available) such additional insurance, at the Purchaser's expense, from financially sound and reputable insurers for a period ending no sooner than the close of business on the Closing Date; provided that, if the Closing shall fail to occur, such Company shall promptly cancel such policies for additional insurance and return to the Purchaser any refunds of premiums paid by the Purchaser on account thereof.

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                5.1.4 Liabilities. Except as set forth elsewhere in this Section
5.1, EDL shall not incur any obligation or liability, absolute or contingent, of in excess of One Hundred Fifty Thousand Dollars ($150,000) except for those incurred in the ordinary and usual course of its business; nor shall it pay any obligation or liability other than: (i) the foregoing obligations and liabilities; (ii) debts, liabilities, and obligations set forth in the Balance Sheet; (iii) debts, liabilities and obligations arising after the Balance Sheet Date in the ordinary and usual course of its business; (iv) debts, liabilities and obligations under the contracts, agreements, past practices, arrangements, relationships, documents and instruments listed, described or contained in this Agreement or in the Exhibits attached to this Agreement, or related to such Company's performance of this Agreement; and (v) EDL may borrow up to Two
Hundred Twenty Five Thousand Dollars ($225,000) and distribute such proceeds to distribute to the EDL Shareholders on account of a portion of EDL earnings which have not prior to the Closing been distributed to them. Purchaser agrees that following the Closing, Purchaser will assume and repay the indebtedness incurred by EDL to make the foregoing distribution, without cost, tax or other expense to EDL.

                5.1.5 Preservation of Business. Each of the Companies and each of the Shareholders will use its or his best efforts to preserve such Company's business organization intact, to keep available the services of such Company's present officers, employees and consultants (except as the Purchaser may otherwise approve) and to preserve its goodwill.

                5.1.6 No Breach. Each of the Companies and each Shareholder will use its or his best efforts to assure that all of their representations and warranties contained herein are true in all material respects as of the Closing as if repeated at and as of such time, and that no material breach or default shall occur with respect to any of its or their covenants, representations or warranties contained herein that has not been cured by the Closing. Neither of the Companies nor any Shareholder will voluntarily take any action or do anything which will cause a material breach of or default respecting such covenants, representations or warranties, and each of the Companies and the Shareholders shall promptly notify the Purchaser of any event or fact which represents or is likely to cause such a material breach or default.

                5.1.7 No Negotiations. Neither of the Companies nor any of its officers or directors nor any Shareholder shall enter into or conduct negotiations, or enter into any agreement or understanding, for the possible acquisition by any person or entity other than the Purchaser of any securities of either of the Companies or the business or the assets of either of the Companies unless the Closing shall not have occurred on or prior to July 31, 1998 (the "Latest Closing Date") unless a later date is required in order to comply with regulatory requirements, including, but not limited to, the provisions of the HSR Act if applicable, but in any such event, not later than ninety (90) days after July 31, 1998 (the "Extended Latest Closing Date").

                5.1.8 EDL Distribution of STL Common Stock. As of the Closing, EDL shall not own any interest in the capital stock or assets of STL. Prior to the Closing EDL shall distribute any such interest to the EDL Shareholders.

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                5.1.9 STL Customer Consents. It is the intention of STL to novate its existing Basic Ordering Agreement ("BOA") to NewSTL as of the Closing. STL and the Shareholders agree to discuss the acquisition provided for in this Agreement with all of its customers prior to the Closing and to attempt to secure all reasonable commitments that the current and future business will not be jeopardized by such acquisition. STL and the Shareholders will provide the Purchaser with written assurances to the extent they can be obtained and will advise the Purchaser in writing of the results of its discussions with its customers and of the results of its attempts to secure commitments prior to Closing.

        5.2 Pre-Closing Covenants of the Purchaser. The Purchaser hereby covenants that, from and after the date hereof and until the Closing or earlier termination of this Agreement:

                5.2.1 Access. The Purchaser shall afford to the officers, attorneys, accountants and other authorized representatives of each of the Companies and the Signing Shareholders free and full access, during regular business hours and upon reasonable notice, to all of the books, records and properties of the Purchaser so that each of the Companies and the Shareholders may have full opportunity to make such review, examination, and investigation as they desire of its business and affairs. The Purchaser will cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to each of the Companies and the Shareholders of all material facts affecting its financial condition and business operations.

                5.2.2 No Breach. The Purchaser will use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects as of the Closing as if repeated at and as of such time, and that no material breach or default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing. The Purchaser will not voluntarily take any action or do anything which will cause a material breach of or default respecting such covenants, representations and warranties and shall promptly notify each of the Companies and the Shareholders of any event or fact which represents or is likely to cause such material breach or default.

                5.2.3 HSR Act Compliance. The Purchaser will use its best efforts to cause its legal counsel to determine promptly after the execution of the Agreement whether, in the opinion of such counsel, compliance with the HSR Act is required in connection with the acquisition contemplated by this Agreement. If in the opinion of such counsel such compliance is required, the Purchaser will prepare and file the required compliance documents as promptly as practicable after the execution of this Agreement and the determination by such counsel that such compliance is required. The filing fee applicable to such filing will be paid by the Purchaser.

                5.2.4. Bulk Sale Filing. In the event the sale and purchase of the STL Purchased Assets is subject to the provisions of any bulk sales law, the parties to this Agreement hereby waive compliance therewith and agree to indemnify one another for any damages or costs incurred by the other parties hereto resulting from the failure of the indemnifying party to comply with any such law.

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                5.2.5 Organization of NewSTL. The Purchaser will cause the incorporation of, or otherwise acquire and have available, a wholly-owned subsidiary of the Purchaser ("NewSTL") for the purpose of receiving, upon completion of the Closing, all of the STL Purchased Assets and, thereafter, to carry on the business consisting of the STL Purchased Assets and carry out the other post-closing covenants in this Agreement which are applicable to NewSTL.

                5.2.6 Changes in Capitalization. Except as set forth on the Disclosure Schedule, the Purchaser shall not issue stock, options, warrants or take any other action which would result in changes in the capitalization table contained in the Disclosure Schedule.

                5.2.7 Changes in Compensation. Purchaser shall not make any changes in the compensation of officers and directors set forth in the Disclosure Schedule.

        5.3     Post Closing Covenants of the Shareholders and STL.

                5.3.1 Cooperation and Reasonable Efforts. The Shareholders and STL will cooperate with the Purchaser and expend their reasonable efforts to cause an orderly transfer and transition of the ownership of EDL to the Purchaser and the assets and business of STL represented by the STL Purchased Assets to NewSTL pursuant to the terms of this Agreement including, but not limited to, their cooperation and reasonable efforts to:

                       (i)   Transition existing customers of STL;

                      (ii) Consign of all work in progress of STL as required to complete any business subcontracted to NewSTL after Closing;

                      (iii) Transfer existing inventory of STL including, but not limited to, computer records, value, purchasing history, vendor history and related items, except as may be necessary to complete work in progress as set forth in Section 5.3.3.3 and open orders which constitute Excluded Assets;

                      (iv) Transfer of all sales and marketing information including, but not limited to, customer data base, past customer correspondence, customer files, promotional literature, data to produce marketing brochures, and related items;

                      (v) Assist NewSTL in obtaining appropriate security clearances;

                      (vi) Transition and retain employees;

                      (vii) Transition employee benefits including, but not limited to, insurance plans and 401(k) plan, etc., and attendant obligations;

                      (viii) Transition accounting system and its functions;

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                      (ix) Transfer assets and technology including, but not
limited to, product specifications and documentation, computer software, drawings, manufacturing processes, procedures and documentation (collectively, "Intellectual Property"), test fixtures, office computers and the contents of their hard drives, excluding: (i) any STL specific customer and contract information related to STL contracts excluded as among the Excluded Assets; (ii) and a retained license to utilize all such Intellectual Property as provided in
Section 5.3.3.3; and

                      (x) Attempt to secure new orders and contracts for NewSTL within the scope of any employment relationship with NewSTL.

        Without limiting the generality of the foregoing, the Shareholders and STL, at the request of the Purchaser and at the Purchaser's sole cost, but without additional consideration, will execute and deliver from time to time such further instruments of assignment, conveyance and transfer, (ii) sign any documents reasonably necessary or useful to ensure that all of the right, title and interest in and to the EDL Common Stock and the business of EDL and the business of STL represented by the STL Purchased Assets vests in the Purchaser,
(iii) cooperate in the conduct of litigation and the processing and collection of insurance claims, and (iv) take such other actions as may reasonably be required to convey and deliver more effectively to the Purchaser the Common Stock and the business of EDL and the business of STL represented by the STL Purchased Assets or to confirm and perfect the Purchaser's title thereto, as contemplated by this Agreement.

                5.3.2 Restrictions Applicable to Paravant Stock Issued as Sale Consideration. Each Shareholder agrees to bound by the restrictions applicable that restrict any sales of the Paravant Stock such Shareholder will have received pursuant to this Agreement in accordance with the provisions of Sections 1.9 and 1.10.

                5.3.3 NewSTL and Related Matters .

                      5.3.3.1 Referral of New Business. After the Closing, STL will not enter into any new contracts or accept any new orders to perform any services which are similar to or competitive with the business of STL offered or performed prior to the Closing. To the extent any such business becomes available to the Shareholders or STL such business shall be referred to NewSTL. Notwithstanding the foregoing, STL shall not be prohibited from entering into a new contract or accepting a new order if, but only if, the customer has a pre-Closing Date contractual right to require STL to accept such contract or order and such contractual right does not permit such contract or order to be referred to NewSTL.

                      5.3.3.2 Subcontracting of Existing Business. As of, and after, the Closing, STL will place firm fixed price subcontracts with NewSTL to complete the backlog of STL's business (the "Existing Business Backlog"). The total value of such subcontracts shall be the revenue backlog minus a discount of two percent (2%). NewSTL will also reimburse STL for documented expenses in excess of two percent (2%).

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                      5.3.3.3 License to Complete Backlog ; Discontinuation of
STL. In connection with the acquisition by the Purchaser of the Intellectual Property included among the STL Purchased Assets, NewSTL shall grant limited license to utilize such Intellectual Property to the extent, but only to the extent, required to complete any orders of STL in the period between sale of the STL Purchased Assets and discontinuation, dissolution and liquidation of STL, which will be undertaken as soon as practicable.

                      5.3.3.4 STL Subcontract for Backlog. The Disclosure Schedule sets forth the subcontracting relationship to exist between STL and NewSTL for completion of the backlog.

        5.4     Post Closing Covenants of the Purchaser.

                5.4.1 Payments to Shareholders. The Purchaser covenants and agrees to the Cash Earn-Out to the extent it may be earned under the provisions of Section 1.3 by distributing and paying the same in accordance with Section 1.5.

                5.4.2 Appointments to Purchaser's Board of Directors. Upon the Closing and as of the Closing Date the Board of Directors of the Purchaser shall increase the number of directors constituting the Purchaser's Board of Directors by three (3) directors, from five (5) directors to eight (8) directors, and shall appoint Clifford, Schooley and Stefanko as directors to fill the vacancies created by such increase. Such appointed directors shall be appointed as directors to serve until the 1999 annual meeting of shareholders of the Purchaser. The Board of Directors of the Purchaser shall establish the number of directors constituting the Board of Directors to be elected at the 1999 annual meeting of shareholders at eight (8) directors and shall designate Clifford, Schooley and Stefanko as three of the management nominees for election as directors at the 1999 annual meeting. Thereafter, the number of directors and the persons nominated for election as directors shall be determined as provided in the Articles of Incorporation and By-Laws of the Purchaser and the covenant of the Purchaser set forth in this Section 5.4.2 shall be of no further force or effect.

                5.4.3 Voting Rights. Purchaser shall ensure that the EDL Shareholders and the Shareholders shall be the record owners of the Paravant stock paid to them at the Closing as of the issue date thereof (the "Record Ownership Date"), which shall be within five (5) days after the Closing Date, and that the Shareholders shall be entitled to enjoy the voting rights associated with such shares as of the Record Ownership Date.

                5.4.4 Health Insurance Coverage for Shareholders. As of the Closing Date, and thereafter until such persons are eligible for coverage under Medicare, the Purchaser shall permit EDL and NewSTL to provide health care insurance to the Shareholders which is of equal value to the health insurance provided to such persons as employees of the Companies prior to the acquisition provided for in this Agreement and the cost such coverage to them shall be the same as if they were employees of EDL and NewSTL.

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                5.4.5 Participation by Employees of the Companies in Purchaser's
Employee Stock Option Plan. The management employees of the Companies listed on the Disclosure Schedule shall be eligible to participate in the Purchaser's Employee Stock Option Plan, subject to the terms of the Plan and to selection as participants thereunder by the Plan's stock option plan committee, on the same basis as other management employees of the Purchaser.

                5.4.6 Autonomy and Management of EDL and NewSTL. The Purchaser shall maintain each of EDL and NewSTL as a separate corporate entity until completion of the last Earn- Out Period required for the calculations in Section
1.3. The parties agree that each of EDL and NewSTL shall report to the Chief Executive Officer of the Purchaser (the "CEO") and the Purchaser's Board of Directors (the "BOD") and that it is not the intention of the parties that the CEO or BOD become involved in the day to day management, nor create a review and approval process for other than annual business plans of EDL and NewSTL whereby either EDL or NewSTL cannot conduct business in a meaningful way. Consistent with legal, regulatory, administrative and contractual requirements applicable to EDL and NewSTL, the CEO and BOD shall periodically review the business activities and performance of EDL and NewSTL. The Purchaser shall make available to EDL and NewSTL, solely for the use of EDL and NewSTL, an operating line of credit in an aggregate total maximum amount of up to One Million Five Hundred Thousand Dollars ($1,500,000), meaning that EDL and NewSTL would share their liquidity positions as has been the past practice of EDL and STL. In the event that EDL and NewSTL do not maintain an acceptable annual performance of a minimum of Seven Million Dollars ($7,000,000) of pre-tax earnings per year or fail to comply with, or cause EDL or NewSTL to fail to comply with, legal, regulatory, administrative or contractual requirements applicable to EDL and NewSTL, the CEO and BOD may direct the management of EDL and NewSTL to the extent required so long as such deficiency in performance or non-compliance shall continue and no provision of this Section 5.4.6 shall restrict the authority of the BOD.

                5.4.7 Companies' Existing Employee Benefit Plans. The Purchaser shall permit EDL and NewSTL to retain the employee benefits plans which were available to the employees of the Companies prior to the acquisition for a minimum of three (3) years following the Closing.

                5.4.8 Location of the Companies. For a period of five (5) years from the Closing Date the Purchaser will not move the aggregate principal operations of EDL or NewSTL to any location outside a twenty (20) mile radius from the incorporated limits of Dayton, Ohio without the consent of a majority of the Shareholders.

                5.4.9 Distribution From and Continuation of Existing Executive Deferred Compensation Plans. In connection with the acquisition contemplated by this Agreement, the Purchaser shall authorize and permit each of the Companies to distribute its existing funded non-qualified executive deferred compensation plans and to permit EDL and NewSTL to establish similar plans after the Closing and at no less favorable terms or economic value.

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                5.4.10 Employees of STL. Purchaser agrees to employ (or cause
NewSTL to employ) the employees of STL at compensation levels no less than as specified in the Disclosure Schedule and to give such employees credit for time worked at STL for purposes of vacation and other "fringe benefits" as if such employees had been employed by Purchaser (or New STL) during such time.

                                   ARTICLE VI

                           Conditions Precedent to the
                      Obligation of the Purchaser to Close

        The obligation of the Purchaser to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by the Purchaser (except when the fulfillment of such condition is a requirement of law).

        6.1 Shareholder Approval. The Shareholders of the Purchaser, by the affirmative vote of not less than a majority of the shares outstanding and entitled to vote thereon, shall have approved the execution by the Purchaser of this Agreement and the consummation by the Purchaser of transactions provided for herein.

        6.2 Financial Condition, Indebtedness and Net Worth at Closing. The consolidated financial condition of the Companies as of the Closing shall be in conformity with the provisions of Section 1.11.

        6.3 Representations and Warranties. All representations and warranties of the Companies and the Shareholders contained in this Agreement and in the Disclosure Schedule and in any written statement, exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

        6.4 Covenants. Each of the Companies and the Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them prior to or at the Closing.

        6.5 No Actions. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, or shall have been threatened and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which, if successful, would materially affect the right of the Purchaser to own the EDL Common Stock or to operate or control the assets, properties and business of EDL or to control and utilize the STL Purchased Assets after the Closing Date, or which, if successful, would have a material adverse effect thereon.

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        6.6 Consents, Licenses, Permits, and Transfer of Customer Relationships
 . Each of the Companies and the Shareholders shall have obtained all consents, licenses and permits of third parties necessary for the performance by each of them of all of their respective obligations under this Agreement, and such other consents, if any, to: (i) prevent any agreements of EDL or any of the other agreements included among the STL Purchased Assets from terminating, the termination of which, in the aggregate, would have a material adverse effect on the business, financial condition or assets of EDL or upon the aggregate value of the STL Purchase Assets; or (ii) prevent any material indebtedness of either of the Companies from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement; any other provision of this Agreement to the contrary notwithstanding.

        6.7 No Material Change. Except as set forth on the Disclosure Schedule, there shall have been no material change, whether or not adverse, at the Closing Date in the business, assets, properties, operations, financial status or prospects of either of the Companies since the Balance Sheet Date.

        6.8 Certificate. The Purchaser shall have received a certificate in the form annexed hereto as Exhibit 6.8 dated the Closing Date, signed by the President and Secretary of each of the Companies and by each of the Shareholders as to the satisfaction of the conditions contained in Sections 6.2, 6.3, 6.4, 6.5, 6.6, and 6.7.

        6.9 Opinion. The Purchaser shall have received the written opinion of Hosie, Wes, Sacks and Brelsford, LLP, and/or Ohio counsel reasonably acceptable to the Purchaser, as special counsel to the Companies and the Shareholders ("Counsel to the Companies and Shareholders"), dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser and its counsel with respect to the matters set forth on Exhibit 6.9 hereto.

        6.10 Employment Agreements. At the Closing each of the Shareholders shall have executed his respective Employment Agreement annexed hereto as
Exhibit 6.10.

        6.11 Non-Competition Agreements. At the Closing each of Schooley, Oberbeck and Torresani shall have executed his respective Non-Competition Agreement in the form annexed hereto as Exhibit 6.11.

        6.12 Lease Agreements and Consents. At the Closing any lease agreements or consent required to permit the real property lease with respect to any real property leased by the Companies immediately prior to the Closing to remain in effect on its present terms and conditions following the Closing shall have been obtained by the Companies and/or the Shareholders.

        6.13 Additional Documents. Each of the Companies and the Shareholders shall have delivered all such other certificates and documents as the Purchaser or its counsel, Maguire, Voorhis & Wells, P.A. ("Counsel to the Purchaser"), may have reasonably requested.

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        6.14 Approval of Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement, or under the conditions of the Closing as provided in Section 8.3, and all other related legal matters shall have been approved as to the form and substance by Counsel to the Purchaser, which approval shall not be unreasonably withheld or delayed.

                                   ARTICLE VII

                    Conditions Precedent to the Obligation of
                   the Companies and the Shareholders to Close

        The obligation of each of the Companies and the Shareholders to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by the Companies and Shareholders' Representative (except when the fulfillment of such condition is a requirement of law). It is understood that the Shareholders shall acknowledge satisfaction of the conditions set forth in this Article VII only after the Purchaser has first acknowledged satisfaction of the conditions contained in Article VIII.

        7.1 Representations and Warranties. All representations and warranties of the Purchaser contained in this Agreement and in the Disclosure Schedule and in any written statement, exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

        7.2 Covenants. The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied by it prior to or at the Closing.

        7.3 No Actions. No action, suit, proceeding, or investigation shall have been instituted, and be continuing, before a court or before or by a governmental body or agency, or have been threatened, and be unresolved, by any governmental body or agency to restrain or prevent, or obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which, if successful, would materially affect the right of the Shareholders to own the Paravant Stock or which, if successful, would have a material adverse effect on the assets, properties and business of the Purchaser.

        7.4 Consents. The Purchaser shall have obtained all consents, licenses and permits of third parties necessary for the performance of all its respective obligations under this Agreement.

        7.5 No Material Adverse Change. Other than as set forth on the Disclosure Schedule, there shall have been no material adverse change at the Closing Date in the business, assets, properties, operations, financial status or prospects of the Purchaser since December 31, 1997.

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        7.6 Certificate. The Companies and the Shareholders shall have received a certificate in the form annexed hereto as Exhibit 7.6 dated the Closing Date, signed by the Chairman of the Board, the President, any Vice President, or the Treasurer and Secretary or any Assistant Secretary of the Purchaser as to the satisfaction of the conditions contained in Sections 7.1, 7.2, 7.3, 7.4, and 7.5.

        7.7 Opinion. The Companies and the Shareholders shall have received the written opinion of Maguire, Voorhis & Wells, P.A. as counsel to the Purchaser ("Counsel to the Purchaser") dated the Closing Date, in form and substance satisfactory to the Companies and the Shareholders and their counsel substantially to the effect set forth on Exhibit 7.7 hereto.

        7.8 Execution of Other Agreements. Each of the Shareholders shall have executed his respective Employment Agreement as required by Section 6.10 and each of Schooley, Oberbeck and Torresani shall have executed his respective Non-Competition Agreement as required by Section 6.11.

        7.9 Additional Documents. The Purchaser shall have delivered all such certified resolutions, certificates and documents with respect to the Purchaser as the Companies or Counsel to the Companies and Shareholders may have reasonably requested.

        7.10 Approval of Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement or under the conditions of the Closing as provided in Section 8.3 hereof, and all other related legal matters, shall have been approved as to form and substance by Counsel to the Companies and Shareholders, which approval shall not be unreasonably withheld or delayed.

        7.11 Changes to Purchaser Capitalization and/or Officers and Directors Compensation. Purchaser shall have certified to the Shareholders (in a manner acceptable to Shareholders in their discretion) that there have been no material or unusual changes in Purchaser's capitalization, and/or salaries, and/or benefits of Purchaser's officers and directors from the date of this Agreement until Closing.

                                  ARTICLE VIII

                                     Closing

        8.1 The Closing. The closing of the acquisition of the Common Stock contemplated by this Agreement (the "Closing") shall be deemed to occur upon the satisfaction of all of the conditions precedent to the obligations of the parties to close as set forth in Articles VI and VII and upon the delivery by the parties of all of the items to be delivered by them pursuant to Sections 8.4 and 8.5 of this Article VIII. The date on which the Closing shall be deemed to have occurred is referred to in this Agreement as the "Closing Date".

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        8.2 Location, Time and Date. The location for the delivery of the items to be delivered by the parties under the conditions of the Closing set forth in
Section 8.3 hereof shall be the offices of EDL at 4391 Dayton-Xenia Road, Dayton, Ohio 45432, and the time and date for such delivery shall be 10:00 o'clock a.m. on July 1, 1998 or at such other time and place as may be actually agreed to by the parties hereto, but in any event not later than the Latest Closing Date or, if required, the Extended Latest Closing Date, in each case as defined in Section 5.1.7.

        8.3 Conditions of the Closing. The delivery to the Purchaser of the items to be delivered by the Companies and the Shareholders as provided in
Section 8.4 and the delivery to STL and the Shareholders of the items to be delivered by the Purchaser as provided in Section 8.5 shall constitute the conditions of the Closing.

        8.4 Items to be Delivered by the Companies and the Shareholders. At the Closing, the Companies and the Shareholders will deliver or cause to be delivered to the Purchaser:

                (a) The certificates which represent one hundred per cent (100%) of the outstanding shares of the EDL Common Stock;

                (b) a general assignment and bill of sale with respect to the STL Purchased Assets;

                (c) The certificate required by Section 6.8;

                (d) The opinion of counsel required by Section 6.9;

                (e) The Employment Agreements required by Section 6.10;

                (f) The Non-Competition Agreements required by Section 6.11;

                (g) Any lease agreements and/or consents required by Section 6.12; and

                (h) Such other certified resolutions, documents and certificates as are required to be delivered by the Companies and the Shareholders pursuant to the provisions of this Agreement.

        8.5 Items to be Delivered by Purchaser. At the Closing, the Purchaser will deliver to the Shareholders and STL:

                (a) The EDL Common Stock Sale Consideration required by Section 1.1.1;

                (b) The STL Purchased Assets Consideration required by Section 1.2.1;

                (c) The STL Shareholder Non-Competition Agreements Consideration required by Section 1.2.2;

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                (d) The certificate required by Section 7.6;

                (e) The opinion of counsel required by Section 7.7;

                (f) The Employment Agreements and Non-Competition Agreements required by Section 7.8; and

                (g) Such other certified resolutions, documents and certificates as are required to be delivered by the Purchaser pursuant to the provisions of this Agreement.

                                   ARTICLE IX

                  Survival of Representations; Indemnification

        9.1 Survival. Regardless of any investigation by the other party or parties or its agents, all of the respective representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing and continue thereafter for such period as is required to give effect to the indemnification provisions set forth in this Article IX.

        9.2     Indemnification.

                9.2.1 Indemnity of Purchaser by the Shareholders and STL. Subject to the terms, conditions and limitations of this Article IX, the Shareholders severally (in proportion to their respective Ratable Interests) agree to indemnify, defend and hold harmless the Purchaser and each of its subsidiaries and each of its and their respective directors, officers, employees, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities (other than the Assumed Liabilities), costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages") asserted against, imposed upon or incurred by a Purchaser Indemnified Party by reason of, resulting from or relating to any breach of any representation, warranty, covenant or agreement of any such Shareholder or the Companies contained in or made pursuant to this Agreement or any certificate given by the Companies or the Shareholders at and as part of the Closing in connection with this Agreement or in connection with any liability of STL which is not among the Assumed Liabilities. It is understood that as to matters "to the best knowledge" of the Shareholders the liability of the Shareholders shall be limited in accordance with the provisions of Sections 2.31 and 3.23, as applicable. In addition to the limitations contained elsewhere in this Agreement, the indemnification of the Purchaser by the Shareholders and STL provided for herein shall be limited as set forth below.

                      (i) With respect to any representation or warranty applicable to the STL Purchased Assets, indemnification shall be limited to Damages for which a Notice of Claim (as defined in Section 9.3(a)) shall have been delivered by not later than one (1) year after the Closing Date and shall not exceed an aggregate amount (exclusive of amounts paid pursuant to Section

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9.2.1(ii)), for all Shareholders as a group, of One Million Five Hundred
Thousand Dollars ($1,500,000).

                      (ii) With respect to all claims for indemnification other than those limited by clause (i) of this Section 9.2.1, indemnification shall be limited to Damages for which a Notice of Claim shall have been delivered by not later than three (3) years after the Closing Dates and shall not exceed an aggregate amount (exclusive of amounts paid pursuant to Section 9.2.1(i)), for all Shareholders as a group, of One Million Five Hundred Thousand Dollars ($1,500,000) and shall be recoverable solely as a setoff against amounts otherwise payable to the Shareholders or STL under the Cash Earn-Out or under the Purchase Notes. In the case of claims by parties other than the parties to this Agreement against either of the Companies or any of their officers, directors or shareholders (the "Pre-Closing Parties")which claims also include a claim against the Purchaser or EDL, the Purchaser will pay the first amount of Damages attributable to such Pre-Closing Parties up to an aggregate of Two Hundred Fifty Thousand Dollars ($250,000). With respect to representations and warranties included in Article III, the indemnification of the Purchaser by the Shareholders and STL shall be limited to claims for direct monetary Damages.

                (iii) With respect to any claim against STL or any of the Shareholders for failure to perform an obligation to consummate the Closing, the liquidated damages provided for in Article XI shall be the sole and exclusive remedy available to the Purchaser.

                9.2.2 Indemnity of the Shareholders and STL by Purchaser. Subject to the terms, conditions and limitations of this Article IX, the Purchaser agrees to indemnify, defend and hold harmless the Shareholders, STL, all officers, directors, employees and agents of STL and their respective heirs, successors and assigns (collectively, the "Shareholder Indemnified Parties"), from and against any and all Damages (as defined in Section 9.2.1) asserted against, relating to, imposed upon or incurred by the Shareholder Indemnified Parties by reason of, resulting from or relating to any breach of any representation, warranty, covenant or agreement of the Purchaser contained in or made pursuant to this Agreement or any certificate given by the Purchaser at and as part of the Closing in connection with this Agreement. It is understood that as to matters "to the best knowledge" of the Purchaser the liability of the Purchaser shall be limited in accordance with the provisions of Section 4.20. The indemnification of the Shareholder Indemnified Parties by the Purchaser shall be limited to Damages for which a Notice of Claim shall have been delivered by not later than three (3) years after the Closing Date and shall not exceed an aggregate amount of Three Million Dollars ($3,000,000) for all Damages for which a Notice of Claim shall have been delivered within one (1) year from the Closing Date. Thereafter for the balance of the period until three (3) years after the Closing Date, such limitation shall be reduced to an aggregate amount of One Million Five Hundred Thousand Dollars ($1,500,000) less the amount of Damages previously paid by the Purchaser hereunder. Provided, however, the foregoing limitation shall not be applicable to the agreements of the Purchaser to make payments pursuant to this Agreement, including without limitation, the obligation to pay the Cash Earn-Out in accordance with Section 1.3. Notwithstanding any other provision of this Section 9.2.2, with respect to any claim against the Purchaser for failure to perform

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an obligation to consummate the Closing, the liquidated damages provided for in
Article XI shall be the sole and exclusive remedy available to the Shareholders and STL.

                9.2.3 Insurance. The amount of any Damages for which indemnification is provided under this Article IX shall be determined on an after-tax basis and shall also be net of any amounts recovered or recoverable by the Indemnified Party (as hereinafter defined) by reason of, or under insurance policies and/or from third parties.

                9.2.4 Definitions. For purposes of this Article IX: (i) the party seeking indemnification pursuant to this Agreement is referred to herein as the "Indemnified Party"; and (ii) the party against which indemnification is sought pursuant to this Agreement is referred to as the "Indemnifying Party."

                9.2.5 No Exhaustion of Remedies. The assertion of any single claim for indemnification hereunder shall not bar a party from asserting any other claim for indemnification hereunder. It is hereby agreed that no party need exhaust any other remedy that may be available to it prior to seeking indemnification hereunder, but shall proceed directly in accordance with the provisions of this Agreement to resolve claims for Damages.

        9.3 Procedure for Resolution of Indemnification Claims. Any and all claims for indemnification made pursuant to this Agreement shall be made and resolved as follows:

                (a) Notice of Claim. The Indemnified Party shall deliver to the Indemnifying Party a written notice (a "Notice of Claim") with respect to any claim for Damages against which the Indemnified Party is seeking indemnification under this Agreement, which notice shall set forth, to the extent such information is reasonably available to the Indemnified Party: (i) an estimate of the monetary liability associated with the alleged Damages; and (ii) a description, in reasonable detail, of the circumstances giving rise to the alleged Damages.

                (b) Resolution of Claims. Claims for Damages received by the Indemnifying Party pursuant to Section 9.3(a) above shall be resolved as follows:

                      (i) In the event the Indemnifying Party does not give written notice (a "Notice of Disputed Claim") to the Indemnified Party of the Indemnifying Party's intention to contest a claim for Damages set forth in a Notice of Claim within thirty (30) days of Indemnifying Party's receipt of such Notice of Claim, the Indemnifying Party shall promptly pay to the Indemnified Party the amount of the claim set forth in such Notice of Claim.

                      (ii) In the event the Indemnifying Party contests a claim for Damages by giving a Notice of Disputed Claim, the parties will attempt to resolve their dispute by mutual agreement, reasonably and in good faith. In the event the disputed claim is solely between parties to this Agreement and such disputed claim is not resolved within thirty (30) days after the Indemnifying Party has given such Notice of Disputed Claim, at the written demand of either party such disputed

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claim shall be finally settled by binding arbitration. In the event the disputed claim is a third party claim and such disputed claim is not resolved within thirty (30) days after the later of the date on which the Indemnifying Party has given such Notice of Disputed Claim or the date on which such third party claim is adjudicated, settled, or otherwise terminated by the parties thereto or by any court, agency, regulatory body, or other entity having jurisdiction over such claim, at the written demand of either party such disputed claim shall be finally settled by binding arbitration. The arbitration provided for herein shall be held in Atlanta, Georgia, or such other place as the parties shall mutually agree upon, under the rules of the American Arbitration Association by an independent arbitrator selected in accordance with such rules. If such arbitration results in a decision in the Indemnified Party's favor, the Indemnifying Party shall promptly pay the amount awarded by such decision to the Indemnified Party, with interest thereon, commencing on the date the Indemnified Party was damaged, at 8% per annum.

                (c) The parties acknowledge that the arbitration provided in this Article IX is their exclusive forum for resolution of disputes related to this Agreement or the transactions contemplated hereby and expressly waive their rights to jury trial or other adjudication of any disputes.

        9.4 Control of Actions and Proceedings. In the event that a third party claim is instituted against an Indemnified Party for which such party may claim indemnification under this Agreement, such Indemnified Party promptly shall tender the defense of such claim to the Indemnifying Party by written notice thereto. If the Indemnifying Party notifies the Indemnified Party within thirty
(30) days after receipt of such notice that the Indemnifying Party will defend the third party claim, the Indemnifying Party shall defend the claim at its sole cost and expense. If the Indemnifying Party refuses to accept the tender of the defense or does not notify the Indemnified Party that the Indemnifying Party will defend the claim within such thirty (30) day period, the Indemnified Party shall reasonably defend the claim at the Indemnifying Party's sole cost and expense. The party not controlling the defense may participate in the defense of any matter at its own expense. The party which controls the defense of a third party claim shall not settle or compromise such claim in a manner which may result in liability to the other party without its written consent, which consent shall not be unreasonably withheld. The Purchaser Indemnified Parties and the Shareholder Indemnified Parties agree to cooperate with each other with regard to the defense of third party claims.

        9.5 Recovery; Set-Off. The Purchaser waives its right to set off any Damages under this Article IX against any unpaid amounts payable to the Shareholder Indemnified Parties, except to the extent that such set-off is (i) for the collection of a claim which has been agreed upon by the parties, (ii) for the collection of any claim with respect to which the Indemnifying Party shall not have given a Notice of Disputed Claim within the time period prescribed by Section 9.3(b)(i), (iii) to implement a final decision of an arbitrator pursuant to this Article IX or (iv) to implement a final decision of some other judicial or administrative body having jurisdiction over the Purchaser or any subsidiary of the Purchaser with respect to the claim for which indemnification is sought pursuant to Section 9.4.

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                                    ARTICLE X

                             Termination and Waiver

        10.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing:

                (a) By mutual consent of the Purchaser, the Companies and all of the Shareholders;

                (b) By the Purchaser if any of the conditions set forth in
Article VI hereof shall not have been fulfilled on or prior to the Latest Closing Date or, if applicable, the Extended Latest Closing Date, or shall become incapable of fulfillment, and shall not have been waived;

                (c) By the Companies and all of the Shareholders if any of the conditions set forth in Article VII hereof shall not have been fulfilled on or prior to the Latest Closing Date or, if applicable, the Extended Latest Closing Date, or shall have become incapable of fulfillment, and shall not have been waived;

                (d) By the Purchaser or all of the Shareholders, if any legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated by this Agreement which makes it inadvisable, in the judgment of the Purchaser or the all of the Shareholders, to consummate same.

        In the event that this Agreement is terminated as described above, this Agreement shall be void and of no force and effect, without any liability or obligation on the part of any of the parties hereto except for any liability which may arise pursuant to Section 12.2.

        10.2 Waivers. Any condition to the performance of the Companies, the Shareholders or the Purchaser which legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any part of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

                                   ARTICLE XI




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                               LIQUIDATED DAMAGES

        If the Shareholders or the Purchaser do not perform their respective obligations to consummate the Closing as required by this Agreement, other than as a result of a party exercising its right to terminate this Agreement under the provisions of Section 10.1 or as permitted pursuant to a waiver granted under the provisions of Section 10.2 solely within the discretion of the party entitled to grant such waiver, and, as a result of such nonperformance the Closing is not consummated, such nonperforming party shall be obligated to pay the other party the liquidated damages provided for in this Article XI.

        11.1 Liquidated Damages; Intention of the Parties. The parties have agreed that, as of the date of this Agreement, it is not possible to readily ascertain the damages consequent upon a failure to consummate the Closing and the transactions contemplated hereby because of: (i) the inability to determine the costs and expenses to be incurred by the parties in furtherance of this Agreement between the date hereof and the date intended as the Closing Date;
(ii) the inability to predict the value on the intended Closing Date of the Paravant Stock to be delivered as EDL Common Stock Sale Consideration and STL Shareholder Non-Competition Agreement Consideration; and (iii) the inability to predict the value on the intended Closing Date of the EDL Common Stock, the STL Purchased Assets or the STL Non-Competition Agreements. Based upon the foregoing and the aggregate current value of the consideration intended to be exchanged at the Closing, the parties have agreed that the damages to Purchaser or the Shareholders which might reasonably be expected to follow a failure to consummate the Closing would be at least One Million Dollars ($1,000,000) and, therefore, the parties have agreed and stipulated to that amount as liquidated damages to be paid in the event the Closing is not consummated because of the failure of one or more Shareholders or of the Purchaser to perform their respective obligations to consummate the Closing. Liquidated Damages shall be paid as set forth in Sections 11.2 and 11.3. The parties believe that the foregoing amount is not disproportionate to the damages reasonably to be expected from any such failure and agree that it is their mutual intention that the payment of that amount shall be as liquidated damages and not as a penalty assessed against the nonperforming party.

        11.2 Shareholders as Nonperforming Parties. If one or more of the Shareholders breach this Agreement (other than because of a reason which is not within the reasonable control of such nonperforming Shareholder or Shareholders) and the result of such breach is that the Closing is not consummated, then liquidated damages in the aggregate amount of One Million Dollars ($1,000,000) together with all reasonable collection fees, costs and expenses will be payable, jointly and severally, by such non-performing Shareholder or Shareholders to the Purchaser.

        11.3 Purchaser as Nonperforming Party. If either (i) the Purchaser breaches this Agreement (other than because of a reason which is not within the reasonable control of the Purchaser) and the result of such breach is that the Closing is not consummated, or (ii) if the transactions contemplated by this Agreement shall not have been approved by the Shareholders of the Purchaser pursuant to a vote of the Shareholders thereon and any of Krishan K. Joshi, Richard P. McNeight, William R. Craven or UES, Inc.(or any of its subsidiaries) shall not have voted all of its

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shares for approval thereof, or any of such persons shall not have recommended such approval to the shareholders, then liquidated damages in the aggregate amount of One Million Dollars ($1,000,000) will be payable by the Purchaser to the Shareholders by paying to each of five (5) of the Shareholders One Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars and 66/100 ($166,666.66) and paying to the other Shareholder One Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars and 70/100 ($166,666.70). The Purchaser shall also pay all reasonable collection fees, costs and expenses.

        11.4 Payment Date. Any payment required under the terms of Sections 11.1 or 11.2 shall be deemed to be due as of the date which, but for the failure of the nonperforming party to perform, would have been the Closing Date, and such payment shall be paid by such nonperforming party by not later than sixty (60) days thereafter.

        11.5 Sole and Exclusive Remedy. Notwithstanding any other provision of this Agreement, the liquidated damages provided for in this Article XI shall be the sole and exclusive remedy any failure of the Shareholders or the Purchaser to perform their respective obligation to consummate the Closing.

                                   ARTICLE XII

                            Miscellaneous Provisions

        12.1 Expenses. Except with respect to the amount in excess of Nineteen Thousand Five Hundred Dollars ($19,500) of actual audit fees incurred by the Companies for the preparation of the audited financial statements of the Companies which will be paid on behalf of the Companies by the Purchaser, or except as otherwise expressly provided or set forth in, or required by, this Agreement, Purchaser, the Companies and the Shareholders shall each bear their own expenses in connection with this Agreement and the transactions contemplated hereby.

        12.2 Confidential Information. Each party agrees that such party and its representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other parties all such documents (including the exhibits attached to this Agreement) then in such receiving party's possession without retaining copies thereof, provided, however, that each party's obligations under this Section 12.2 to maintain such confidentiality shall not apply to any information or documents that have been placed by others in the public domain or that come in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or Shareholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed.

        12.3 Projections and Forward Looking Financial Data. During the course of negotiations, the parties to this Agreement have provided to one another projections, calculations and other similar forward looking financial data, including without limitation, the possible tax effect and consequences of the transactions contemplated by this Agreement. Each of the parties hereto acknowledges that such party has relied on such party's own due diligence, tax, and financial advisors and not on the projections, calculations and financial data described above in determining whether to enter into this Agreement or consummate the transaction contemplated hereby.

        12.4 Disclosures. Any disclosures made by any of the parties to this Agreement in any provision of this Agreement or in any Exhibit hereto shall be deemed to qualify each representation and warranty set forth in this Agreement as the context requires.

        12.5 Modification, Termination or Waiver. This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

        12.6 Publicity. The parties agree that no publicity, release or other public announcement concerning the transactions contemplated by this Agreement shall be issued by either party without the advance approval of both the form and substance of the same by the other party and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

        12.7 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or if mailed, two (2) days after the date of mailing, as follows:


        If to the Purchaser, to:        Paravant Computer Systems, Inc.
                                        1615A West Nasa Boulevard
                                        Melbourne, Florida 32901
                                        Attn: Kevin J. Bartczak, Vice President,
                                              CFO and Treasurer

        With a copy to:                 Maguire, Voorhis & Wells, P.A.
                                        Post Office Box 633
                                        Orlando, Florida 32802
                                        Attn: Robert N. Blackford, Esq.

        If to EDL or the EDL Shareholders to:   Engineering Development Laboratories,
                                                Incorporated
                                                4391 Dayton-Xenia Road
                                                Dayton, Ohio 45432
                                                Attn: Edward W. Stefanko

        With a copy to:                         James E. Clifford
                                                4391 Dayton-Xenia Road
                                                Dayton, Ohio  45432

        If to STL or the STL Shareholders, to:  Signal Technology Laboratories, Inc.
                                                4391 Dayton-Xenia Road
                                                Dayton, Ohio 45432
                                                Attn: James E. Clifford

        With a copy to:                         Edward W. Stefanko
                                                4391 Dayton-Xenia Road
                                                Dayton, Ohio 45432


The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

        12.8 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of the other parties, except as provided in Section 5.3.3.4.

        12.9 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior negotiations, understandings and representations (if any) made by and between such parties.

        12.10 Exhibits and Other Documents. All Exhibits annexed hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith or at the Closing, including, but not limited to the Disclosure Schedule are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such Exhibits, documents or instruments shall be deemed to refer to and include all such Exhibits, documents and instruments.

        12.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within that State, excluding the choice of law rules thereof.

        12.12 Sections, Subsections and Headings. As used in this Agreement the terms Section and subsection shall mean the Sections and subsections in this Agreement. The headings of the Sections and subsections contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

        12.13 Gender. Words of the masculine gender in this Agreement shall be deemed and construed to include correlative words of the feminine and neuter genders and words of the neuter gender shall be deemed and construed to include correlative words of the masculine and feminine genders.

        12.14 Severability. The invalidity or unenforceability of any term or provision of this Agreement shall in no way impair or affect the balance thereof, which shall remain in full force and effect.

        12.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

        12.16 Recitals. The recitals set forth at the beginning of this Agreement are true and correct and incorporated by reference into the body of this Agreement.

        [SIGNATURES OF THE PARTIES ARE SET FORTH ON THE FOLLOWING PAGES.]
            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of April 23, 1998, amending and restating, as of March 31, 1998, the previous Acquisition Agreement dated March 31, 1998.

                                            "PURCHASER"

                                            Paravant Computer Systems, Inc.

Attest: /s/ Kevin J. Bartczak               By: /s/ Richard P. McNeight
        __________________________              _____________________________
                                                Richard P. McNeight, President

                [Corporate Seal]

                                            "THE COMPANIES"

                                            ENGINEERING DEVELOPMENT
                                            LABORATORIES, INCORPORATED

Attest: /s/ Teresa A. Collingsworth         By: /s/ Edward W. Stefanko
        __________________________              _____________________________


                                            SIGNAL TECHNOLOGY LABORATORIES, INC.

Attest: /s/ Mary Ann McCaskey               By: /s/ C. Hyland Schooley
        __________________________              _____________________________

                [Corporate Seal]

Signed, Sealed and Delivered                "SHAREHOLDERS"
in the Presence of Two Sub-
scribing Witnesses:


   /s/ Alisa MacKeown                       /s/ James E. Clifford
_____________________________               _____________________________
Witness                                     James E. Clifford


 /s/ Catherine A. McReynolds
_____________________________               _____________________________
Witness

/s/ Teresa A. Collingsworth                 /s/ Edward W. Stefanko
______________________________              _____________________________
Witness                                     Edward W. Stefanko


/s/ Catherine A. McReynolds
______________________________
Witness


/s/ Teresa A. Collingsworth                 /s/ C. David Lambertson
______________________________              _____________________________
Witness                                     C. David Lambertson


/s/ Catherine A. McReynolds
______________________________
Witness


/s/ Mary Ann McCaskey                       /s/ C. Hyland Schooley
______________________________              _____________________________
Witness                                     C. Hyland Schooley


/s/ Jack W. Weiss
______________________________
Witness


/s/ Mary Ann McCaskey                       /s/ Peter Oberbeck
______________________________              _____________________________
Witness                                     Peter Oberbeck


/s/ Jack W. Weiss
______________________________
Witness


/s/ William R. Gillie                       /s/ Leo S. Torresani
______________________________              _____________________________
Witness                                     Leo S. Torresani


/s/ Jack W. Weiss
______________________________
Witness

                                List of Exhibits
                                ----------------
1.1             List of Shareholders and Shares Held

1.1.1           Clifford Note, Stefanko Note and Lambertson Note

1.2A            STL Purchased Assets, Excluded Assets and Assumed Liabilities

1.2B            STL Shareholder Non-Competition Agreements

1.2.2.1(b)      Schooley Note

1.2.2.2(b)      Torresani Note

1.2.2.3(b)      Oberbeck Note

1.6             Ratable Interest

6.8             Certificate of Officers of the Companies and Shareholders

6.9             Opinion of Counsel to the Companies and Shareholders

6.10            Employment Agreements

6.11            Non-Competition Agreements

7.6             Certificate of Officers of Purchaser

7.7             Opinion of Counsel to Purchaser

                                   EXHIBIT 1.1
                 LIST OF SHAREHOLDERS AND SHARES HELD AT CLOSING

Engineering Development Laboratories, Inc. (EDL):


Stockholder Name                      Company                 Shares Held
----------------                      -------                 -----------

James E. Clifford                        EDL                      164

C. David Lambertson                      EDL                      164

Edward W. Stefanko                       EDL                      164

Signal Technology Laboratories, Inc. (STL):

Stockholder Name                      Company                 Shares Held
----------------                      -------                 -----------

C. Hyland Schooley                       STL                      300

Peter E. Oberbeck                        STL                      150

Leo S. Torresani                         STL                      150

James E. Clifford                        STL                      255

C. David Lambertson                      STL                      255

Edward W. Stafanko                       STL                      255


                                EXHIBIT 1.1.1(b)
                                  CLIFFORD NOTE

                                SUBORDINATED NOTE

$1,079,333.33                                                       ______, 1998

        FOR VALUE RECEIVED, PARAVANT COMPUTER SYSTEMS, INC., a Florida corporation (the "Maker"), promises to pay to the order of JAMES E. CLIFFORD (the "Payee"), in the manner hereinafter set forth, the principal sum of One Million Seventy Nine Thousand Three Hundred Thirty Three and 33/100 Dollars ($1,079,333.33).

        This Note is given as consideration for the purchase by the Maker from the Payee of shares of common stock of Engineering Development Laboratories, Incorporated, an Ohio corporation ("EDL") pursuant to that certain Acquisition Agreement dated ______, 1998 (the "Acquisition Agreement") between the Maker, EDL, Signal Technology Laboratories, Inc., an Ohio corporation ("STL"), the shareholders of EDL, including the Payee, and the shareholders of STL. Payments to be made under this Note shall be made to the order of the Payee at _____________________________, or at such other place as the Payee may designate to the Maker in writing.

        In addition to the aforementioned principal amount, the Maker shall pay to the Payee interest on the unpaid principal amount from time to time outstanding under this Note interest at the rate of eight percent (8%) per annum determined on the basis of a three hundred and sixty five (365) day year.

        This Note shall be payable in twelve (12) quarterly payments as follows:
(i) eleven (11) payments in the principal amount of Eighty Nine Thousand Nine Hundred Forty Four and 44/100 Dollars ($89,944.44) together with accrued interest on the unpaid principal amount and (ii) one payment in the principal amount of Eighty Nine Thousand Nine Hundred Forty Four and 49/100 Dollars ($89,944.49) together with accrued interest on the unpaid principal amount. The first such quarterly payment shall be due and payable on October 1, 1998 and successive quarterly payments shall be due and payable on January 1, 1999 April 1,1999, and July 1, 1999 and on each October 1, April 1, July 1 and October 1 thereafter until July 1, 2001, when the entire principal sum and all accrued but unpaid interest, if not sooner paid as aforesaid, shall be due and payable in full. In the event the Maker calls all or any of its outstanding warrants for redemption, cancellation, exercise or conversion, the Maker will be required to apply a portion of the proceeds therefrom to reduce the indebtedness this Note as required, and subject to the limitations set forth in, the Acquisition Agreement.

        The Maker shall have the right to prepay this Note in whole or in part at any time without penalty. The Maker shall also have the right to set-off against any payment or payments due under this Note any amount or amounts due to the Maker from the Payee as indemnification under the Acquisition Agreement or as damages under the Covenant Not to Compete or the Non-Disclosure provisions, paragraphs 6 and 7, respectively (but only such provisions), of the Employment Agreement between the Payee and the Maker dated as of the date of this Note and given as a condition of the Closing under the Acquisition Agreement. Any such prepayment or set-off shall be applied first to accrued but unpaid interest, and then to the principal sums next maturing hereunder.

        All payments required hereby shall be made in lawful money of the United States of America.

        By acceptance of this Note the Payee has agreed that the right of the holder of this Note to obtain payment from the Maker is subordinate to the rights of National City Bank (the "Senior Creditor") in respect of any indebtedness of the Maker for borrowed money payable to the Senior Creditor ("Senior Debt"). This Note shall not be subordinate to any other indebtedness of the Maker.

        Any failure of the Maker to make any payment required hereunder by not later than ten (10) days after the same shall be due shall constitute an Event of Default. Upon the occurrence of any Event of Default, the holder hereof shall have the right, after written notice to the Maker of such Event of Default, and the failure of the Maker to cure such Event of Default within thirty (30) days after Maker's receipt of such notice, to declare a Default under this Note and to accelerate all principal and interest due hereunder. Following the occurrence of any Default, the holder hereof also shall have the right to exercise any remedies that it may have hereunder. If it becomes necessary for the holder hereof to enforce this Note, the Maker shall pay the holder any and all costs, expenses and reasonable attorneys's and paralegals' fees and expenses incurred by such holder in connection with such proceedings and any associated administrative, appellate or bankruptcy proceedings. During any Default or any period permitted for the curing of any Event of Default interest will continue to accrue for the benefit of the Payee at the rate of eight percent (8%) per annum determined as hereinbefore provided.

        The Maker hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor and expressly agrees to remain and continue bound for the payment of the principal and interest provided for by the terms of this Note, notwithstanding any extension or extensions of time of, or for the payment of said principal or interest.

        This Note shall be governed and construed in accordance with the laws of the State of Florida. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

        IN WITNESS WHEREOF, the Maker has caused this Note to be executed under seal and delivered by its duly authorized officer as of the date first above written.

                                      "MAKER"
                                      PARAVANT COMPUTER SYSTEMS, INC.


                                      By:_______________________________________
                                      Name:_____________________________________

                                      Title: ___________________________________

                                EXHIBIT 1.1.1(b)
                                  STEFANKO NOTE

                                SUBORDINATED NOTE

$1,079,333.34                                                       ______, 1998

        FOR VALUE RECEIVED, PARAVANT COMPUTER SYSTEMS, INC., a Florida corporation (the "Maker"), promises to pay to the order of EDWARD W. STEFANKO (the "Payee"), in the manner hereinafter set forth, the principal sum of One Million Seventy Nine Thousand Three Hundred Thirty Three and 34/100 Dollars ($1,079,333.34).

        This Note is given as consideration for the purchase by the Maker from the Payee of shares of common stock of Engineering Development Laboratories, Incorporated, an Ohio corporation ("EDL") pursuant to that certain Acquisition Agreement dated ______, 1998 (the "Acquisition Agreement") between the Maker, EDL, Signal Technology Laboratories, Inc., an Ohio corporation ("STL"), the shareholders of EDL, including the Payee, and the shareholders of STL. Payments to be made under this Note shall be made to the order of the Payee at _____________________________, or at such other place as the Payee may designate to the Maker in writing.

        In addition to the aforementioned principal amount, the Maker shall pay to the Payee interest on the unpaid principal amount from time to time outstanding under this Note interest at the rate of eight percent (8%) per annum determined on the basis of a three hundred and sixty five (365) day year.

        This Note shall be payable in twelve (12) quarterly payments as follows:
(i) eleven (11) payments in the principal amount of Eighty Nine Thousand Nine Hundred Forty Four and 44/100 Dollars ($89,944.44) together with accrued interest on the unpaid principal amount and (ii) one payment in the principal amount of Eighty Nine Thousand Nine Hundred Forty Four and 50/100 Dollars ($89,944.50) together with accrued interest on the unpaid principal amount. The first such quarterly payment shall be due and payable on October 1, 1998 and successive quarterly payments shall be due and payable on January 1, 1999 April 1,1999, and July 1, 1999 and on each October 1, April 1, July 1 and October 1 thereafter until July 1, 2001, when the entire principal sum and all accrued but unpaid interest, if not sooner paid as aforesaid, shall be due and payable in full. In the event the Maker calls all or any of its outstanding warrants for redemption, cancellation, exercise or conversion, the Maker will be required to apply a portion of the proceeds therefrom to reduce the indebtedness this Note as required, and subject to the limitations set forth in, the Acquisition Agreement.

        The Maker shall have the right to prepay this Note in whole or in part at any time without penalty. The Maker shall also have the right to set-off against any payment or payments due under this Note any amount or amounts due to the Maker from the Payee as indemnification under the Acquisition Agreement or as damages under the Covenant Not to Compete or the Non-Disclosure provisions, paragraphs 6 and 7, respectively (but only such provisions), of the Employment Agreement between the Payee and the Maker dated as of the date of this Note and given as a condition of the Closing under the Acquisition Agreement. Any such prepayment or set-off shall be applied first to accrued but unpaid interest, and then to the principal sums next maturing hereunder.

        All payments required hereby shall be made in lawful money of the United States of America.

        By acceptance of this Note the Payee has agreed that the right of the holder of this Note to obtain payment from the Maker is subordinate to the rights of National City Bank (the "Senior Creditor") in respect of any indebtedness of the Maker for borrowed money payable to the Senior Creditor ("Senior Debt"). This Note shall not be subordinate to any other indebtedness of the Maker.

        Any failure of the Maker to make any payment required hereunder by not later than ten (10) days after the same shall be due shall constitute an Event of Default. Upon the occurrence of any Event of Default, the holder hereof shall have the right, after written notice to the Maker of such Event of Default, and the failure of the Maker to cure such Event of Default within thirty (30) days after Maker's receipt of such notice, to declare a Default under this Note and to accelerate all principal and interest due hereunder. Following the occurrence of any Default, the holder hereof also shall have the right to exercise any remedies that it may have hereunder. If it becomes necessary for the holder hereof to enforce this Note, the Maker shall pay the holder any and all costs, expenses and reasonable attorneys's and paralegals' fees and expenses incurred by such holder in connection with such proceedings and any associated administrative, appellate or bankruptcy proceedings. During any Default or any period permitted for the curing of any Event of Default interest will continue to accrue for the benefit of the Payee at the rate of eight percent (8%) per annum determined as hereinbefore provided.

        The Maker hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor and expressly agrees to remain and continue bound for the payment of the principal and interest provided for by the terms of this Note, notwithstanding any extension or extensions of time of, or for the payment of said principal or interest.

        This Note shall be governed and construed in accordance with the laws of the State of Florida. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

        IN WITNESS WHEREOF, the Maker has caused this Note to be executed under seal and delivered by its duly authorized officer as of the date first above written.

                                     "MAKER"
                                      PARAVANT COMPUTER SYSTEMS, INC.


                                      By:_______________________________________
                                      Name:_____________________________________

                                      Title: ___________________________________

                                EXHIBIT 1.1.1(b)
                                 LAMBERTSON NOTE

                                SUBORDINATED NOTE

$1,079,333.33                                                       ______, 1998

        FOR VALUE RECEIVED, PARAVANT COMPUTER SYSTEMS, INC., a Florida corporation (the "Maker"), promises to pay to the order of C. DAVID LAMBERTSON (the "Payee"), in the manner hereinafter set forth, the principal sum of One Million Seventy Nine Thousand Three Hundred Thirty Three and 33/100 Dollars ($1,079,333.33).

        This Note is given as consideration for the purchase by the Maker from the Payee of shares of common stock of Engineering Development Laboratories, Incorporated, an Ohio corporation ("EDL") pursuant to that certain Acquisition Agreement dated ______, 1998 (the "Acquisition Agreement") between the Maker, EDL, Signal Technology Laboratories, Inc., an Ohio corporation ("STL"), the shareholders of EDL, including the Payee, and the shareholders of STL. Payments to be made under this Note shall be made to the order of the Payee at _____________________________, or at such other place as the Payee may designate to the Maker in writing.

        In addition to the aforementioned principal amount, the Maker shall pay to the Payee interest on the unpaid principal amount from time to time outstanding under this Note interest at the rate of eight percent (8%) per annum determined on the basis of a three hundred and sixty five (365) day year.

        This Note shall be payable in twelve (12) quarterly payments as follows:
(i) eleven (11) payments in the principal amount of Eighty Nine Thousand Nine Hundred Forty Four and 44/100 Dollars ($89,944.44) together with accrued interest on the unpaid principal amount and (ii) one payment in the principal amount of Eighty Nine Thousand Nine Hundred Forty Four and 49/100 Dollars ($89,944.49) together with accrued interest on the unpaid principal amount. The first such quarterly payment shall be due and payable on October 1, 1998 and successive quarterly payments shall be due and payable on January 1, 1999 April 1,1999, and July 1, 1999 and on each October 1, April 1, July 1 and October 1 thereafter until July 1, 2001, when the entire principal sum and all accrued but unpaid interest, if not sooner paid as aforesaid, shall be due and payable in full. In the event the Maker calls all or any of its outstanding warrants for redemption, cancellation, exercise or conversion, the Maker will be required to apply a portion of the proceeds therefrom to reduce the indebtedness this Note as required, and subject to the limitations set forth in, the Acquisition Agreement.

        The Maker shall have the right to prepay this Note in whole or in part at any time without penalty. The Maker shall also have the right to set-off against any payment or payments due under this Note any amount or amounts due to the Maker from the Payee as indemnification under the Acquisition Agreement or as damages under the Covenant Not to Compete or the Non-Disclosure provisions, paragraphs 6 and 7, respectively (but only such provisions), of the Employment Agreement between the Payee and the Maker dated as of the date of this Note and given as a condition of the Closing under the Acquisition Agreement. Any such prepayment or set-off shall be applied first to accrued but unpaid interest, and then to the principal sums next maturing hereunder.

        All payments required hereby shall be made in lawful money of the United States of America.

        By acceptance of this Note the Payee has agreed that the right of the holder of this Note to obtain payment from the Maker is subordinate to the rights of National City Bank (the "Senior Creditor") in respect of any indebtedness of the Maker for borrowed money payable to the Senior Creditor ("Senior Debt"). This Note shall not be subordinate to any other indebtedness of the Maker.

        Any failure of the Maker to make any payment required hereunder by not later than ten (10) days after the same shall be due shall constitute an Event of Default. Upon the occurrence of any Event of Default, the holder hereof shall have the right, after written notice to the Maker of such Event of Default, and the failure of the Maker to cure such Event of Default within thirty (30) days after Maker's receipt of such notice, to declare a Default under this Note and to accelerate all principal and interest due hereunder. Following the occurrence of any Default, the holder hereof also shall have the right to exercise any remedies that it may have hereunder. If it becomes necessary for the holder hereof to enforce this Note, the Maker shall pay the holder any and all costs, expenses and reasonable attorneys's and paralegals' fees and expenses incurred by such holder in connection with such proceedings and any associated administrative, appellate or bankruptcy proceedings. During any Default or any period permitted for the curing of any Event of Default interest will continue to accrue for the benefit of the Payee at the rate of eight percent (8%) per annum determined as hereinbefore provided.

        The Maker hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor and expressly agrees to remain and continue bound for the payment of the principal and interest provided for by the terms of this Note, notwithstanding any extension or extensions of time of, or for the payment of said principal or interest.

        This Note shall be governed and construed in accordance with the laws of the State of Florida. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

        IN WITNESS WHEREOF, the Maker has caused this Note to be executed under seal and delivered by its duly authorized officer as of the date first above written.

                                      "MAKER"
                                      PARAVANT COMPUTER SYSTEMS, INC.


                                      By:_______________________________________
                                      Name:_____________________________________

                                      Title: ___________________________________

                                  EXHIBIT 1.2A

STL PURCHASED ASSETS, EXCLUDED ASSETS AND ASSUMED LIABILITIES

A.      STL Assets and Business Sold/Transferred

        1.      Fixed assets at fair market value.

        2.      Inventory at closing.

        3. Intellectual property and goodwill consisting but not limited to customer lists, drawings and technical data.

        4.      Accounts receivable and/or cash of $850,000.

        5.      Commitment to subcontract work in process at lcosing IAW section
                5.3.3.4 - no stated value.

B.      STL Assumption of Assumed Liabilities Transferred

        1.      Subcontract performance by new STL per section 5.3.3.4

        2.      Outstanding purchase orders and all leases.

C.      STL Assets excluded (Not Sold or Transferred)

        1.      Cash, excluding any under A.4 above.

        2.      Deferred compensation funded as of closing date.

        3.      Contract backlog

        4.      Receivables, excluding any under A.4 above.

        5.      Other income

D. STL Accrued Employee Benefits Liability - Old STL agrees to pay the new STL the accrued employee benefits liability on the balance sheet as of the closing date. This is subject to Buyers audit if required. Benefit liabilities to be stated on the balance sheet in accordance with past STL accounting practice. Payment to be made when amount has been determined and accepted by Buyer.

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



                                  EXHIBIT 1.2B

    STL Shareholder Non-Competition Agreements are included in Exhibit 6.11.

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



                               EXHIBIT 1.2.2.1(b)
                                  SCHOOLEY NOTE

                                SUBORDINATED NOTE

$781,000.00                                                         ______, 1998

        FOR VALUE RECEIVED, PARAVANT COMPUTER SYSTEMS, INC., a Florida corporation (the "Maker"), promises to pay to the order of HYLAND SCHOOLEY (the "Payee"), in the manner hereinafter set forth, the principal sum of Seven Hundred Eighty One Thousand Dollars ($781,000.00).

        This Note is given as consideration by the Maker for the non-competition agreement between the Payee and the Maker pursuant to that certain Acquisition Agreement dated ______, 1998 (the "Acquisition Agreement") between the Maker, Engineering Development Laboratories, Incorporated, an Ohio corporation ("EDL"), Signal Technology Laboratories, Inc., an Ohio corporation ("STL") and the shareholders of EDL and STL, including the Payee. Payments to be made under this Note shall be made to the order of the Payee at _____________________________, or at such other place as the Payee may designate to the Maker in writing.

        In addition to the aforementioned principal amount, the Maker shall pay to the Payee interest on the unpaid principal amount from time to time outstanding under this Note interest at the rate of eight percent (8%) per annum determined on the basis of a three hundred and sixty five (365) day year.

        This Note shall be payable in twelve (12) quarterly payments as follows:
(i) eleven (11) payments in the principal amount of Sixty Five Thousand Eighty Three and 33/100 Dollars ($65,083.33) together with accrued interest on the unpaid principal amount and (ii) one payment in the principal amount of Sixty Five Thousand Eighty Three and 34/100 Dollars ($65,083.34) together with accrued interest on the unpaid principal amount. The first such quarterly payment shall be due and payable on January 31, 1999 and successive quarterly payments to be due and payable on each April 30,1999, July 31, 1999 and October 31, 1999 and on each January 31, April 30, July 31 and October 31 thereafter until October 31, 2001, when the entire principal sum and all accrued but unpaid interest, if not sooner paid as aforesaid, shall be due and payable in full. In the event the Maker calls all or any of its outstanding warrants for redemption, cancellation, exercise or conversion, the Maker will be required to apply a portion of the proceeds therefrom to reduce the indebtedness this Note as required, and subject to the limitations set forth in, the Acquisition Agreement.

        The Maker shall have the right to prepay this Note in whole or in part at any time without penalty. The Maker shall also have the right to set-off against any payment or payments due under this Note any amount or amounts due to the Maker from the Payee as indemnification under the Acquisition Agreement or as damages under the non-competition agreement or the employment agreement between the Payee and the Maker dated as of the date of this Note and given as a condition

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



of the closing under the Acquisition Agreement. Any such prepayment or set-off shall be applied first to accrued but unpaid interest, and then to the principal sums next maturing hereunder.

        All payments required hereby shall be made in lawful money of the United States of America.

        By acceptance of this Note the Payee has agreed that the right of the holder of this Note to obtain payment from the Maker is subordinate to the rights of National City Bank (the "Senior Creditor") in respect of any indebtedness of the Maker for borrowed money payable to the Senior Creditor ("Senior Debt"). This Note shall not be subordinate to any other indebtedness of the Maker.

        Any failure of the Maker to make any payment required hereunder by not later than ten (10) days after the same shall be due shall constitute an Event of Default. Upon the occurrence of any Event of Default, the holder hereof shall have the right, after written notice to the Maker of such Event of Default, and the failure of the Maker to cure such Event of Default within thirty (30) days after Maker's receipt of such notice, to declare a Default under this Note and to accelerate all principal and interest due hereunder. Following the occurrence of any Default, the holder hereof also shall have the right to exercise any remedies that it may have hereunder. If it becomes necessary for the holder hereof to enforce this Note, the Maker shall pay the holder any and all costs, expenses and reasonable attorneys's and paralegals' fees and expenses incurred by such holder in connection with such proceedings and any associated administrative, appellate or bankruptcy proceedings. During any Default or any period permitted for the curing of any Event of Default interest will continue to accrue for the benefit of the Payee at the rate of eight percent (8%) per annum determined as hereinbefore provided.

        The Maker hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor and expressly agrees to remain and continue bound for the payment of the principal and interest provided for by the terms of this Note, notwithstanding any extension or extensions of time of, or for the payment of said principal or interest.

        This Note shall be governed and construed in accordance with the laws of the State of Florida. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

        IN WITNESS WHEREOF, the Maker has caused this Note to be executed under seal and delivered by its duly authorized officer as of the date first above written.

                                      "MAKER"
                                       PARAVANT COMPUTER SYSTEMS, INC.


                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title: ___________________________________

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                               EXHIBIT 1.2.2.2(b)
                                 TORRESANI NOTE

                                SUBORDINATED NOTE

$390,500.00                                                         ______, 1998

        FOR VALUE RECEIVED, PARAVANT COMPUTER SYSTEMS, INC., a Florida corporation (the "Maker"), promises to pay to the order of LEO S. TORRESANI (the "Payee"), in the manner hereinafter set forth, the principal sum of Three Hundred Ninety Thousand Five Hundred Dollars ($390,500.00).

        This Note is given as consideration by the Maker for the non-competition agreement between the Payee and the Maker pursuant to that certain Acquisition Agreement dated ______, 1998 (the "Acquisition Agreement") between the Maker, Engineering Development Laboratories, Incorporated, an Ohio corporation ("EDL"), Signal Technology Laboratories, Inc., an Ohio corporation ("STL") and the shareholders of EDL and STL, including the Payee. Payments to be made under this Note shall be made to the order of the Payee at _____________________________, or at such other place as the Payee may designate to the Maker in writing.

        In addition to the aforementioned principal amount, the Maker shall pay to the Payee interest on the unpaid principal amount from time to time outstanding under this Note interest at the rate of eight percent (8%) per annum determined on the basis of a three hundred and sixty five (365) day year.

        This Note shall be payable in twelve (12) quarterly payments as follows:
(i) eleven (11) payments in the principal amount of Thirty Two Thousand Five Hundred Forty One and 66/100 Dollars ($32,541.66) together with accrued interest on the unpaid principal amount and (ii) one payment in the principal amount of Thirty Two Thousand Five Hundred Forty One and 74/100 Dollars ($32,541.74) together with accrued interest on the unpaid principal amount. The first such quarterly payment shall be due and payable on October 1, 1998 and successive quarterly payments shall be due and payable on January 1, 1999 April 1,1999, and July 1, 1999 and on each October 1, April 1, July 1 and October 1 thereafter until July 1, 2001, when the entire principal sum and all accrued but unpaid interest, if not sooner paid as aforesaid, shall be due and payable in full. In the event the Maker calls all or any of its outstanding warrants for redemption, cancellation, exercise or conversion, the Maker will be required to apply a portion of the proceeds therefrom to reduce the indebtedness this Note as required, and subject to the limitations set forth in, the Acquisition Agreement.

        The Maker shall have the right to prepay this Note in whole or in part at any time without penalty. The Maker shall also have the right to set-off against any payment or payments due under this Note any amount or amounts due to the Maker from the Payee as damages under the Acquisition Agreement, the Non-Competition Agreement, or the Covenant Not to Compete or the Non- Disclosure provisions, paragraphs 6 and 7, respectively (but only such provisions), of the

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



Employment Agreement between the Payee and the Maker, each such agreement dated as of the date of this Note and given as a condition of the Closing under the Acquisition Agreement. Any such prepayment or set-off shall be applied first to accrued but unpaid interest, and then to the principal sums next maturing hereunder.

        All payments required hereby shall be made in lawful money of the United States of America.

        By acceptance of this Note the Payee has agreed that the right of the holder of this Note to obtain payment from the Maker is subordinate to the rights of National City Bank (the "Senior Creditor") in respect of any indebtedness of the Maker for borrowed money payable to the Senior Creditor ("Senior Debt"). This Note shall not be subordinate to any other indebtedness of the Maker.

        Any failure of the Maker to make any payment required hereunder by not later than ten (10) days after the same shall be due shall constitute an Event of Default. Upon the occurrence of any Event of Default, the holder hereof shall have the right, after written notice to the Maker of such Event of Default, and the failure of the Maker to cure such Event of Default within thirty (30) days after Maker's receipt of such notice, to declare a Default under this Note and to accelerate all principal and interest due hereunder. Following the occurrence of any Default, the holder hereof also shall have the right to exercise any remedies that it may have hereunder. If it becomes necessary for the holder hereof to enforce this Note, the Maker shall pay the holder any and all costs, expenses and reasonable attorneys's and paralegals' fees and expenses incurred by such holder in connection with such proceedings and any associated administrative, appellate or bankruptcy proceedings. During any Default or any period permitted for the curing of any Event of Default interest will continue to accrue for the benefit of the Payee at the rate of eight percent (8%) per annum determined as hereinbefore provided.

        The Maker hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor and expressly agrees to remain and continue bound for the payment of the principal and interest provided for by the terms of this Note, notwithstanding any extension or extensions of time of, or for the payment of said principal or interest.

        This Note shall be governed and construed in accordance with the laws of the State of Florida. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

        IN WITNESS WHEREOF, the Maker has caused this Note to be executed under seal and delivered by its duly authorized officer as of the date first above written.

                                      "MAKER"
                                       PARAVANT COMPUTER SYSTEMS, INC.


                                      By:_______________________________________
                                      Name:_____________________________________

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



                                      Title: ___________________________________

                               EXHIBIT 1.2.2.3(b)
                                  OBERBECK NOTE

                                SUBORDINATED NOTE

$390,500.00                                                         ______, 1998

        FOR VALUE RECEIVED, PARAVANT COMPUTER SYSTEMS, INC., a Florida corporation (the "Maker"), promises to pay to the order of PETER OBERBECK (the "Payee"), in the manner hereinafter set forth, the principal sum of Three Hundred Ninety Thousand Five Hundred Dollars ($390,500.00).

        This Note is given as consideration by the Maker for the non-competition agreement between the Payee and the Maker pursuant to that certain Acquisition Agreement dated ______, 1998 (the "Acquisition Agreement") between the Maker, Engineering Development Laboratories, Incorporated, an Ohio corporation ("EDL"), Signal Technology Laboratories, Inc., an Ohio corporation ("STL") and the shareholders of EDL and STL, including the Payee. Payments to be made under this Note shall be made to the order of the Payee at _____________________________, or at such other place as the Payee may designate to the Maker in writing.

        In addition to the aforementioned principal amount, the Maker shall pay to the Payee interest on the unpaid principal amount from time to time outstanding under this Note interest at the rate of eight percent (8%) per annum determined on the basis of a three hundred and sixty five (365) day year.

        This Note shall be payable in twelve (12) quarterly payments as follows:
(i) eleven (11) payments in the principal amount of Thirty Two Thousand Five Hundred Forty One and 66/100 Dollars ($32,541.66) together with accrued interest on the unpaid principal amount and (ii) one payment in the principal amount of Thirty Two Thousand Five Hundred Forty One and 74/100 Dollars ($32,541.74) together with accrued interest on the unpaid principal amount. The first such quarterly payment shall be due and payable on January 31, 1999 and successive quarterly payments to be due and payable on each April 30,1999, July 31, 1999 and October 31, 1999 and on each January 31, April 30, July 31 and October 31 thereafter until October 31, 2001, when the entire principal sum and all accrued but unpaid interest, if not sooner paid as aforesaid, shall be due and payable in full. In the event the Maker calls all or any of its outstanding warrants for redemption, cancellation, exercise or conversion, the Maker will be required to apply a portion of the proceeds therefrom to reduce the indebtedness this Note as required, and subject to the limitations set forth in, the Acquisition Agreement.

        The Maker shall have the right to prepay this Note in whole or in part at any time without penalty. The Maker shall also have the right to set-off against any payment or payments due under this Note any amount or amounts due to the Maker from the Payee as indemnification under the Acquisition Agreement or as damages under the non-competition agreement or the employment agreement between the Payee and the Maker dated as of the date of this Note and given as a condition of the closing under the Acquisition Agreement. Any such prepayment or set-off shall be applied first to accrued but unpaid interest, and then to the principal sums next maturing hereunder.

        All payments required hereby shall be made in lawful money of the United States of America.

        By acceptance of this Note the Payee has agreed that the right of the holder of this Note to obtain payment from the Maker is subordinate to the rights of National City Bank (the "Senior Creditor") in respect of any indebtedness of the Maker for borrowed money payable to the Senior Creditor ("Senior Debt"). This Note shall not be subordinate to any other indebtedness of the Maker.

        Any failure of the Maker to make any payment required hereunder by not later than ten (10) days after the same shall be due shall constitute an Event of Default. Upon the occurrence of any Event of Default, the holder hereof shall have the right, after written notice to the Maker of such Event of Default, and the failure of the Maker to cure such Event of Default within thirty (30) days after Maker's receipt of such notice, to declare a Default under this Note and to accelerate all principal and interest due hereunder. Following the occurrence of any Default, the holder hereof also shall have the right to exercise any remedies that it may have hereunder. If it becomes necessary for the holder hereof to enforce this Note, the Maker shall pay the holder any and all costs, expenses and reasonable attorneys's and paralegals' fees and expenses incurred by such holder in connection with such proceedings and any associated administrative, appellate or bankruptcy proceedings. During any Default or any period permitted for the curing of any Event of Default interest will continue to accrue for the benefit of the Payee at the rate of eight percent (8%) per annum determined as hereinbefore provided.

        The Maker hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor and expressly agrees to remain and continue bound for the payment of the principal and interest provided for by the terms of this Note, notwithstanding any extension or extensions of time of, or for the payment of said principal or interest.

        This Note shall be governed and construed in accordance with the laws of the State of Florida. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

        IN WITNESS WHEREOF, the Maker has caused this Note to be executed under seal and delivered by its duly authorized officer as of the date first above written.

                                      "MAKER"
                                      PARAVANT COMPUTER SYSTEMS, INC.


                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title: ___________________________________



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



                                   EXHIBIT 1.6

                  RATABLE INTERESTS - FOR EACH SHAREHOLDER AND
                      FOR ANY STL BENEFICIAL INTEREST HELD



Peter E. Oberbeck            11%

Leo S. Torresani             11%

C. Hyland Schooley           22%

James E. Clifford            18 2/3%

C. David Lambertson          18 2/3%

Edward W. Stefanko           18 2/3%







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                                   EXHIBIT 6.8
            CERTIFICATE OF OFFICERS OF THE COMPANIES AND SHAREHOLDERS

                       CERTIFICATE PURSUANT TO SECTION 6.8
                            OF ACQUISITION AGREEMENT

        Pursuant to Section 6.8 of the Acquisition Agreement dated as of __________,1998 (the "Acquisition Agreement") by and among Paravant Computer Systems, Inc. (the "Purchaser"), Engineering Development Laboratories, Inc. ("EDL"), Signal Technology Laboratories, Inc. ("STL")(EDL and STL collectively, the "Companies") and James E. Clifford, Edward W. Stefanko, C. David Lambertson,
C. Hyland Schooley, Peter Overbeck and Leo S. Torresani (each, a "Shareholder" and collectively, the "Shareholders") each of the undersigned in each of the capacities indicated below, i.e., in the capacity an officer and on behalf of, and with respect to, EDL or STL, or in the capacity of an individual Shareholder, hereby certifies that, as of the date hereof, (i) the financial condition, indebtedness and net worth of the Companies as of the date hereof is as set forth in Section 6.2 of the Acquisition Agreement, (ii) all of the representations and warranties of the Companies and the Shareholders referred to in Section 6.3 of the Acquisition Agreement are true and correct in all material respects as of this date as if made given or made on this date, (iii) each of the Companies and each of the Shareholders has performed and complied in all material respects with all covenants and agreements referred to in Section 6.4 of the Acquisition Agreement to be complied with by them prior to or at the Closing, (iv) no action, suit, proceeding or investigation of the type referred to in Section 6.5 of the Acquisition Agreement has been instituted and is continuing, (v) the Companies and the Shareholders have each obtained all of the consents, licenses and permits of the type referred to in Section 6.6 of the Acquisition Agreement and all of such consents, licenses and permits are presently in effect, and (vi) there has been no change in the business, assets, properties, operations, financial status or prospects of EDL or STL of the type referred to in Section 6.7 of the Acquisition Agreement.

        IN WITNESS WHEREOF, each of the undersigned has executed this Certificate this ____ day ___________, 1998.


EDL:                                               STL:
ENGINEERING DEVELOPMENT                            SIGNAL TECHNOLOGY
LABORATORIES, INCORPORATED                         LABORATORIES, INC.

By:__________________________                      By:__________________________
     __________________, President                      __________________, President

By:__________________________                      By:__________________________
      _________________, Secretary                      __________________, Secretary


                 (Signatures of Shareholders on following page.)

       (Certificate Pursuant to Section 5.8 continued from previous page)

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


                          (Signatures of Shareholders.)

SHAREHOLDERS:



_________________________
James E. Clifford



_________________________
Edward. W. Stefanko



_________________________
C. David Lambertson



_________________________
C. Hyland Schooley



_________________________
Peter Overbeck



_________________________
Leo S. Torresani

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                                   EXHIBIT 6.9
              OPINION OF COUNSEL TO THE COMPANIES AND SHAREHOLDERS

              [Letterhead of Counsel to Companies and Shareholders]



                               _____________, 1998

Paravant Computer Systems, Inc.

______________________________
______________________________
Attn:__________________

        RE: Acquisition Agreement dated as of ______,1998 (the "Acquisition Agreement") by and among Paravant Computer Systems, Inc. (the "Purchaser"), Engineering Development Laboratories, Incorporated ("EDL"), Signal Technology Laboratories, Inc. ("STL")(EDL and STL collectively, the "Companies") and James E. Clifford, Edward
                W. Stefanko, C. David Lamberston, C. Hyland Schooley, Peter Oberbeck and Leo S. Torresani (each, a "Shareholder" and collectively, the "Shareholders")

Gentlemen:

        This opinion is furnished to you in accordance with the provisions of
Section 6.9 of the above referenced Acquisition Agreement. We have acted as counsel to the Companies and the Shareholders, in connection with the Acquisition Agreement and the related Employment Agreements and Noncompetition Agreements to which any of the Companies or Shareholders is a party (collectively, the Related Agreements"). All capitalized terms used but not defined herein which are defined in the Acquisition Agreement and the Related Agreements shall have the same meaning herein as therein defined unless the context hereof otherwise requires.

        As counsel to the Companies and the Shareholders, we have (i) conferred with the officers of the Companies and the Shareholders; (ii) examined the Acquisition Agreement and the Related Agreements, the stock record books of the Companies and such other corporate documents, records and certificates of the Companies, federal and state laws, rules and regulations; and (iii) made such other investigations as we have deemed necessary or appropriate for the purposes of rendering this opinion. In all such examinations and investigations, we have assumed the genuineness of all signatures on original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinions, we have relied upon the representations and warranties set forth in the Acquisition Agreement and the Related Agreements and statements or certificates of public officials and of the Companies and the Shareholders.

        Based on such examinations and investigations, it is our opinion that:

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        1. Each of the Companies is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio, with the corporate power to carry on its business as now conducted, to own its assets, and to enter into and perform its obligations under the Acquisition Agreement and the Related Agreements to which it is a party;

        2. EDL is duly qualified to conduct business in which it is engaged and is in good standing as a foreign corporation in the state(s) of ______________. To the best of our knowledge EDL is not qualified to do business in any other foreign jurisdiction nor to the best of our knowledge is such qualification required;

        3. STL is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in the state(s) of ______________. To the best of our knowledge STL is not qualified to do business in any other foreign jurisdiction nor to the best of our knowledge is such qualification required;

        4. The authorized and outstanding capital stock of EDL is set forth in
Exhibit 1.1 to the Acquisition Agreement, and all of such outstanding shares of capital stock of EDL are validly authorized and issued, fully paid and nonassessable;

        5. To the best knowledge of the undersigned after due inquiry: (i) the EDL Shareholders are the shareholders of record of EDL of the shares of Common Stock of EDL set forth opposite their names on Exhibit 1.1 to the Acquisition Agreement; (ii) the title of the EDL Shareholders in such shares is free and clear of all manner of liens, charges, encumbrances and claims; (iii) nothing has come to our attention that would lead us to believe that any of the EDL Shareholders do not have the legal capacity and the absolute and unqualified right to sell transfer and deliver such shares to the Purchaser; and, (iv) the Acquisition Agreement and Related Agreements, as a whole, are legally sufficient to sell and transfer the right, title and interest of the EDL Shareholders in such shares to the Purchaser;

        6. Assuming the Acquisition Agreement and the Related Agreements constitute the legal, valid and binding Agreement of the other parties, the Acquisition Agreement and Related Agreements (with the exception of the Non-Competition Agreements and the Covenant Not to Compete and Non-Disclosure provisions of the Employment Agreements, as to which we express not opinion) constitute the legal, valid and binding obligation of each of the Shareholders and are enforceable against each of the Shareholders in accordance with their terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and subject to general principles of equity;

        7. Each of the Companies has the corporate power and authority to execute, deliver and perform the Acquisition Agreement and the execution, delivery and performance of the Acquisition Agreement has been validly authorized by each of the Companies by all necessary corporate action, and assuming the Acquisition Agreement constitutes the legal, valid and binding Agreement of the other parties, the Acquisition Agreement constitutes the legal, valid and binding obligation of each

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



of the Companies and is enforceable against each of the Companies in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and subject to general principles of equity;

        8. The execution, delivery and performance of the Acquisition Agreement by each of the Companies will not violate or result in a breach of any term of the Articles of Incorporation or Bylaws of either of the Companies;

        9. Except to the extent set forth in the Acquisition Agreement, neither the execution nor delivery by either of the Companies or any of the Shareholders of the Acquisition Agreement and the Related Agreements nor compliance with the terms and provisions thereof by each of the Companies and the Shareholders has violated or will violate any law, statute, rule, regulation, or, to the best knowledge of the undersigned after due inquiry, any injunction, order, or decree of any governmental agency or authority, or of any court;

        10. Except with respect to litigation or other matters set forth in the Exhibits to the Acquisition Agreement and as otherwise set forth in the Acquisition Agreement, to the best knowledge of the undersigned after due inquiry, neither of the Companies nor any of the Shareholders is a party to any material legal or administrative action or other proceeding, nor to the best knowledge of the undersigned after due inquiry, has (except as set forth in such Exhibits) any of them been charged with any presently pending violation of any federal, state, local or foreign law or administrative regulation which might materially and adversely affect or impair the business or condition, financial or otherwise, or the earnings of either of the Companies; and,

        11. To the best knowledge of the undersigned after due inquiry, no authorizations, approvals or consents of any federal, state or local agencies and authorities are required to be obtained by either of the Companies or any of the Shareholders in order to permit consummation of the transactions contemplated by the Acquisition Agreement and the Related Agreements, except for such approvals and consents as have been obtained.

        [Customary exceptions and qualifications may be added to this opinion.]

        This opinion is rendered as of the date hereof and does not purport to analyze, evaluate or consider the legal effect of any event subsequent to the date hereof which may alter the validity of any opinion expressed herein.

        The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person.


                                Very truly yours,
                                (Firm Name)



                                By:____________________________




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                                  EXHIBIT 6.10

                              EMPLOYMENT AGREEMENT



This Agreement is made and entered into as of ______________,1998, by and between Paravant Computer Systems, Inc., a Florida corporation (the "Company"), and C. Hyland Schooley (the "Employee").

The parties hereto, in consideration of the premises and the mutual covenants herein contained, hereby agree as follows:

1. Term of Employment. Subject to the terms and conditions hereinafter set forth, the Company agrees to employ the Employee for a period of forty-two (42) months. The Employee commits to be employed for a period commencing on the date hereof and ending no earlier than December 31, 2000. Upon completion of forty two (42) months of employment the Company and Employee may extend the term of employment for an additional year by mutual agreement. Notwithstanding the foregoing, the Employee shall be entitled to terminate his employment at any time after the date hereof if: (i) the Employee recommends an individual qualified to perform the Employee's job responsibilities (the "Qualified Replacement") and (ii) the prior EDL and STL shareholders, who are currently employees, first approve and then the Company approves of the Qualified Replacement, said approval not to be unreasonably withheld. If such consent is unreasonably withheld, then damages are limited to zero; however, the Employee would be entitled to any Earn-Out ("Earn-Out") provided for in Section 1.3 of the Acquisition Agreement dated March __, 1998 between the Company, Engineering Development Laboratories, Incorporated ("EDL"), Signal Technology Laboratories, Inc. ("STL") and the shareholders of EDL and STL, including the Employee, which should have been paid as performance bonus or additional compensation.

2. Forfeiture of Earn-Out. If the Employee terminates his employment prior to December 31,2000 without the approval of the Company he will forfeit his share of Earn-Out to be paid for any Earn-Out Period ending after the date on which he terminates his employment. The Company is not entitled to any further damages caused as a result of the Employee's termination of his employment. If the employment of the Employee is terminated by death or disability, as defined in paragraph 5, then he or his beneficiary is still entitled to his share of the Earn-Out and his share of the Earn-Out is not subject to forfeiture.

3. Scope of Employment. During the term of employment, the Employee shall be employed as the President of Signal Technology Laboratories, Inc., an Ohio corporation, and a subsidiary of the Company headquartered in Dayton, Ohio. The Employee shall render such services which are in accordance with his utmost abilities and shall use his best efforts to promote the interests of the Company and its subsidiaries. The Employee will not engage in any capacity or activity which is,

                                       83





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



or may be considered contrary to the welfare, interest or benefit of the business now or hereafter conducted by the Company and its subsidiaries. Employee's duties and/or position may be modified by mutual agreement of the Company and the Employee. The Company shall not relocate the Employee either temporarily or permanently from Dayton, Ohio without Employee's consent during the term of this Agreement.

4. Compensation and Benefits. (Attached)

5. Payments on Death or Disability. In the event that the Employee shall die or become disabled while employed under this Agreement, the Company shall pay twelve (12) months compensation at the monthly compensation rate, including all benefits, then in effect for the Employee (the "Compensation") to his heir(s), in the cause of his death, or to him or his guardian(s), in case of his disability, (i) in a lump sum payment or (ii) in twelve equal monthly installments, which lump sum or installment payment method shall be at the discretion of the Employee or his or her heir(s) or guardian(s). In case of disability, the twelve (12) month period would begin as of the date on which the Employee's employment hereunder is terminated because of disability as hereinafter provided. Employee's employment hereunder shall be terminated because of disability if (a) the Employee shall become physically or mentally incapable of properly performing his services to the Company as provided hereunder, excluding infrequent and temporary absences due to ordinary illnesses, (b) such incapacity shall exist or be reasonably expected to exist for more than one hundred fifty (150) days in the aggregate during any twelve
(12) consecutive months covered hereunder, and (c) either the Employee or the Company shall have given the other thirty (30) days written notice of his or its intention to terminate the Employee's employment hereunder due to such disability. For purposes of this Agreement, the Employee may provide the Company with a written list of heirs in order of preference regarding death payment benefits hereunder. The list may be altered and changed from time to time by the Employee by giving written notice of such changes or new list thereof to the Company as provided herein. In the event of death, if no list has been provided by the Employee, then all compensation provided for in this paragraph 5 is payable to the estate of the Employee.

6. Covenant Not to Compete. During the Term of Employment and for a period of five (5) years thereafter, the Employee shall not (except on behalf of the Company or a subsidiary of the Company while the Employee is employed by either the Company or a subsidiary of the Company or otherwise in accordance with the Company's written consent) engage, directly or indirectly, in any business which competes in any manner within the United States of America (the "Geographic Area"), with the Company's business of design, manufacture, repair and sale of rugged and customized computer systems and medical computer assemblies or in any other business of design, development, manufacturing, sales or service engaged in or acquired by the Company or any subsidiary of the Company as of the date of this Agreement or in which the Company employs the Employee during his employment under this Agreement. For purposes of this Agreement, the Employee will be deemed to be engaged in a business if he participates in such business, directly or indirectly, as a stockholder, partner, owner, investor, principal or agent, employee, officer, director, creditor, consultant, or otherwise in any manner in such business. The

                                       84




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Employee shall not, for purposes of this paragraph, be deemed a stockholder if he holds less than five percent (5%) of the outstanding shares of any publicly-owned corporation. In addition, the Employee shall not at any time, during or after the termination of this Agreement, engage in any business which uses as its name, in whole or in part, "Paravant Computer Systems, Inc.", "PCS" or any other name then used by the Company or any of its affiliates or subsidiaries.

7. Non-Disclosure. Except as may be required by law or on behalf of the Company or a subsidiary of the Company while the Employee is employed by either the Company or a subsidiary of the Company or otherwise in accordance with the Company's written consent, the Employee will not at any time, directly or indirectly, disclose or furnish to any other person, firm or corporation; (a) the methods of conducting the business of the Company or its subsidiaries or affiliates; (b) a description of any of the methods of obtaining business, or manufacturing or advertising products, or of obtaining customers thereof; (c) any technology, design drawings, software, or other intellectual property or property rights of the Company or its subsidiaries or affiliates owned by the Company or any of its subsidiaries as of the date of this Agreement or acquired by the Company or any of its subsidiaries during the Employee's employment under this Agreement; or (d) any confidential information acquired by him during the course of his employment by the Company, its predecessors, subsidiaries or affiliates, including, without limitation, the generality of the foregoing, the names of any new customers or prospective customers of, or any person, firm or corporation, who or which have, or shall have, traded or dealt with (whether such customers have been obtained by the Employee or otherwise) the Company, its predecessors, subsidiaries or affiliates.

8. Intellectual Property. As between the Employee and the Company, all products, designs, styles, processes, discoveries, materials, ideas, creations, inventions and properties, whether or not furnished by the Employee, created, developed, invented or used in connection with the Employee's employment with the Company or any subsidiary of the Company or the business markets of the Company or any subsidiary of the Company under this Agreement will be the sole and absolute property of the Company and its subsidiaries for any and all purposes whatsoever in perpetuity, whether or not conceived, discovered and/or developed during regular working hours. The Employee will not have, and will not claim to have, under this Agreement or otherwise, any right, title or interest of any kind or nature whatsoever in or to any such products, processes, discoveries, material ideas, creations, inventions and properties which are related to the Company's business markets.

9. Arbitration. Any controversy arising out of or relating to this Agreement shall be resolved by arbitration in the State of Ohio pursuant to the rules of the American Arbitration Association then in effect. The decision of the arbitrator(s) is binding on both the Company and the Employee.

10. Termination for Convenience. The Company may terminate Employee's employment under this Agreement for convenience at any time. In the event of such termination the Company shall make lump sum payments equal to the value of the compensation (1 and 2 attached) and benefits (3 of attached as would have been normally paid if the employment continued), including but not

                                       85




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



limited to non-qualified deferred compensation and health insurance, for forty-two (42) months less the amount which has previously been paid or used.

11. Termination for Cause. The Company may terminate this Employee's employment under this Agreement for "cause" without any liability to the Company other than to pay the compensation benefits provided for in this Agreement for services rendered prior to the date of such termination. The following shall constitute grounds for termination of the Employee for cause: (i) willful or gross neglect by the Employee of his duties of employment under, or any willful misconduct of the Employee in connection with the performance of his duties under this Agreement; (ii) conviction of the Employee of any felony, or of any lesser crime or offense materially and adversely affecting the property, reputation or goodwill of the Company, any subsidiary of the Company or any successor or assignee of the Company or any subsidiary of the Company; or (iii) any material breach by the Employee of the terms of this Agreement.

12. Equitable Remedies and Remedies at Law. The parties recognize that, because of the nature of the subject matter of this Agreement it would be impracticable and extremely difficult to determine actual damages for a breach of certain of the provisions of this Agreement, specifically those provisions of paragraphs 6 and 7. Accordingly, in the event of a violation or threatened violation or any provisions of this Agreement, specifically including those provisions of paragraphs 6 and 7, all legal and equitable remedies, including without limitation, injunctive relief, both preliminary and permanent, shall be available and the posting of a surety bond shall not be required in connection therewith and money damages for any loss suffered as a consequence of violation of such provisions shall also be available.

13. Severability. The invalidity or unenforceability of any term or provision of this Agreement or the nonapplicability of any such term or provision to any person or circumstances shall not impair or affect the remainder of this Agreement, and the remaining terms and provisions hereof shall not be invalidated, but shall remain in full force and effect and shall be construed as if such invalid, unenforceable or nonapplicable provisions were omitted. Further, if any of the covenants contained in paragraphs 6 or 7 of this Agreement, or any part thereof, are held to be unenforceable because of the duration of such provisions or the area covered thereby, or the scope of the activities sought to be restricted, the parties hereto agree that the arbitrator or court making such determination shall have the power to reform such provisions of this Agreement to the maximum time, geographic limitations, or time permitted by applicable law.

14. Governing Law. All of the provisions of this Agreement other than those set forth in paragraphs 2, 6, and 7 shall be governed by, construed and enforced in all respects in accordance with the laws of the State of Ohio. The provisions of paragraphs 2, 6, and 7 shall be governed by, construed and enforced in all respects in accordance with the laws of the State of Florida.

15. Captions. Titles or captions of paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision hereof.

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



16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same Agreement.

17. Construction. The parties acknowledge that they have had the opportunity to participate equally in the drafting of this Agreement and that in the event of a dispute, no party shall be treated, for any purpose, as the author of this Agreement or have any ambiguity resolved against such party on account thereof.

In witness whereof, the parties hereto have executed this Agreement, as of the day and year first above written.

Paravant Computer Systems, Inc.



By: _______________________________
      Krishan K. Joshi,
      Chairman of the Board and CEO



     ________________________________
     C. Hyland Schooley, Employee



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COMPENSATION AND BENEFITS OF C. Hyland Schooley

POSITION: President of STL

1.  An annual salary of $154,474

2. A non-qualified deferred compensation (funded) of 40% of No.1 $61,789 based on plan (attached).

3.  Standard EDL/STL benefits package attached, modified as follows:

        a.  2x (twice) All Employee Incentive Program payment percentage.

        b.  7  hours of personal leave per payroll period.

        c.  Life insurance of $154,474

        d. Continuation of Health Care coverage for employee and spouse until each is eligible for Medicare coverage under existing plan benefits and at a cost no greater than current plan (see attached). This benefit continues after retirement or separation. This provision will be interpreted based upon laws and other benefits that were in effect as of March 30, 1998.

Note: The plans referred to above as attached have been furnished to the parties to the Acquisition Agreement.



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



                              EMPLOYMENT AGREEMENT



This Agreement is made and entered into as of ______________,1998, by and between Paravant Computer Systems, Inc., a Florida corporation (the "Company"), and Leo S. Torresani (the "Employee").

The parties hereto, in consideration of the premises and the mutual covenants herein contained, hereby agree as follows:

1. Term of Employment. Subject to the terms and conditions hereinafter set forth, the Company agrees to employ the Employee for a period of forty-two (42) months. The Employee commits to be employed for a period commencing on the date hereof and ending no earlier than December 31, 2000. Upon completion of forty two (42) months of employment the Company and Employee may extend the term of employment for an additional year by mutual agreement. Notwithstanding the foregoing, the Employee shall be entitled to terminate his employment at any time after the date hereof if: (i) the Employee recommends an individual qualified to perform the Employee's job responsibilities (the "Qualified Replacement") and (ii) the prior EDL and STL shareholders, who are currently employees, first approve and then the Company approves of the Qualified Replacement, said approval not to be unreasonably withheld. If such consent is unreasonably withheld, then damages are limited to zero; however, the Employee would be entitled to any Earn-Out ("Earn-Out") provided for in Section 1.3 of the Acquisition Agreement dated March __, 1998 between the Company, Engineering Development Laboratories, Incorporated ("EDL"), Signal Technology Laboratories, Inc. ("STL") and the shareholders of EDL and STL, including the Employee, which should have been paid as performance bonus or additional compensation.

2. Forfeiture of Earn-Out. If the Employee terminates his employment prior to December 31,2000 without the approval of the Company he will forfeit his share of Earn-Out to be paid for any Earn-Out Period ending after the date on which he terminates his employment. The Company is not entitled to any further damages caused as a result of the Employee's termination of his employment. If the employment of the Employee is terminated by death or disability, as defined in paragraph 5, then he or his beneficiary is still entitled to his share of the Earn-Out and his share of the Earn-Out is not subject to forfeiture.

3. Scope of Employment. During the term of employment, the Employee shall be employed as the Vice President of Business Development of Signal Technology Laboratories, Inc., an Ohio corporation, and a subsidiary of the Company headquartered in Dayton, Ohio. The Employee shall render such services which are in accordance with his utmost abilities and shall use his best efforts to promote the interests of the Company and its subsidiaries. The Employee will not engage in any capacity or activity which is, or may be considered contrary to the welfare, interest or benefit of the business now or hereafter conducted by the Company and its subsidiaries. Employee's duties and/or position may be modified by mutual agreement of the Company and the

                                       89




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



Employee. The Company shall not relocate the Employee either temporarily or permanently from Dayton, Ohio without Employee's consent during the term of this Agreement.

4. Compensation and Benefits. (Attached)

5. Payments on Death or Disability. In the event that the Employee shall die or become disabled while employed under this Agreement, the Company shall pay twelve (12) months compensation at the monthly compensation rate, including all benefits, then in effect for the Employee (the "Compensation") to his heir(s), in the cause of his death, or to him or his guardian(s), in case of his disability, (i) in a lump sum payment or (ii) in twelve equal monthly installments, which lump sum or installment payment method shall be at the discretion of the Employee or his or her heir(s) or guardian(s). In case of disability, the twelve (12) month period would begin as of the date on which the Employee's employment hereunder is terminated because of disability as hereinafter provided. Employee's employment hereunder shall be terminated because of disability if (a) the Employee shall become physically or mentally incapable of properly performing his services to the Company as provided hereunder, excluding infrequent and temporary absences due to ordinary illnesses, (b) such incapacity shall exist or be reasonably expected to exist for more than one hundred fifty (150) days in the aggregate during any twelve
(12) consecutive months covered hereunder, and (c) either the Employee or the Company shall have given the other thirty (30) days written notice of his or its intention to terminate the Employee's employment hereunder due to such disability. For purposes of this Agreement, the Employee may provide the Company with a written list of heirs in order of preference regarding death payment benefits hereunder. The list may be altered and changed from time to time by the Employee by giving written notice of such changes or new list thereof to the Company as provided herein. In the event of death, if no list has been provided by the Employee, then all compensation provided for in this paragraph 5 is payable to the estate of the Employee.

6. Covenant Not to Compete. During the Term of Employment and for a period of five (5) years thereafter, the Employee shall not (except on behalf of the Company or a subsidiary of the Company while the Employee is employed by either the Company or a subsidiary of the Company or otherwise in accordance with the Company's written consent) engage, directly or indirectly, in any business which competes in any manner within the United States of America (the "Geographic Area"), with the Company's business of design, manufacture, repair and sale of rugged and customized computer systems and medical computer assemblies or in any other business of design, development, manufacturing, sales or service engaged in or acquired by the Company or any subsidiary of the Company as of the date of this Agreement or in which the Company employs the Employee during his employment under this Agreement. For purposes of this Agreement, the Employee will be deemed to be engaged in a business if he participates in such business, directly or indirectly, as a stockholder, partner, owner, investor, principal or agent, employee, officer, director, creditor, consultant, or otherwise in any manner in such business. The Employee shall not, for purposes of this paragraph, be deemed a stockholder if he holds less than five percent (5%) of the outstanding shares of any publicly-owned corporation. In addition, the Employee shall not at any time, during or after the termination of this Agreement, engage in any

                                       90




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business which uses as its name, in whole or in part, "Paravant Computer
Systems, Inc.", "PCS" or any other name then used by the Company or any of its affiliates or subsidiaries.

7. Non-Disclosure. Except as may be required by law or on behalf of the Company or a subsidiary of the Company while the Employee is employed by either the Company or a subsidiary of the Company or otherwise in accordance with the Company's written consent, the Employee will not at any time, directly or indirectly, disclose or furnish to any other person, firm or corporation; (a) the methods of conducting the business of the Company or its subsidiaries or affiliates; (b) a description of any of the methods of obtaining business, or manufacturing or advertising products, or of obtaining customers thereof; (c) any technology, design drawings, software, or other intellectual property or property rights of the Company or its subsidiaries or affiliates owned by the Company or any of its subsidiaries as of the date of this Agreement or acquired by the Company or any of its subsidiaries during the Employee's employment under this Agreement; or (d) any confidential information acquired by him during the course of his employment by the Company, its predecessors, subsidiaries or affiliates, including, without limitation, the generality of the foregoing, the names of any new customers or prospective customers of, or any person, firm or corporation, who or which have, or shall have, traded or dealt with (whether such customers have been obtained by the Employee or otherwise) the Company, its predecessors, subsidiaries or affiliates.

8. Intellectual Property. As between the Employee and the Company, all products, designs, styles, processes, discoveries, materials, ideas, creations, inventions and properties, whether or not furnished by the Employee, created, developed, invented or used in connection with the Employee's employment with the Company or any subsidiary of the Company or the business markets of the Company or any subsidiary of the Company under this Agreement will be the sole and absolute property of the Company and its subsidiaries for any and all purposes whatsoever in perpetuity, whether or not conceived, discovered and/or developed during regular working hours. The Employee will not have, and will not claim to have, under this Agreement or otherwise, any right, title or interest of any kind or nature whatsoever in or to any such products, processes, discoveries, material ideas, creations, inventions and properties which are related to the Company's business markets.

9. Arbitration. Any controversy arising out of or relating to this Agreement shall be resolved by arbitration in the State of Ohio pursuant to the rules of the American Arbitration Association then in effect. The decision of the arbitrator(s) is binding on both the Company and the Employee.

10. Termination for Convenience. The Company may terminate Employee's employment under this Agreement for convenience at any time. In the event of such termination the Company shall make lump sum payments equal to the value of the compensation (1 and 2 attached) and benefits (3 of attached as would have been normally paid if the employment continued), including but not limited to non-qualified deferred compensation and health insurance, for forty-two (42) months less the amount which has previously been paid or used.

                                       91




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



11. Termination for Cause. The Company may terminate this Employee's employment under this Agreement for "cause" without any liability to the Company other than to pay the compensation benefits provided for in this Agreement for services rendered prior to the date of such termination. The following shall constitute grounds for termination of the Employee for cause: (i) willful or gross neglect by the Employee of his duties of employment under, or any willful misconduct of the Employee in connection with the performance of his duties under this Agreement; (ii) conviction of the Employee of any felony, or of any lesser crime or offense materially and adversely affecting the property, reputation or goodwill of the Company, any subsidiary of the Company or any successor or assignee of the Company or any subsidiary of the Company; or (iii) any material breach by the Employee of the terms of this Agreement.

12. Equitable Remedies and Remedies at Law. The parties recognize that, because of the nature of the subject matter of this Agreement it would be impracticable and extremely difficult to determine actual damages for a breach of certain of the provisions of this Agreement, specifically those provisions of paragraphs 6 and 7. Accordingly, in the event of a violation or threatened violation or any provisions of this Agreement, specifically including those provisions of paragraphs 6 and 7, all legal and equitable remedies, including without limitation, injunctive relief, both preliminary and permanent, shall be available and the posting of a surety bond shall not be required in connection therewith and money damages for any loss suffered as a consequence of violation of such provisions shall also be available.

13. Severability. The invalidity or unenforceability of any term or provision of this Agreement or the nonapplicability of any such term or provision to any person or circumstances shall not impair or affect the remainder of this Agreement, and the remaining terms and provisions hereof shall not be invalidated, but shall remain in full force and effect and shall be construed as if such invalid, unenforceable or nonapplicable provisions were omitted. Further, if any of the covenants contained in paragraphs 6 or 7 of this Agreement, or any part thereof, are held to be unenforceable because of the duration of such provisions or the area covered thereby, or the scope of the activities sought to be restricted, the parties hereto agree that the arbitrator or court making such determination shall have the power to reform such provisions of this Agreement to the maximum time, geographic limitations, or time permitted by applicable law.

14. Governing Law. All of the provisions of this Agreement other than those set forth in paragraphs 2, 6, and 7 shall be governed by, construed and enforced in all respects in accordance with the laws of the State of Ohio. The provisions of paragraphs 2, 6, and 7 shall be governed by, construed and enforced in all respects in accordance with the laws of the State of Florida.

15. Captions. Titles or captions of paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision hereof.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same Agreement.

                                       92




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



17. Construction. The parties acknowledge that they have had the opportunity to participate equally in the drafting of this Agreement and that in the event of a dispute, no party shall be treated, for any purpose, as the author of this Agreement or have any ambiguity resolved against such party on account thereof.

In witness whereof, the parties hereto have executed this Agreement, as of the day and year first above written.

Paravant Computer Systems, Inc.


By: _______________________________
      Krishan K. Joshi,
      Chairman of the Board and CEO


     ________________________________
     Leo S. Torresani, Employee




                                       93




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



COMPENSATION AND BENEFITS OF Leo S. Torresani

POSITION: Vice President of Business Development of STL

1.  An annual salary of $154,474

2. A non-qualified deferred compensation (funded) of 40% of No. 1 $61,789 based on plan (attached).

3.  Standard EDL/STL benefits package attached, modified as follows:

        a.  2x (twice) All Employee Incentive Program payment percentage.

        b.  7  hours of personal leave per payroll period.

        c.  Life insurance of $154,474

        d. Continuation of Health Care coverage for employee and spouse until each is eligible for Medicare coverage under existing plan benefits and at a cost no greater than current plan (see attached). This benefit continues after retirement or separation. This provision will be interpreted based upon laws and other benefits that were in effect as of March 30, 1998.

Note: The plans referred to above as attached have been furnished to the parties to the Acquisition Agreement.



                                       94




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



                              EMPLOYMENT AGREEMENT



This Agreement is made and entered into as of ______________,1998, by and between Paravant Computer Systems, Inc., a Florida corporation (the "Company"), and C. David Lambertson (the "Employee").

The parties hereto, in consideration of the premises and the mutual covenants herein contained, hereby agree as follows:

1. Term of Employment. Subject to the terms and conditions hereinafter set forth, the Company agrees to employ the Employee for a period of forty-two (42) months. The Employee commits to be employed for a period commencing on the date hereof and ending no earlier than December 31, 2000. Upon completion of forty two (42) months of employment the Company and Employee may extend the term of employment for an additional year by mutual agreement. Notwithstanding the foregoing, the Employee shall be entitled to terminate his employment at any time after the date hereof if: (i) the Employee recommends an individual qualified to perform the Employee's job responsibilities (the "Qualified Replacement") and (ii) the prior EDL and STL shareholders, who are currently employees, first approve and then the Company approves of the Qualified Replacement, said approval not to be unreasonably withheld. If such consent is unreasonably withheld, then damages are limited to zero; however, the Employee would be entitled to any Earn-Out ("Earn-Out") provided for in Section 1.3 of the Acquisition Agreement dated March __, 1998 between the Company, Engineering Development Laboratories, Incorporated ("EDL"), Signal Technology Laboratories, Inc. ("STL") and the shareholders of EDL and STL, including the Employee, which should have been paid as performance bonus or additional compensation.

2. Forfeiture of Earn-Out. If the Employee terminates his employment prior to December 31,2000 without the approval of the Company he will forfeit his share of Earn-Out to be paid for any Earn-Out Period ending after the date on which he terminates his employment. The Company is not entitled to any further damages caused as a result of the Employee's termination of his employment. If the employment of the Employee is terminated by death or disability, as defined in paragraph 5, then he or his beneficiary is still entitled to his share of the Earn-Out and his share of the Earn-Out is not subject to forfeiture.

3. Scope of Employment. During the term of employment, the Employee shall be employed as the Senior Vice President, Engineering of Engineering Development Laboratories, Incorporated, an Ohio corporation, and a subsidiary of the Company headquartered in Dayton, Ohio. The Employee shall render such services which are in accordance with his utmost abilities and shall use his best efforts to promote the interests of the Company and its subsidiaries. The Employee will not engage in any capacity or activity which is, or may be considered contrary to the welfare, interest or benefit of the business now or hereafter conducted by the Company and its subsidiaries. Employee's duties and/or position may be modified by mutual agreement of the

Company and the Employee. The Company shall not relocate the Employee either temporarily or permanently from Dayton, Ohio without Employee's consent during the term of this Agreement.

4. Compensation and Benefits. (Attached)

5. Payments on Death or Disability. In the event that the Employee shall die or become disabled while employed under this Agreement, the Company shall pay twelve (12) months compensation at the monthly compensation rate, including all benefits, then in effect for the Employee (the "Compensation") to his heir(s), in the cause of his death, or to him or his guardian(s), in case of his disability, (i) in a lump sum payment or (ii) in twelve equal monthly installments, which lump sum or installment payment method shall be at the discretion of the Employee or his or her heir(s) or guardian(s). In case of disability, the twelve (12) month period would begin as of the date on which the Employee's employment hereunder is terminated because of disability as hereinafter provided. Employee's employment hereunder shall be terminated because of disability if (a) the Employee shall become physically or mentally incapable of properly performing his services to the Company as provided hereunder, excluding infrequent and temporary absences due to ordinary illnesses, (b) such incapacity shall exist or be reasonably expected to exist for more than one hundred fifty (150) days in the aggregate during any twelve
(12) consecutive months covered hereunder, and (c) either the Employee or the Company shall have given the other thirty (30) days written notice of his or its intention to terminate the Employee's employment hereunder due to such disability. For purposes of this Agreement, the Employee may provide the Company with a written list of heirs in order of preference regarding death payment benefits hereunder. The list may be altered and changed from time to time by the Employee by giving written notice of such changes or new list thereof to the Company as provided herein. In the event of death, if no list has been provided by the Employee, then all compensation provided for in this paragraph 5 is payable to the estate of the Employee.

6. Covenant Not to Compete. During the Term of Employment and for a period of five (5) years thereafter, the Employee shall not (except on behalf of the Company or a subsidiary of the Company while the Employee is employed by either the Company or a subsidiary of the Company or otherwise in accordance with the Company's written consent) engage, directly or indirectly, in any business which competes in any manner within the United States of America (the "Geographic Area"), with the Company's business of design, manufacture, repair and sale of rugged and customized computer systems and medical computer assemblies or in any other business of design, development, manufacturing, sales or service engaged in or acquired by the Company or any subsidiary of the Company as of the date of this Agreement or in which the Company employs the Employee during his employment under this Agreement. For purposes of this Agreement, the Employee will be deemed to be engaged in a business if he participates in such business, directly or indirectly, as a stockholder, partner, owner, investor, principal or agent, employee, officer, director, creditor, consultant, or otherwise in any manner in such business. The Employee shall not, for purposes of this paragraph, be deemed a stockholder if he holds less than five percent (5%) of the outstanding shares of any publicly-owned corporation. In addition, the Employee shall not at any time, during or after the termination of this Agreement, engage in any

                                              96


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business which uses as its name, in whole or in part, "Paravant Computer
Systems, Inc.", "PCS" or any other name then used by the Company or any of its affiliates or subsidiaries.

7. Non-Disclosure. Except as may be required by law or on behalf of the Company or a subsidiary of the Company while the Employee is employed by either the Company or a subsidiary of the Company or otherwise in accordance with the Company's written consent, the Employee will not at any time, directly or indirectly, disclose or furnish to any other person, firm or corporation; (a) the methods of conducting the business of the Company or its subsidiaries or affiliates; (b) a description of any of the methods of obtaining business, or manufacturing or advertising products, or of obtaining customers thereof; (c) any technology, design drawings, software, or other intellectual property or property rights of the Company or its subsidiaries or affiliates owned by the Company or any of its subsidiaries as of the date of this Agreement or acquired by the Company or any of its subsidiaries during the Employee's employment under this Agreement; or (d) any confidential information acquired by him during the course of his employment by the Company, its predecessors, subsidiaries or affiliates, including, without limitation, the generality of the foregoing, the names of any new customers or prospective customers of, or any person, firm or corporation, who or which have, or shall have, traded or dealt with (whether such customers have been obtained by the Employee or otherwise) the Company, its predecessors, subsidiaries or affiliates.

8. Intellectual Property. As between the Employee and the Company, all products, designs, styles, processes, discoveries, materials, ideas, creations, inventions and properties, whether or not furnished by the Employee, created, developed, invented or used in connection with the Employee's employment with the Company or any subsidiary of the Company or the business markets of the Company or any subsidiary of the Company under this Agreement will be the sole and absolute property of the Company and its subsidiaries for any and all purposes whatsoever in perpetuity, whether or not conceived, discovered and/or developed during regular working hours. The Employee will not have, and will not claim to have, under this Agreement or otherwise, any right, title or interest of any kind or nature whatsoever in or to any such products, processes, discoveries, material ideas, creations, inventions and properties which are related to the Company's business markets.

9. Arbitration. Any controversy arising out of or relating to this Agreement shall be resolved by arbitration in the State of Ohio pursuant to the rules of the American Arbitration Association then in effect. The decision of the arbitrator(s) is binding on both the Company and the Employee.

10. Termination for Convenience. The Company may terminate Employee's employment under this Agreement for convenience at any time. In the event of such termination the Company shall make lump sum payments equal to the value of the compensation (1 and 2 attached) and benefits (3 of attached as would have been normally paid if the employment continued), including but not limited to non-qualified deferred compensation and health insurance, for forty-two (42) months less the amount which has previously been paid or used.

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11. Termination for Cause. The Company may terminate this Employee's employment under this Agreement for "cause" without any liability to the Company other than to pay the compensation benefits provided for in this Agreement for services rendered prior to the date of such termination. The following shall constitute grounds for termination of the Employee for cause: (i) willful or gross neglect by the Employee of his duties of employment under, or any willful misconduct of the Employee in connection with the performance of his duties under this Agreement; (ii) conviction of the Employee of any felony, or of any lesser crime or offense materially and adversely affecting the property, reputation or goodwill of the Company, any subsidiary of the Company or any successor or assignee of the Company or any subsidiary of the Company; or (iii) any material breach by the Employee of the terms of this Agreement.

12. Equitable Remedies and Remedies at Law. The parties recognize that, because of the nature of the subject matter of this Agreement it would be impracticable and extremely difficult to determine actual damages for a breach of certain of the provisions of this Agreement, specifically those provisions of paragraphs 6 and 7. Accordingly, in the event of a violation or threatened violation or any provisions of this Agreement, specifically including those provisions of paragraphs 6 and 7, all legal and equitable remedies, including without limitation, injunctive relief, both preliminary and permanent, shall be available and the posting of a surety bond shall not be required in connection therewith and money damages for any loss suffered as a consequence of violation of such provisions shall also be available.

13. Severability. The invalidity or unenforceability of any term or provision of this Agreement or the nonapplicability of any such term or provision to any person or circumstances shall not impair or affect the remainder of this Agreement, and the remaining terms and provisions hereof shall not be invalidated, but shall remain in full force and effect and shall be construed as if such invalid, unenforceable or nonapplicable provisions were omitted. Further, if any of the covenants contained in paragraphs 6 or 7 of this Agreement, or any part thereof, are held to be unenforceable because of the duration of such provisions or the area covered thereby, or the scope of the activities sought to be restricted, the parties hereto agree that the arbitrator or court making such determination shall have the power to reform such provisions of this Agreement to the maximum time, geographic limitations, or time permitted by applicable law.

14. Governing Law. All of the provisions of this Agreement other than those set forth in paragraphs 2, 6, and 7 shall be governed by, construed and enforced in all respects in accordance with the laws of the State of Ohio. The provisions of paragraphs 2, 6, and 7 shall be governed by, construed and enforced in all respects in accordance with the laws of the State of Florida.

15. Captions. Titles or captions of paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision hereof.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same Agreement.

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



17. Construction. The parties acknowledge that they have had the opportunity to participate equally in the drafting of this Agreement and that in the event of a dispute, no party shall be treated, for any purpose, as the author of this Agreement or have any ambiguity resolved against such party on account thereof.

In witness whereof, the parties hereto have executed this Agreement, as of the day and year first above written.

Paravant Computer Systems, Inc.


By: _______________________________
      Krishan K. Joshi,
      Chairman of the Board and CEO

     ________________________________
     C. David Lambertson, Employee



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COMPENSATION AND BENEFITS OF C. David Lambertson

POSITION: Senior Vice President, Engineering of EDL

1.  An annual salary of $169,300

2. A non-qualified deferred compensation (funded) of 40% of No. 1 $67,720 based on plan (attached).

3.  Standard EDL/STL benefits package attached, modified as follows:

        a.  2x (twice) All Employee Incentive Program payment percentage.

        b.  16  hours of personal leave per payroll period.

        c.  Life insurance of $169,300

        d. Continuation of Health Care coverage for employee and spouse until each is eligible for Medicare coverage under existing plan benefits and at a cost no greater than current plan (see attached). This benefit continues after retirement or separation. This provision will be interpreted based upon laws and other benefits that were in effect as of March 30, 1998.

Note: The plans referred to above as attached have been furnished to the parties to the Acquisition Agreement.



                                       100





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



                              EMPLOYMENT AGREEMENT



This Agreement is made and entered into as of ______________,1998, by and between Paravant Computer Systems, Inc., a Florida corporation (the "Company"), and James E. Clifford (the "Employee").

The parties hereto, in consideration of the premises and the mutual covenants herein contained, hereby agree as follows:

1. Term of Employment. Subject to the terms and conditions hereinafter set forth, the Company agrees to employ the Employee for a period of forty-two (42) months. The Employee commits to be employed for a period commencing on the date hereof and ending no earlier than December 31, 2000. Upon completion of forty two (42) months of employment the Company and Employee may extend the term of employment for an additional year by mutual agreement. Notwithstanding the foregoing, the Employee shall be entitled to terminate his employment at any time after the date hereof if: (i) the Employee recommends an individual qualified to perform the Employee's job responsibilities (the "Qualified Replacement") and (ii) the prior EDL and STL shareholders, who are currently employees, first approve and then the Company approves of the Qualified Replacement, said approval not to be unreasonably withheld. If such consent is unreasonably withheld, then damages are limited to zero; however, the Employee would be entitled to any Earn-Out ("Earn-Out") provided for in Section 1.3 of the Acquisition Agreement dated March __, 1998 between the Company, Engineering Development Laboratories, Incorporated ("EDL"), Signal Technology Laboratories, Inc. ("STL") and the shareholders of EDL and STL, including the Employee, which should have been paid as performance bonus or additional compensation.

2. Forfeiture of Earn-Out. If the Employee terminates his employment prior to December 31,2000 without the approval of the Company he will forfeit his share of Earn-Out to be paid for any Earn-Out Period ending after the date on which he terminates his employment. The Company is not entitled to any further damages caused as a result of the Employee's termination of his employment. If the employment of the Employee is terminated by death or disability, as defined in paragraph 5, then he or his beneficiary is still entitled to his share of the Earn-Out and his share of the Earn-Out is not subject to forfeiture.

3. Scope of Employment. During the term of employment, the Employee shall be employed as the Executive Vice President, Secretary/Treasurer and Chief Operating Officer of Signal Technology Laboratories, Inc., an Ohio corporation, and a subsidiary of the Company headquartered in Dayton, Ohio. The Employee shall render such services which are in accordance with his utmost abilities and shall use his best efforts to promote the interests of the Company and its subsidiaries. The Employee will not engage in any capacity or activity which is, or may be considered contrary to the welfare, interest or benefit of the business now or hereafter conducted by the Company and its subsidiaries. Employee's duties and/or position may be modified by

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



mutual agreement of the Company and the Employee. The Company shall not relocate the Employee either temporarily or permanently from Dayton, Ohio without Employee's consent during the term of this Agreement.

4. Compensation and Benefits. (Attached)

5. Payments on Death or Disability. In the event that the Employee shall die or become disabled while employed under this Agreement, the Company shall pay twelve (12) months compensation at the monthly compensation rate, including all benefits, then in effect for the Employee (the "Compensation") to his heir(s), in the cause of his death, or to him or his guardian(s), in case of his disability, (i) in a lump sum payment or (ii) in twelve equal monthly installments, which lump sum or installment payment method shall be at the discretion of the Employee or his or her heir(s) or guardian(s). In case of disability, the twelve (12) month period would begin as of the date on which the Employee's employment hereunder is terminated because of disability as hereinafter provided. Employee's employment hereunder shall be terminated because of disability if (a) the Employee shall become physically or mentally incapable of properly performing his services to the Company as provided hereunder, excluding infrequent and temporary absences due to ordinary illnesses, (b) such incapacity shall exist or be reasonably expected to exist for more than one hundred fifty (150) days in the aggregate during any twelve
(12) consecutive months covered hereunder, and (c) either the Employee or the Company shall have given the other thirty (30) days written notice of his or its intention to terminate the Employee's employment hereunder due to such disability. For purposes of this Agreement, the Employee may provide the Company with a written list of heirs in order of preference regarding death payment benefits hereunder. The list may be altered and changed from time to time by the Employee by giving written notice of such changes or new list thereof to the Company as provided herein. In the event of death, if no list has been provided by the Employee, then all compensation provided for in this paragraph 5 is payable to the estate of the Employee.

6. Covenant Not to Compete. During the Term of Employment and for a period of five (5) years thereafter, the Employee shall not (except on behalf of the Company or a subsidiary of the Company while the Employee is employed by either the Company or a subsidiary of the Company or otherwise in accordance with the Company's written consent) engage, directly or indirectly, in any business which competes in any manner within the United States of America (the "Geographic Area"), with the Company's business of design, manufacture, repair and sale of rugged and customized computer systems and medical computer assemblies or in any other business of design, development, manufacturing, sales or service engaged in or acquired by the Company or any subsidiary of the Company as of the date of this Agreement or in which the Company employs the Employee during his employment under this Agreement. For purposes of this Agreement, the Employee will be deemed to be engaged in a business if he participates in such business, directly or indirectly, as a stockholder, partner, owner, investor, principal or agent, employee, officer, director, creditor, consultant, or otherwise in any manner in such business. The Employee shall not, for purposes of this paragraph, be deemed a stockholder if he holds less than five percent (5%) of the outstanding shares of any publicly-owned corporation. In addition, the

Employee shall not at any time, during or after the termination of this Agreement, engage in any business which uses as its name, in whole or in part, "Paravant Computer Systems, Inc.", "PCS" or any other name then used by the Company or any of its affiliates or subsidiaries.

7. Non-Disclosure. Except as may be required by law or on behalf of the Company or a subsidiary of the Company while the Employee is employed by either the Company or a subsidiary of the Company or otherwise in accordance with the Company's written consent, the Employee will not at any time, directly or indirectly, disclose or furnish to any other person, firm or corporation; (a) the methods of conducting the business of the Company or its subsidiaries or affiliates; (b) a description of any of the methods of obtaining business, or manufacturing or advertising products, or of obtaining customers thereof; (c) any technology, design drawings, software, or other intellectual property or property rights of the Company or its subsidiaries or affiliates owned by the Company or any of its subsidiaries as of the date of this Agreement or acquired by the Company or any of its subsidiaries during the Employee's employment under this Agreement; or (d) any confidential information acquired by him during the course of his employment by the Company, its predecessors, subsidiaries or affiliates, including, without limitation, the generality of the foregoing, the names of any new customers or prospective customers of, or any person, firm or corporation, who or which have, or shall have, traded or dealt with (whether such customers have been obtained by the Employee or otherwise) the Company, its predecessors, subsidiaries or affiliates.

8. Intellectual Property. As between the Employee and the Company, all products, designs, styles, processes, discoveries, materials, ideas, creations, inventions and properties, whether or not furnished by the Employee, created, developed, invented or used in connection with the Employee's employment with the Company or any subsidiary of the Company or the business markets of the Company or any subsidiary of the Company under this Agreement will be the sole and absolute property of the Company and its subsidiaries for any and all purposes whatsoever in perpetuity, whether or not conceived, discovered and/or developed during regular working hours. The Employee will not have, and will not claim to have, under this Agreement or otherwise, any right, title or interest of any kind or nature whatsoever in or to any such products, processes, discoveries, material ideas, creations, inventions and properties which are related to the Company's business markets.

9. Arbitration. Any controversy arising out of or relating to this Agreement shall be resolved by arbitration in the State of Ohio pursuant to the rules of the American Arbitration Association then in effect. The decision of the arbitrator(s) is binding on both the Company and the Employee.

10. Termination for Convenience. The Company may terminate Employee's employment under this Agreement for convenience at any time. In the event of such termination the Company shall make lump sum payments equal to the value of the compensation (1 and 2 attached) and benefits (3 of attached as would have been normally paid if the employment continued), including but not limited to non-qualified deferred compensation and health insurance, for forty-two (42) months less the amount which has previously been paid or used.

11. Termination for Cause. The Company may terminate this Employee's employment under this Agreement for "cause" without any liability to the Company other than to pay the compensation benefits provided for in this Agreement for services rendered prior to the date of such termination. The following shall constitute grounds for termination of the Employee for cause: (i) willful or gross neglect by the Employee of his duties of employment under, or any willful misconduct of the Employee in connection with the performance of his duties under this Agreement; (ii) conviction of the Employee of any felony, or of any lesser crime or offense materially and adversely affecting the property, reputation or goodwill of the Company, any subsidiary of the Company or any successor or assignee of the Company or any subsidiary of the Company; or (iii) any material breach by the Employee of the terms of this Agreement.

12. Equitable Remedies and Remedies at Law. The parties recognize that, because of the nature of the subject matter of this Agreement it would be impracticable and extremely difficult to determine actual damages for a breach of certain of the provisions of this Agreement, specifically those provisions of paragraphs 6 and 7. Accordingly, in the event of a violation or threatened violation or any provisions of this Agreement, specifically including those provisions of paragraphs 6 and 7, all legal and equitable remedies, including without limitation, injunctive relief, both preliminary and permanent, shall be available and the posting of a surety bond shall not be required in connection therewith and money damages for any loss suffered as a consequence of violation of such provisions shall also be available.

13. Severability. The invalidity or unenforceability of any term or provision of this Agreement or the nonapplicability of any such term or provision to any person or circumstances shall not impair or affect the remainder of this Agreement, and the remaining terms and provisions hereof shall not be invalidated, but shall remain in full force and effect and shall be construed as if such invalid, unenforceable or nonapplicable provisions were omitted. Further, if any of the covenants contained in paragraphs 6 or 7 of this Agreement, or any part thereof, are held to be unenforceable because of the duration of such provisions or the area covered thereby, or the scope of the activities sought to be restricted, the parties hereto agree that the arbitrator or court making such determination shall have the power to reform such provisions of this Agreement to the maximum time, geographic limitations, or time permitted by applicable law.

14. Governing Law. All of the provisions of this Agreement other than those set forth in paragraphs 2, 6, and 7 shall be governed by, construed and enforced in all respects in accordance with the laws of the State of Ohio. The provisions of paragraphs 2, 6, and 7 shall be governed by, construed and enforced in all respects in accordance with the laws of the State of Florida.

15. Captions. Titles or captions of paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision hereof.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same Agreement.

17. Construction. The parties acknowledge that they have had the opportunity to participate equally in the drafting of this Agreement and that in the event of a dispute, no party shall be treated, for any purpose, as the author of this Agreement or have any ambiguity resolved against such party on account thereof.

In witness whereof, the parties hereto have executed this Agreement, as of the day and year first above written.

Paravant Computer Systems, Inc.


By: _______________________________
      Krishan K. Joshi,
      Chairman of the Board and CEO

     ________________________________
     James E. Clifford, Employee

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



COMPENSATION AND BENEFITS OF James E. Clifford

POSITION: Executive Vice President, Secretary/Treasurer & Chief Operating Officer of STL

1.  An annual salary of $169,300

2. A non-qualified deferred compensation (funded) of 40% f No. 1 $67,720 based on plan (attached).

3.  Standard EDL/STL benefits package attached, modified as follows:

        a.  2x (twice) All Employee Incentive Program payment percentage.

        b.  16  hours of personal leave per payroll period.

        c.  Life insurance of $169,300.

        d. Continuation of Health Care coverage for employee and spouse until each is eligible for Medicare coverage under existing plan benefits and at a cost no greater than current plan (see attached). This benefit continues after retirement or separation. This provision will be interpreted based upon laws and other benefits that were in effect as of March 30, 1998.

Note: The plans referred to above as attached have been furnished to the parties to the Acquisition Agreement.

                              EMPLOYMENT AGREEMENT



This Agreement is made and entered into as of ______________,1998, by and between Paravant Computer Systems, Inc., a Florida corporation (the "Company"), and Edward W. Stefanko (the "Employee").

The parties hereto, in consideration of the premises and the mutual covenants herein contained, hereby agree as follows:

1. Term of Employment. Subject to the terms and conditions hereinafter set forth, the Company agrees to employ the Employee for a period of forty-two (42) months. The Employee commits to be employed for a period commencing on the date hereof and ending no earlier than December 31, 2000. Upon completion of forty two (42) months of employment the Company and Employee may extend the term of employment for an additional year by mutual agreement. Notwithstanding the foregoing, the Employee shall be entitled to terminate his employment at any time after the date hereof if: (i) the Employee recommends an individual qualified to perform the Employee's job responsibilities (the "Qualified Replacement") and (ii) the prior EDL and STL shareholders, who are currently employees, first approve and then the Company approves of the Qualified Replacement, said approval not to be unreasonably withheld. If such consent is unreasonably withheld, then damages are limited to zero; however, the Employee would be entitled to any Earn-Out ("Earn-Out") provided for in Section 1.3 of the Acquisition Agreement dated March __, 1998 between the Company, Engineering Development Laboratories, Incorporated ("EDL"), Signal Technology Laboratories, Inc. ("STL") and the shareholders of EDL and STL, including the Employee, which should have been paid as performance bonus or additional compensation.

2. Forfeiture of Earn-Out. If the Employee terminates his employment prior to December 31,2000 without the approval of the Company he will forfeit his share of Earn-Out to be paid for any Earn-Out Period ending after the date on which he terminates his employment. The Company is not entitled to any further damages caused as a result of the Employee's termination of his employment. If the employment of the Employee is terminated by death or disability, as defined in paragraph 5, then he or his beneficiary is still entitled to his share of the Earn-Out and his share of the Earn-Out is not subject to forfeiture.

3. Scope of Employment. During the term of employment, the Employee shall be employed as the President and Chief Executive Officer (CEO) of Engineering Development Laboratories, Incorporated, an Ohio corporation, and a subsidiary of the Company headquartered in Dayton, Ohio. The Employee shall render such services which are in accordance with his utmost abilities and shall use his best efforts to promote the interests of the Company and its subsidiaries. The Employee will not engage in any capacity or activity which is, or may be considered contrary to the welfare, interest or benefit of the business now or hereafter conducted by the Company and its subsidiaries. Employee's duties and/or position may be modified by mutual agreement of the Company and the Employee. The Company shall not relocate the Employee either temporarily or permanently from Dayton, Ohio without Employee's consent during the term of this Agreement.

4. Compensation and Benefits. (Attached)

5. Payments on Death or Disability. In the event that the Employee shall die or become disabled while employed under this Agreement, the Company shall pay twelve (12) months compensation at the monthly compensation rate, including all benefits, then in effect for the Employee (the "Compensation") to his heir(s), in the cause of his death, or to him or his guardian(s), in case of his disability, (i) in a lump sum payment or (ii) in twelve equal monthly installments, which lump sum or installment payment method shall be at the discretion of the Employee or his or her heir(s) or guardian(s). In case of disability, the twelve (12) month period would begin as of the date on which the Employee's employment hereunder is terminated because of disability as hereinafter provided. Employee's employment hereunder shall be terminated because of disability if (a) the Employee shall become physically or mentally incapable of properly performing his services to the Company as provided hereunder, excluding infrequent and temporary absences due to ordinary illnesses, (b) such incapacity shall exist or be reasonably expected to exist for more than one hundred fifty (150) days in the aggregate during any twelve
(12) consecutive months covered hereunder, and (c) either the Employee or the Company shall have given the other thirty (30) days written notice of his or its intention to terminate the Employee's employment hereunder due to such disability. For purposes of this Agreement, the Employee may provide the Company with a written list of heirs in order of preference regarding death payment benefits hereunder. The list may be altered and changed from time to time by the Employee by giving written notice of such changes or new list thereof to the Company as provided herein. In the event of death, if no list has been provided by the Employee, then all compensation provided for in this paragraph 5 is payable to the estate of the Employee.

6. Covenant Not to Compete. During the Term of Employment and for a period of five (5) years thereafter, the Employee shall not (except on behalf of the Company or a subsidiary of the Company while the Employee is employed by either the Company or a subsidiary of the Company or otherwise in accordance with the Company's written consent) engage, directly or indirectly, in any business which competes in any manner within the United States of America (the "Geographic Area"), with the Company's business of design, manufacture, repair and sale of rugged and customized computer systems and medical computer assemblies or in any other business of design, development, manufacturing, sales or service engaged in or acquired by the Company or any subsidiary of the Company as of the date of this Agreement or in which the Company employs the Employee during his employment under this Agreement. For purposes of this Agreement, the Employee will be deemed to be engaged in a business if he participates in such business, directly or indirectly, as a stockholder, partner, owner, investor, principal or agent, employee, officer, director, creditor, consultant, or otherwise in any manner in such business. The Employee shall not, for purposes of this paragraph, be deemed a stockholder if he holds less than five percent (5%) of the outstanding shares of any publicly-owned corporation. In addition, the Employee shall not at any time, during or after the termination of this Agreement, engage in any business which uses as its name, in whole or in part, "Paravant Computer Systems, Inc.", "PCS" or any other name then used by the Company or any of its affiliates or subsidiaries.

7. Non-Disclosure. Except as may be required by law or on behalf of the Company or a subsidiary of the Company while the Employee is employed by either the Company or a subsidiary of the Company or otherwise in accordance with the Company's written consent, the Employee will not at any time, directly or indirectly, disclose or furnish to any other person, firm or corporation; (a) the methods of conducting the business of the Company or its subsidiaries or affiliates; (b) a description of any of the methods of obtaining business, or manufacturing or advertising products, or of obtaining customers thereof; (c) any technology, design drawings, software, or other intellectual property or property rights of the Company or its subsidiaries or affiliates owned by the Company or any of its subsidiaries as of the date of this Agreement or acquired by the Company or any of its subsidiaries during the Employee's employment under this Agreement; or (d) any confidential information acquired by him during the course of his employment by the Company, its predecessors, subsidiaries or affiliates, including, without limitation, the generality of the foregoing, the names of any new customers or prospective customers of, or any person, firm or corporation, who or which have, or shall have, traded or dealt with (whether such customers have been obtained by the Employee or otherwise) the Company, its predecessors, subsidiaries or affiliates.

8. Intellectual Property. As between the Employee and the Company, all products, designs, styles, processes, discoveries, materials, ideas, creations, inventions and properties, whether or not furnished by the Employee, created, developed, invented or used in connection with the Employee's employment with the Company or any subsidiary of the Company or the business markets of the Company or any subsidiary of the Company under this Agreement will be the sole and absolute property of the Company and its subsidiaries for any and all purposes whatsoever in perpetuity, whether or not conceived, discovered and/or developed during regular working hours. The Employee will not have, and will not claim to have, under this Agreement or otherwise, any right, title or interest of any kind or nature whatsoever in or to any such products, processes, discoveries, material ideas, creations, inventions and properties which are related to the Company's business markets.

9. Arbitration. Any controversy arising out of or relating to this Agreement shall be resolved by arbitration in the State of Ohio pursuant to the rules of the American Arbitration Association then in effect. The decision of the arbitrator(s) is binding on both the Company and the Employee.

10. Termination for Convenience. The Company may terminate Employee's employment under this Agreement for convenience at any time. In the event of such termination the Company shall make lump sum payments equal to the value of the compensation (1 and 2 attached) and benefits (3 of attached as would have been normally paid if the employment continued), including but not

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limited to non-qualified deferred compensation and health insurance, for forty-two (42) months less the amount which has previously been paid or used.

11. Termination for Cause. The Company may terminate this Employee's employment under this Agreement for "cause" without any liability to the Company other than to pay the compensation benefits provided for in this Agreement for services rendered prior to the date of such termination. The following shall constitute grounds for termination of the Employee for cause: (i) willful or gross neglect by the Employee of his duties of employment under, or any willful misconduct of the Employee in connection with the performance of his duties under this Agreement; (ii) conviction of the Employee of any felony, or of any lesser crime or offense materially and adversely affecting the property, reputation or goodwill of the Company, any subsidiary of the Company or any successor or assignee of the Company or any subsidiary of the Company; or (iii) any material breach by the Employee of the terms of this Agreement.

12. Equitable Remedies and Remedies at Law. The parties recognize that, because of the nature of the subject matter of this Agreement it would be impracticable and extremely difficult to determine actual damages for a breach of certain of the provisions of this Agreement, specifically those provisions of paragraphs 6 and 7. Accordingly, in the event of a violation or threatened violation or any provisions of this Agreement, specifically including those provisions of paragraphs 6 and 7, all legal and equitable remedies, including without limitation, injunctive relief, both preliminary and permanent, shall be available and the posting of a surety bond shall not be required in connection therewith and money damages for any loss suffered as a consequence of violation of such provisions shall also be available.

13. Severability. The invalidity or unenforceability of any term or provision of this Agreement or the nonapplicability of any such term or provision to any person or circumstances shall not impair or affect the remainder of this Agreement, and the remaining terms and provisions hereof shall not be invalidated, but shall remain in full force and effect and shall be construed as if such invalid, unenforceable or nonapplicable provisions were omitted. Further, if any of the covenants contained in paragraphs 6 or 7 of this Agreement, or any part thereof, are held to be unenforceable because of the duration of such provisions or the area covered thereby, or the scope of the activities sought to be restricted, the parties hereto agree that the arbitrator or court making such determination shall have the power to reform such provisions of this Agreement to the maximum time, geographic limitations, or time permitted by applicable law.

14. Governing Law. All of the provisions of this Agreement other than those set forth in paragraphs 2, 6, and 7 shall be governed by, construed and enforced in all respects in accordance with the laws of the State of Ohio. The provisions of paragraphs 2, 6, and 7 shall be governed by, construed and enforced in all respects in accordance with the laws of the State of Florida.

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15. Captions. Titles or captions of paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision hereof.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same Agreement.

17. Construction. The parties acknowledge that they have had the opportunity to participate equally in the drafting of this Agreement and that in the event of a dispute, no party shall be treated, for any purpose, as the author of this Agreement or have any ambiguity resolved against such party on account thereof.

In witness whereof, the parties hereto have executed this Agreement, as of the day and year first above written.

Paravant Computer Systems, Inc.


By: _______________________________
      Krishan K. Joshi,
      Chairman of the Board and CEO

     ________________________________
     Edward W. Stefanko, Employee



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COMPENSATION AND BENEFITS OF Edward W. Stefanko

POSITION: President and Chief Executive Officer (CEO) of EDL

1.  An annual salary of $169,300

2. A non-qualified deferred compensation (funded) of 40% of No. 1 $67,720 based on plan (attached).

3.  Standard EDL/STL benefits package attached, modified as follows:

        a.  2x (twice) All Employee Incentive Program payment percentage.

        b.  16  hours of personal leave per payroll period.

        c.  Life insurance of $169,300.

        d. Continuation of Health Care coverage for employee and spouse until each is eligible for Medicare coverage under existing plan benefits and at a cost no greater than current plan (see attached). This benefit continues after retirement or separation. This provision will be interpreted based upon laws and other benefits that were in effect as of March 30, 1998.

Note: The plans referred to above as attached have been furnished to the parties to the Acquisition Agreement.



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                              EMPLOYMENT AGREEMENT



This Agreement is made and entered into as of ______________,1998, by and between Paravant Computer Systems, Inc., a Florida corporation (the "Company"), and Peter E. Oberbeck (the "Employee").

The parties hereto, in consideration of the premises and the mutual covenants herein contained, hereby agree as follows:

1. Term of Employment. Subject to the terms and conditions hereinafter set forth, the Company agrees to employ the Employee for a period of forty-two (42) months. The Employee commits to be employed for a period commencing on the date hereof and ending no earlier than December 31, 2000. Upon completion of forty two (42) months of employment the Company and Employee may extend the term of employment for an additional year by mutual agreement. Notwithstanding the foregoing, the Employee shall be entitled to terminate his employment at any time after the date hereof if: (i) the Employee recommends an individual qualified to perform the Employee's job responsibilities (the "Qualified Replacement") and (ii) the prior EDL and STL shareholders, who are currently employees, first approve and then the Company approves of the Qualified Replacement, said approval not to be unreasonably withheld. If such consent is unreasonably withheld, then damages are limited to zero; however, the Employee would be entitled to any Earn-Out ("Earn-Out") provided for in Section 1.3 of the Acquisition Agreement dated March __, 1998 between the Company, Engineering Development Laboratories, Incorporated ("EDL"), Signal Technology Laboratories, Inc. ("STL") and the shareholders of EDL and STL, including the Employee, which should have been paid as performance bonus or additional compensation.

2. Forfeiture of Earn-Out. If the Employee terminates his employment prior to December 31,2000 without the approval of the Company he will forfeit his share of Earn-Out to be paid for any Earn-Out Period ending after the date on which he terminates his employment. The Company is not entitled to any further damages caused as a result of the Employee's termination of his employment. If the employment of the Employee is terminated by death or disability, as defined in paragraph 5, then he or his beneficiary is still entitled to his share of the Earn-Out and his share of the Earn-Out is not subject to forfeiture.

3. Scope of Employment. During the term of employment, the Employee shall be employed as the Vice President of Technology of Signal Technology Laboratories, Inc., an Ohio corporation, and a subsidiary of the Company headquartered in Dayton, Ohio. The Employee shall render such services which are in accordance with his utmost abilities and shall use his best efforts to promote the interests of the Company and its subsidiaries. The Employee will not engage in any capacity or activity which is, or may be considered contrary to the welfare, interest or benefit of the business now or hereafter conducted by the Company and its subsidiaries. Employee's duties

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and/or position may be modified by mutual agreement of the Company and the
Employee. The Company shall not relocate the Employee either temporarily or permanently from Dayton, Ohio without Employee's consent during the term of this Agreement.

4. Compensation and Benefits. (Attached)

5. Payments on Death or Disability. In the event that the Employee shall die or become disabled while employed under this Agreement, the Company shall pay twelve (12) months compensation at the monthly compensation rate, including all benefits, then in effect for the Employee (the "Compensation") to his heir(s), in the cause of his death, or to him or his guardian(s), in case of his disability, (i) in a lump sum payment or (ii) in twelve equal monthly installments, which lump sum or installment payment method shall be at the discretion of the Employee or his or her heir(s) or guardian(s). In case of disability, the twelve (12) month period would begin as of the date on which the Employee's employment hereunder is terminated because of disability as hereinafter provided. Employee's employment hereunder shall be terminated because of disability if (a) the Employee shall become physically or mentally incapable of properly performing his services to the Company as provided hereunder, excluding infrequent and temporary absences due to ordinary illnesses, (b) such incapacity shall exist or be reasonably expected to exist for more than one hundred fifty (150) days in the aggregate during any twelve
(12) consecutive months covered hereunder, and (c) either the Employee or the Company shall have given the other thirty (30) days written notice of his or its intention to terminate the Employee's employment hereunder due to such disability. For purposes of this Agreement, the Employee may provide the Company with a written list of heirs in order of preference regarding death payment benefits hereunder. The list may be altered and changed from time to time by the Employee by giving written notice of such changes or new list thereof to the Company as provided herein. In the event of death, if no list has been provided by the Employee, then all compensation provided for in this paragraph 5 is payable to the estate of the Employee.

6. Covenant Not to Compete. During the Term of Employment and for a period of five (5) years thereafter, the Employee shall not (except on behalf of the Company or a subsidiary of the Company while the Employee is employed by either the Company or a subsidiary of the Company or otherwise in accordance with the Company's written consent) engage, directly or indirectly, in any business which competes in any manner within the United States of America (the "Geographic Area"), with the Company's business of design, manufacture, repair and sale of rugged and customized computer systems and medical computer assemblies or in any other business of design, development, manufacturing, sales or service engaged in or acquired by the Company or any subsidiary of the Company as of the date of this Agreement or in which the Company employs the Employee during his employment under this Agreement. For purposes of this Agreement, the Employee will be deemed to be engaged in a business if he participates in such business, directly or indirectly, as a stockholder, partner, owner, investor, principal or agent, employee, officer, director, creditor, consultant, or otherwise in any manner in such business. The Employee shall not, for purposes of this paragraph, be deemed a stockholder if he holds less than

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five percent (5%) of the outstanding shares of any publicly-owned corporation.
In addition, the Employee shall not at any time, during or after the termination of this Agreement, engage in any business which uses as its name, in whole or in part, "Paravant Computer Systems, Inc.", "PCS" or any other name then used by the Company or any of its affiliates or subsidiaries.

7. Non-Disclosure. Except as may be required by law or on behalf of the Company or a subsidiary of the Company while the Employee is employed by either the Company or a subsidiary of the Company or otherwise in accordance with the Company's written consent, the Employee will not at any time, directly or indirectly, disclose or furnish to any other person, firm or corporation; (a) the methods of conducting the business of the Company or its subsidiaries or affiliates; (b) a description of any of the methods of obtaining business, or manufacturing or advertising products, or of obtaining customers thereof; (c) any technology, design drawings, software, or other intellectual property or property rights of the Company or its subsidiaries or affiliates owned by the Company or any of its subsidiaries as of the date of this Agreement or acquired by the Company or any of its subsidiaries during the Employee's employment under this Agreement; or (d) any confidential information acquired by him during the course of his employment by the Company, its predecessors, subsidiaries or affiliates, including, without limitation, the generality of the foregoing, the names of any new customers or prospective customers of, or any person, firm or corporation, who or which have, or shall have, traded or dealt with (whether such customers have been obtained by the Employee or otherwise) the Company, its predecessors, subsidiaries or affiliates.

8. Intellectual Property. As between the Employee and the Company, all products, designs, styles, processes, discoveries, materials, ideas, creations, inventions and properties, whether or not furnished by the Employee, created, developed, invented or used in connection with the Employee's employment with the Company or any subsidiary of the Company or the business markets of the Company or any subsidiary of the Company under this Agreement will be the sole and absolute property of the Company and its subsidiaries for any and all purposes whatsoever in perpetuity, whether or not conceived, discovered and/or developed during regular working hours. The Employee will not have, and will not claim to have, under this Agreement or otherwise, any right, title or interest of any kind or nature whatsoever in or to any such products, processes, discoveries, material ideas, creations, inventions and properties which are related to the Company's business markets.

9. Arbitration. Any controversy arising out of or relating to this Agreement shall be resolved by arbitration in the State of Ohio pursuant to the rules of the American Arbitration Association then in effect. The decision of the arbitrator(s) is binding on both the Company and the Employee.

10. Termination for Convenience. The Company may terminate Employee's employment under this Agreement for convenience at any time. In the event of such termination the Company shall make lump sum payments equal to the value of the compensation (1 and 2 attached) and benefits (3 of attached as would have been normally paid if the employment continued), including but not

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limited to non-qualified deferred compensation and health insurance, for forty-two (42) months less the amount which has previously been paid or used.

11. Termination for Cause. The Company may terminate this Employee's employment under this Agreement for "cause" without any liability to the Company other than to pay the compensation benefits provided for in this Agreement for services rendered prior to the date of such termination. The following shall constitute grounds for termination of the Employee for cause: (i) willful or gross neglect by the Employee of his duties of employment under, or any willful misconduct of the Employee in connection with the performance of his duties under this Agreement; (ii) conviction of the Employee of any felony, or of any lesser crime or offense materially and adversely affecting the property, reputation or goodwill of the Company, any subsidiary of the Company or any successor or assignee of the Company or any subsidiary of the Company; or (iii) any material breach by the Employee of the terms of this Agreement.

12. Equitable Remedies and Remedies at Law. The parties recognize that, because of the nature of the subject matter of this Agreement it would be impracticable and extremely difficult to determine actual damages for a breach of certain of the provisions of this Agreement, specifically those provisions of paragraphs 6 and 7. Accordingly, in the event of a violation or threatened violation or any provisions of this Agreement, specifically including those provisions of paragraphs 6 and 7, all legal and equitable remedies, including without limitation, injunctive relief, both preliminary and permanent, shall be available and the posting of a surety bond shall not be required in connection therewith and money damages for any loss suffered as a consequence of violation of such provisions shall also be available.

13. Severability. The invalidity or unenforceability of any term or provision of this Agreement or the nonapplicability of any such term or provision to any person or circumstances shall not impair or affect the remainder of this Agreement, and the remaining terms and provisions hereof shall not be invalidated, but shall remain in full force and effect and shall be construed as if such invalid, unenforceable or nonapplicable provisions were omitted. Further, if any of the covenants contained in paragraphs 6 or 7 of this Agreement, or any part thereof, are held to be unenforceable because of the duration of such provisions or the area covered thereby, or the scope of the activities sought to be restricted, the parties hereto agree that the arbitrator or court making such determination shall have the power to reform such provisions of this Agreement to the maximum time, geographic limitations, or time permitted by applicable law.

14. Governing Law. All of the provisions of this Agreement other than those set forth in paragraphs 2, 6, and 7 shall be governed by, construed and enforced in all respects in accordance with the laws of the State of Ohio. The provisions of paragraphs 2, 6, and 7 shall be governed by, construed and enforced in all respects in accordance with the laws of the State of Florida.

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15. Captions. Titles or captions of paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision hereof.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same Agreement.

17. Construction. The parties acknowledge that they have had the opportunity to participate equally in the drafting of this Agreement and that in the event of a dispute, no party shall be treated, for any purpose, as the author of this Agreement or have any ambiguity resolved against such party on account thereof.

In witness whereof, the parties hereto have executed this Agreement, as of the day and year first above written.

Paravant Computer Systems, Inc.

By: _______________________________
      Krishan K. Joshi,
      Chairman of the Board and CEO

     ________________________________
     Peter E. Oberbeck, Employee



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COMPENSATION AND BENEFITS OF Peter E. Oberbeck

POSITION: Vice President of Technology of STL

1.  An annual salary of $126,700

2. A non-qualified deferred compensation (funded) of 40% of No. 1 $50,680 based on plan (attached).

3.  Standard EDL/STL benefits package attached, modified as follows:

        a.  2x (twice) All Employee Incentive Program payment percentage.

        b. 16  hours of personal leave per payroll period.

        c.  Life insurance of $126,700.

        d. Continuation of Health Care coverage for employee and spouse until each is eligible for Medicare coverage under existing plan benefits and at a cost no greater than current plan (see attached). This benefit continues after retirement or separation. This provision will be interpreted based upon laws and other benefits that were in effect as of March 30, 1998.

Note: The plans referred to above as attached have been furnished to the parties to the Acquisition Agreement.



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

                                  EXHIBIT 6.11

                            NON-COMPETITION AGREEMENT


        THIS NON-COMPETITION AGREEMENT (this "Agreement"), is made this ____ day of _______, 1998, by and between PARAVANT COMPUTER SYSTEMS, INC., a Florida corporation (hereinafter referred to as the "Purchaser"), and C. Hyland Schooley (hereinafter referred to as the "Selling Shareholder").

                              W I T N E S S E T H:

        WHEREAS, the Purchaser, ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED, an Ohio corporation ("EDL"), SIGNAL TECHNOLOGY LABORATORIES, INC., an Ohio corporation ("STL"), and the Shareholders of both of EDL and STL, including the Selling Shareholder are parties to an Acquisition Agreement dated March ____, 1998 (the "Acquisition Agreement") providing for the acquisition by the Purchaser from the EDL as shareholders of all of the EDL common stock, the acquisition by the Purchaser, directly or indirectly through its wholly-owned subsidiary NewSTL, from STL of the STL Purchased Assets and the acquisition by the Purchaser of non-competition agreements from certain of the shareholders of STL, including the Selling Shareholder;

        WHEREAS, it is a condition precedent to the obligation of the Purchaser to complete the Closing contemplated by the Purchase Agreement (the "Closing") that the Purchaser shall have received this Agreement from the Selling Shareholder;

        WHEREAS, Selling Shareholder desires to induce the Purchaser to enter into and complete the Closing and to consummate the transaction contemplated by the Acquisition Agreement; and

        WHEREAS, all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Acquisition Agreement.

        NOW, THEREFORE, in consideration of the foregoing, Selling Shareholder hereby agrees with the Purchaser as follows:

        1. Recitals. The recitals set forth at the beginning of this Agreement are true and correct and by this reference are incorporated by reference into the body of this Agreement.

        2. Representations and Warranties. Selling Shareholder does hereby represent and warrant to the Purchaser:


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                (a) That the delivery of this Agreement to the Purchaser by
Selling Shareholder is ancillary to the main business purpose of the Acquisition Agreement and is executed by Selling Shareholder to protect the legitimate interests of the Purchaser with respect to its acquisition of EDL and the STL Purchased Assets;

                (b) That the Non-competition Period (as hereinafter defined) and the Geographic Area (as hereinafter defined), as described in Section 3 of this Agreement, is appropriate and reasonable in all respects in light of the nature of the business conducted by the Purchaser, EDL and NewSTL and the legitimate need of the Purchaser to protect the investment by the Purchaser in EDL and NewSTL following the acquisition; and

                (c) That the execution and delivery of this Agreement, the performance by Selling Shareholder of the covenants and agreements contained herein, and the enforcement by the Purchaser of the provisions contained herein, will cause no undue hardship on Selling Shareholder.

        3. Non-competition. During the period commencing with the date of this Agreement and continuing until fifteen (15) years thereafter, Selling Shareholder agrees that, except on behalf of the Purchaser or a subsidiary of the Purchaser while employed by the Purchaser or a subsidiary of the Purchaser, and except to the extent set forth in Section 5 of this Agreement, he shall not engage, directly or indirectly, in any business which competes in any manner within the United States of America or its possessions or territories or elsewhere throughout the world (the "Geographic Area") with the Purchaser's business of design, manufacture, repair and sale of rugged and customized computer systems and medical computer assemblies, EDL's business of the design, development, modification and marketing of avionics equipment for use on or with military airborne systems or the business of the design, development, production, modification and marketing of digital signal processing equipment for government intelligence and related applications, which was included in the STL Purchased Assets. For purposes of this Agreement, the Selling Shareholder will be deemed to be engaged in a business if he participates in such business, directly or indirectly, as a stockholder, partner, owner, investor, principal or agent, employee, officer, director, creditor, consultant, or otherwise in any manner in such business.

        4. Confidentiality of information, etc. Selling Shareholder shall not divulge, communicate, use to the detriment of the Purchaser, or for the benefit of any other business, firm, person, partnership or corporation, or otherwise misuse, any "Confidential Information", data or trade secrets, including secret processes, formulas or other technical data, production methods, customer lists, or personnel or proprietary information, pertaining to the STL Purchased Assets, the Purchaser, NewSTL or other subsidiaries of the Purchaser, or their respective businesses. Selling Shareholder acknowledges that any such information or data he may have acquired was either part of the STL Purchased Assets which were conveyed to the Purchaser pursuant to the Acquisition Agreement or was received in confidence and as a fiduciary of the Purchaser or NewSTL. "Confidential Information" shall be defined as: trade secrets, customer names, addresses, or particular desires or needs; the market regions or territories; prices charged for services or products and the methods and

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formulas related to pricing; information concerning product development, manufacturing processes and research and development projects; formulas, inventions and compilations of such information; information concerning future product or market developments; financial information; information regarding suppliers and costs for raw materials and other supplies; financing programs; business plans; and information regarding personnel, overhead, distribution and other expenses. The parties stipulate that Confidential Information and all elements of it are important, material, confidential and gravely affect the successful conduct of the business of the Purchaser and NewSTL. Upon termination of his employment with the Purchaser and its subsidiaries for any reason and at any other time the Purchaser or New STL may request, Selling Shareholder agrees to deliver to the Purchaser, all memoranda, notes, plans, records, reports, information and other documentation (and copies thereof), however recorded, relating to the business of the Purchaser or NewSTL, or which contain Confidential Information which he may possess or have under his control. Confidential Information, data or trade secrets shall not include any information which: (a) at the time of disclosure is within the public domain;
(b) after disclosure becomes a part of the public domain or generally known within the industry through no fault, act or failure to act, error, effort or breach of this Agreement by Selling Shareholder; (c) is known to the recipient at the time of disclosure; (d) is subsequently discovered by Selling Shareholder independently of any disclosure by the Purchaser, STL or NewSTL; (e) is required by order, statute or regulation, of any governmental authority to be disclosed to any federal or state agency, court or other body; or (f) is obtained from a third party who has acquired a legal right to possess and disclose such information.

        5. Exceptions and Exclusions. With respect to the restrictions and prohibitions set forth in Sections 3 and 4, such restrictions and prohibitions shall not:

                (a) Restrict or prohibit the Selling Shareholder from engaging in the activities required, but only to the extent required, to permit STL to enter into a new contract or accept a new order, to subcontract with NewSTL, or to complete any backlog order in accordance with the provisions of Section 5.3.3 of the Acquisition Agreement; and

                (b) Nothing herein contained shall be deemed to prevent or limit the right of Selling Shareholder to own capital stock or other securities of any corporation which are publicly owned or regularly traded in the over-the-counter market or on any securities exchange; provided, however, such investment does not exceed five percent 5% of the issuer's outstanding securities of that class.

        6. Equitable Remedies and Remedies at Law. The parties recognize that, because of the nature of the subject matter of this Agreement, it would be impracticable and extremely difficult to determine actual damages to the Purchaser or NewSTL or in the event of a breach of this Agreement by Selling Shareholder. Accordingly, if Selling Shareholder commits a breach, or threatens to commit a breach of any of the provisions of this Agreement, the Purchaser or NewSTL shall be entitled to all available legal and equitable remedies, including without limitation, injunctive relief, both preliminary and permanent, and none of such parties shall be required to post a surety

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bond in connection therewith and each of such parties will also be entitled to money damages for any loss suffered or to be suffered as a consequence of Selling Shareholder's breach of this Agreement.

        7. Severability. If any of the covenants contained in Section 3, or any part thereof, are held to be unenforceable because of the duration of such provisions or the area covered thereby, or ever be deemed to exceed the scope of business, the undersigned agrees that the court making such determination shall have the power to reform the provisions of this Agreement to the maximum scope, time or geographic limitations permitted by applicable law.

        8. Reasonableness. The Purchaser and Selling Shareholder agree that the covenants of Selling Shareholder set forth in this Agreement are appropriate and reasonable when considered in light of the nature and extent of the business acquired by the Purchaser as the STL Purchased Assets and the business conducted by the Purchaser and the business to be conducted by NewSTL.

        9. Exclusive Jurisdiction. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Section 3 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of their scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Purchaser's right to the relief provided above in the courts or any other state within the geographical scope of such covenants as to any subsequent breach, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

        10. Governing Law. Except as otherwise provided in Section 9, this Agreement shall be construed, and the legal relations between the parties hereto determined, in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within the State of Florida, without giving effect to its conflicts of laws provisions.

        11. Attorneys' Fees. In the event any party hereto institutes litigation to enforce its rights or remedies under this Agreement, the party prevailing in such litigation shall be entitled to receive an award from the non-prevailing party of the prevailing party's reasonable attorneys' fees and costs incurred in connection with such litigation. The foregoing shall include reasonable attorneys' fees and costs (including paralegals' fees) incurred at trial, on any appeal and in any proceeding in bankruptcy. The agreement of the parties represented by this Agreement is in addition to, and not in lieu of, any other agreement or obligation of the parties contained in this Agreement or in the Acquisition Agreement.

        12. Enforcement. The covenants of Selling Shareholder under this Agreement shall be independent of any other contractual relationship between the Purchaser and Selling Shareholder. Consequently, the existence of any claim or cause of action of Selling Shareholder against the Purchaser shall not constitute a defense to the enforcement by the Purchaser of this Agreement.

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        13. Assignability and Parties in Interest. This Agreement shall inure to the benefit of and be binding upon (i) the Purchaser and NewSTL and their respective successors and assigns, including, but not limited to, any corporation which may acquire all or substantially all of the assets and business of the Purchaser or NewSTL and any corporation with and into which any of the Purchaser or NewSTL may be consolidated or merged, or any corporation that is the successor corporation of any of them in an exchange of stock; and
(ii) Selling Shareholder, his heirs, guardians and personal and legal representatives. Selling Shareholder may not assign any of his rights or delegate any of its obligations hereunder without the prior written consent of the Purchaser. This Agreement shall inure to the benefit of the Purchaser and NewSTL, notwithstanding the fact that NewSTL is not a party hereto. All references in this Agreement to the Purchaser shall be deemed to include NewSTL.

        14. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto.

        15. Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

        16. Complete Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and the subject matter hereof and, except as provided herein, supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings relating to the subject matter hereof.

        17. Modifications, Amendments and Waivers. All modifications or amendments to this Agreement shall be in writing and signed by both parties hereto.

        18. Interpretation. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

        19. Gender, Number. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context. All terms such as "herein," "hereby" or "hereunder" refer to this Agreement as a whole.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                                   "PURCHASER"

                                                   PARAVANT COMPUTER SYSTEMS, INC.
                                                   a Florida corporation


Attest:______________________________              By:_________________________________
          William R. Craven,  Secretary

                [Corporate Seal]


Signed, Sealed and Delivered in                    "SELLING SHAREHOLDER"
the Presence of Two Subscribing
Witnesses:


___________________________________                ____________________________________
Witness                                            C. Hyland Schooley


___________________________________
Witness



                            NON-COMPETITION AGREEMENT


        THIS NON-COMPETITION AGREEMENT (this "Agreement"), is made this ____ day of _______, 1998, by and between PARAVANT COMPUTER SYSTEMS, INC., a Florida corporation (hereinafter referred to as the "Purchaser"), and Peter E. Oberbeck (hereinafter referred to as the "Selling Shareholder").

                              W I T N E S S E T H:

        WHEREAS, the Purchaser, ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED, an Ohio corporation ("EDL"), SIGNAL TECHNOLOGY LABORATORIES, INC., an Ohio corporation ("STL"), and the Shareholders of both of EDL and STL, including the Selling Shareholder are parties to an Acquisition Agreement dated March ____, 1998 (the "Acquisition Agreement") providing for the acquisition by the Purchaser from the EDL as shareholders of all of the EDL common stock, the acquisition by the Purchaser, directly or indirectly through its wholly-owned subsidiary NewSTL, from STL of the STL Purchased Assets and the acquisition by the Purchaser of non-competition agreements from certain of the shareholders of STL, including the Selling Shareholder;

        WHEREAS, it is a condition precedent to the obligation of the Purchaser to complete the Closing contemplated by the Purchase Agreement (the "Closing") that the Purchaser shall have received this Agreement from the Selling Shareholder;

        WHEREAS, Selling Shareholder desires to induce the Purchaser to enter into and complete the Closing and to consummate the transaction contemplated by the Acquisition Agreement; and

        WHEREAS, all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Acquisition Agreement.

        NOW, THEREFORE, in consideration of the foregoing, Selling Shareholder hereby agrees with the Purchaser as follows:

        1. Recitals. The recitals set forth at the beginning of this Agreement are true and correct and by this reference are incorporated by reference into the body of this Agreement.

        2. Representations and Warranties. Selling Shareholder does hereby represent and warrant to the Purchaser:

                (a) That the delivery of this Agreement to the Purchaser by Selling Shareholder is ancillary to the main business purpose of the Acquisition Agreement and is executed by Selling

Shareholder to protect the legitimate interests of the Purchaser with respect to its acquisition of EDL and the STL Purchased Assets;

                (b) That the Non-competition Period (as hereinafter defined) and the Geographic Area (as hereinafter defined), as described in Section 3 of this Agreement, is appropriate and reasonable in all respects in light of the nature of the business conducted by the Purchaser, EDL and NewSTL and the legitimate need of the Purchaser to protect the investment by the Purchaser in EDL and NewSTL following the acquisition; and

                (c) That the execution and delivery of this Agreement, the performance by Selling Shareholder of the covenants and agreements contained herein, and the enforcement by the Purchaser of the provisions contained herein, will cause no undue hardship on Selling Shareholder.

        3. Non-competition. During the period commencing with the date of this Agreement and continuing until fifteen (15) years thereafter, Selling Shareholder agrees that, except on behalf of the Purchaser or a subsidiary of the Purchaser while employed by the Purchaser or a subsidiary of the Purchaser, and except to the extent set forth in Section 5 of this Agreement, he shall not engage, directly or indirectly, in any business which competes in any manner within the United States of America or its possessions or territories or elsewhere throughout the world (the "Geographic Area") with the Purchaser's business of design, manufacture, repair and sale of rugged and customized computer systems and medical computer assemblies, EDL's business of the design, development, modification and marketing of avionics equipment for use on or with military airborne systems or the business of the design, development, production, modification and marketing of digital signal processing equipment for government intelligence and related applications, which was included in the STL Purchased Assets. For purposes of this Agreement, the Selling Shareholder will be deemed to be engaged in a business if he participates in such business, directly or indirectly, as a stockholder, partner, owner, investor, principal or agent, employee, officer, director, creditor, consultant, or otherwise in any manner in such business.

        4. Confidentiality of information, etc. Selling Shareholder shall not divulge, communicate, use to the detriment of the Purchaser, or for the benefit of any other business, firm, person, partnership or corporation, or otherwise misuse, any "Confidential Information", data or trade secrets, including secret processes, formulas or other technical data, production methods, customer lists, or personnel or proprietary information, pertaining to the STL Purchased Assets, the Purchaser, NewSTL or other subsidiaries of the Purchaser, or their respective businesses. Selling Shareholder acknowledges that any such information or data he may have acquired was either part of the STL Purchased Assets which were conveyed to the Purchaser pursuant to the Acquisition Agreement or was received in confidence and as a fiduciary of the Purchaser or NewSTL. "Confidential Information" shall be defined as: trade secrets, customer names, addresses, or particular desires or needs; the market regions or territories; prices charged for services or products and the methods and formulas related to pricing; information concerning product development, manufacturing processes and research and development projects; formulas, inventions and compilations of such information;

information concerning future product or market developments; financial information; information regarding suppliers and costs for raw materials and other supplies; financing programs; business plans; and information regarding personnel, overhead, distribution and other expenses. The parties stipulate that Confidential Information and all elements of it are important, material, confidential and gravely affect the successful conduct of the business of the Purchaser and NewSTL. Upon termination of his employment with the Purchaser and its subsidiaries for any reason and at any other time the Purchaser or New STL may request, Selling Shareholder agrees to deliver to the Purchaser, all memoranda, notes, plans, records, reports, information and other documentation (and copies thereof), however recorded, relating to the business of the Purchaser or NewSTL, or which contain Confidential Information which he may possess or have under his control. Confidential Information, data or trade secrets shall not include any information which: (a) at the time of disclosure is within the public domain; (b) after disclosure becomes a part of the public domain or generally known within the industry through no fault, act or failure to act, error, effort or breach of this Agreement by Selling Shareholder; (c) is known to the recipient at the time of disclosure; (d) is subsequently discovered by Selling Shareholder independently of any disclosure by the Purchaser, STL or NewSTL; (e) is required by order, statute or regulation, of any governmental authority to be disclosed to any federal or state agency, court or other body; or (f) is obtained from a third party who has acquired a legal right to possess and disclose such information.

        5. Exceptions and Exclusions. With respect to the restrictions and prohibitions set forth in Sections 3 and 4, such restrictions and prohibitions shall not:

                (a) Restrict or prohibit the Selling Shareholder from engaging in the activities required, but only to the extent required, to permit STL to enter into a new contract or accept a new order, to subcontract with NewSTL, or to complete any backlog order in accordance with the provisions of Section 5.3.3 of the Acquisition Agreement; and

                (b) Nothing herein contained shall be deemed to prevent or limit the right of Selling Shareholder to own capital stock or other securities of any corporation which are publicly owned or regularly traded in the over-the-counter market or on any securities exchange; provided, however, such investment does not exceed five percent 5% of the issuer's outstanding securities of that class.

        6. Equitable Remedies and Remedies at Law. The parties recognize that, because of the nature of the subject matter of this Agreement, it would be impracticable and extremely difficult to determine actual damages to the Purchaser or NewSTL or in the event of a breach of this Agreement by Selling Shareholder. Accordingly, if Selling Shareholder commits a breach, or threatens to commit a breach of any of the provisions of this Agreement, the Purchaser or NewSTL shall be entitled to all available legal and equitable remedies, including without limitation, injunctive relief, both preliminary and permanent, and none of such parties shall be required to post a surety bond in connection therewith and each of such parties will also be entitled to money damages for any loss suffered or to be suffered as a consequence of Selling Shareholder's breach of this Agreement.

        7. Severability. If any of the covenants contained in Section 3, or any part thereof, are held to be unenforceable because of the duration of such provisions or the area covered thereby, or ever be deemed to exceed the scope of business, the undersigned agrees that the court making such determination shall have the power to reform the provisions of this Agreement to the maximum scope, time or geographic limitations permitted by applicable law.

        8. Reasonableness. The Purchaser and Selling Shareholder agree that the covenants of Selling Shareholder set forth in this Agreement are appropriate and reasonable when considered in light of the nature and extent of the business acquired by the Purchaser as the STL Purchased Assets and the business conducted by the Purchaser and the business to be conducted by NewSTL.

        9. Exclusive Jurisdiction. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Section 3 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of their scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Purchaser's right to the relief provided above in the courts or any other state within the geographical scope of such covenants as to any subsequent breach, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

        10. Governing Law. Except as otherwise provided in Section 9, this Agreement shall be construed, and the legal relations between the parties hereto determined, in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within the State of Florida, without giving effect to its conflicts of laws provisions.

        11. Attorneys' Fees. In the event any party hereto institutes litigation to enforce its rights or remedies under this Agreement, the party prevailing in such litigation shall be entitled to receive an award from the non-prevailing party of the prevailing party's reasonable attorneys' fees and costs incurred in connection with such litigation. The foregoing shall include reasonable attorneys' fees and costs (including paralegals' fees) incurred at trial, on any appeal and in any proceeding in bankruptcy. The agreement of the parties represented by this Agreement is in addition to, and not in lieu of, any other agreement or obligation of the parties contained in this Agreement or in the Acquisition Agreement.

        12. Enforcement. The covenants of Selling Shareholder under this Agreement shall be independent of any other contractual relationship between the Purchaser and Selling Shareholder. Consequently, the existence of any claim or cause of action of Selling Shareholder against the Purchaser shall not constitute a defense to the enforcement by the Purchaser of this Agreement.

        13. Assignability and Parties in Interest. This Agreement shall inure to the benefit of and be binding upon (i) the Purchaser and NewSTL and their respective successors and assigns, including, but not limited to, any corporation which may acquire all or substantially all of the assets and business of the Purchaser or NewSTL and any corporation with and into which any of the Purchaser or NewSTL may be consolidated or merged, or any corporation that is the successor corporation of any of them in an exchange of stock; and (ii) Selling Shareholder, his heirs, guardians and personal and legal representatives. Selling Shareholder may not assign any of his rights or delegate any of its obligations hereunder without the prior written consent of the Purchaser. This Agreement shall inure to the benefit of the Purchaser and NewSTL, notwithstanding the fact that NewSTL is not a party hereto. All references in this Agreement to the Purchaser shall be deemed to include NewSTL.

        14. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto.

        15. Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

        16. Complete Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and the subject matter hereof and, except as provided herein, supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings relating to the subject matter hereof.

        17. Modifications, Amendments and Waivers. All modifications or amendments to this Agreement shall be in writing and signed by both parties hereto.

        18. Interpretation. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

        19. Gender, Number. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context. All terms such as "herein," "hereby" or "hereunder" refer to this Agreement as a whole.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                                   "PURCHASER"

                                                   PARAVANT COMPUTER SYSTEMS, INC.
                                                   a Florida corporation


Attest:______________________________              By:_________________________________
          William R. Craven,  Secretary

                [Corporate Seal]


Signed, Sealed and Delivered in                    "SELLING SHAREHOLDER"
the Presence of Two Subscribing
Witnesses:


___________________________________                ____________________________________
Witness                                            Peter E. Oberbeck


___________________________________
Witness


                            NON-COMPETITION AGREEMENT



        THIS NON-COMPETITION AGREEMENT (this "Agreement"), is made this ____ day of _______, 1998, by and between PARAVANT COMPUTER SYSTEMS, INC., a Florida corporation (hereinafter referred to as the "Purchaser"), and Leo S. Torresani (hereinafter referred to as the "Selling Shareholder").

                              W I T N E S S E T H:

        WHEREAS, the Purchaser, ENGINEERING DEVELOPMENT LABORATORIES, INCORPORATED, an Ohio corporation ("EDL"), SIGNAL TECHNOLOGY LABORATORIES, INC., an Ohio corporation ("STL"), and the Shareholders of both of EDL and STL, including the Selling Shareholder are parties to an Acquisition Agreement dated March ____, 1998 (the "Acquisition Agreement") providing for the acquisition by the Purchaser from the EDL as shareholders of all of the EDL common stock, the acquisition by the Purchaser, directly or indirectly through its wholly-owned subsidiary NewSTL, from STL of the STL Purchased Assets and the acquisition by the Purchaser of non-competition agreements from certain of the shareholders of STL, including the Selling Shareholder;

        WHEREAS, it is a condition precedent to the obligation of the Purchaser to complete the Closing contemplated by the Purchase Agreement (the "Closing") that the Purchaser shall have received this Agreement from the Selling Shareholder;

        WHEREAS, Selling Shareholder desires to induce the Purchaser to enter into and complete the Closing and to consummate the transaction contemplated by the Acquisition Agreement; and

        WHEREAS, all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Acquisition Agreement.

        NOW, THEREFORE, in consideration of the foregoing, Selling Shareholder hereby agrees with the Purchaser as follows:

        1. Recitals. The recitals set forth at the beginning of this Agreement are true and correct and by this reference are incorporated by reference into the body of this Agreement.

        2. Representations and Warranties. Selling Shareholder does hereby represent and warrant to the Purchaser:

                (a) That the delivery of this Agreement to the Purchaser by Selling Shareholder is ancillary to the main business purpose of the Acquisition Agreement and is executed by Selling

Shareholder to protect the legitimate interests of the Purchaser with respect to its acquisition of EDL and the STL Purchased Assets;

                (b) That the Non-competition Period (as hereinafter defined) and the Geographic Area (as hereinafter defined), as described in Section 3 of this Agreement, is appropriate and reasonable in all respects in light of the nature of the business conducted by the Purchaser, EDL and NewSTL and the legitimate need of the Purchaser to protect the investment by the Purchaser in EDL and NewSTL following the acquisition; and

                (c) That the execution and delivery of this Agreement, the performance by Selling Shareholder of the covenants and agreements contained herein, and the enforcement by the Purchaser of the provisions contained herein, will cause no undue hardship on Selling Shareholder.

        3. Non-competition. During the period commencing with the date of this Agreement and continuing until fifteen (15) years thereafter, Selling Shareholder agrees that, except on behalf of the Purchaser or a subsidiary of the Purchaser while employed by the Purchaser or a subsidiary of the Purchaser, and except to the extent set forth in Section 5 of this Agreement, he shall not engage, directly or indirectly, in any business which competes in any manner within the United States of America or its possessions or territories or elsewhere throughout the world (the "Geographic Area") with the Purchaser's business of design, manufacture, repair and sale of rugged and customized computer systems and medical computer assemblies, EDL's business of the design, development, modification and marketing of avionics equipment for use on or with military airborne systems or the business of the design, development, production, modification and marketing of digital signal processing equipment for government intelligence and related applications, which was included in the STL Purchased Assets. For purposes of this Agreement, the Selling Shareholder will be deemed to be engaged in a business if he participates in such business, directly or indirectly, as a stockholder, partner, owner, investor, principal or agent, employee, officer, director, creditor, consultant, or otherwise in any manner in such business.

        4. Confidentiality of information, etc. Selling Shareholder shall not divulge, communicate, use to the detriment of the Purchaser, or for the benefit of any other business, firm, person, partnership or corporation, or otherwise misuse, any "Confidential Information", data or trade secrets, including secret processes, formulas or other technical data, production methods, customer lists, or personnel or proprietary information, pertaining to the STL Purchased Assets, the Purchaser, NewSTL or other subsidiaries of the Purchaser, or their respective businesses. Selling Shareholder acknowledges that any such information or data he may have acquired was either part of the STL Purchased Assets which were conveyed to the Purchaser pursuant to the Acquisition Agreement or was received in confidence and as a fiduciary of the Purchaser or NewSTL. "Confidential Information" shall be defined as: trade secrets, customer names, addresses, or particular desires or needs; the market regions or territories; prices charged for services or products and the methods and formulas related to pricing; information concerning product development, manufacturing processes and research and development projects; formulas, inventions and compilations of such information;

information concerning future product or market developments; financial information; information regarding suppliers and costs for raw materials and other supplies; financing programs; business plans; and information regarding personnel, overhead, distribution and other expenses. The parties stipulate that Confidential Information and all elements of it are important, material, confidential and gravely affect the successful conduct of the business of the Purchaser and NewSTL. Upon termination of his employment with the Purchaser and its subsidiaries for any reason and at any other time the Purchaser or New STL may request, Selling Shareholder agrees to deliver to the Purchaser, all memoranda, notes, plans, records, reports, information and other documentation (and copies thereof), however recorded, relating to the business of the Purchaser or NewSTL, or which contain Confidential Information which he may possess or have under his control. Confidential Information, data or trade secrets shall not include any information which: (a) at the time of disclosure is within the public domain; (b) after disclosure becomes a part of the public domain or generally known within the industry through no fault, act or failure to act, error, effort or breach of this Agreement by Selling Shareholder; (c) is known to the recipient at the time of disclosure; (d) is subsequently discovered by Selling Shareholder independently of any disclosure by the Purchaser, STL or NewSTL; (e) is required by order, statute or regulation, of any governmental authority to be disclosed to any federal or state agency, court or other body; or (f) is obtained from a third party who has acquired a legal right to possess and disclose such information.

        5. Exceptions and Exclusions. With respect to the restrictions and prohibitions set forth in Sections 3 and 4, such restrictions and prohibitions shall not:

                (a) Restrict or prohibit the Selling Shareholder from engaging in the activities required, but only to the extent required, to permit STL to enter into a new contract or accept a new order, to subcontract with NewSTL, or to complete any backlog order in accordance with the provisions of Section 5.3.3 of the Acquisition Agreement; and

                (b) Nothing herein contained shall be deemed to prevent or limit the right of Selling Shareholder to own capital stock or other securities of any corporation which are publicly owned or regularly traded in the over-the-counter market or on any securities exchange; provided, however, such investment does not exceed five percent 5% of the issuer's outstanding securities of that class.

        6. Equitable Remedies and Remedies at Law. The parties recognize that, because of the nature of the subject matter of this Agreement, it would be impracticable and extremely difficult to determine actual damages to the Purchaser or NewSTL or in the event of a breach of this Agreement by Selling Shareholder. Accordingly, if Selling Shareholder commits a breach, or threatens to commit a breach of any of the provisions of this Agreement, the Purchaser or NewSTL shall be entitled to all available legal and equitable remedies, including without limitation, injunctive relief, both preliminary and permanent, and none of such parties shall be required to post a surety bond in connection therewith and each of such parties will also be entitled to money damages for any loss suffered or to be suffered as a consequence of Selling Shareholder's breach of this Agreement.

        7. Severability. If any of the covenants contained in Section 3, or any part thereof, are held to be unenforceable because of the duration of such provisions or the area covered thereby, or ever be deemed to exceed the scope of business, the undersigned agrees that the court making such determination shall have the power to reform the provisions of this Agreement to the maximum scope, time or geographic limitations permitted by applicable law.

        8. Reasonableness. The Purchaser and Selling Shareholder agree that the covenants of Selling Shareholder set forth in this Agreement are appropriate and reasonable when considered in light of the nature and extent of the business acquired by the Purchaser as the STL Purchased Assets and the business conducted by the Purchaser and the business to be conducted by NewSTL.

        9. Exclusive Jurisdiction. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Section 3 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of their scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Purchaser's right to the relief provided above in the courts or any other state within the geographical scope of such covenants as to any subsequent breach, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

        10. Governing Law. Except as otherwise provided in Section 9, this Agreement shall be construed, and the legal relations between the parties hereto determined, in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within the State of Florida, without giving effect to its conflicts of laws provisions.

        11. Attorneys' Fees. In the event any party hereto institutes litigation to enforce its rights or remedies under this Agreement, the party prevailing in such litigation shall be entitled to receive an award from the non-prevailing party of the prevailing party's reasonable attorneys' fees and costs incurred in connection with such litigation. The foregoing shall include reasonable attorneys' fees and costs (including paralegals' fees) incurred at trial, on any appeal and in any proceeding in bankruptcy. The agreement of the parties represented by this Agreement is in addition to, and not in lieu of, any other agreement or obligation of the parties contained in this Agreement or in the Acquisition Agreement.

        12. Enforcement. The covenants of Selling Shareholder under this Agreement shall be independent of any other contractual relationship between the Purchaser and Selling Shareholder. Consequently, the existence of any claim or cause of action of Selling Shareholder against the Purchaser shall not constitute a defense to the enforcement by the Purchaser of this Agreement.

        13. Assignability and Parties in Interest. This Agreement shall inure to the benefit of and be binding upon (i) the Purchaser and NewSTL and their respective successors and assigns, including, but not limited to, any corporation which may acquire all or substantially all of the assets and business of the Purchaser or NewSTL and any corporation with and into which any of the Purchaser or NewSTL may be consolidated or merged, or any corporation that is the successor corporation of any of them in an exchange of stock; and (ii) Selling Shareholder, his heirs, guardians and personal and legal representatives. Selling Shareholder may not assign any of his rights or delegate any of its obligations hereunder without the prior written consent of the Purchaser. This Agreement shall inure to the benefit of the Purchaser and NewSTL, notwithstanding the fact that NewSTL is not a party hereto. All references in this Agreement to the Purchaser shall be deemed to include NewSTL.

        14. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto.

        15. Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

        16. Complete Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and the subject matter hereof and, except as provided herein, supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings relating to the subject matter hereof.

        17. Modifications, Amendments and Waivers. All modifications or amendments to this Agreement shall be in writing and signed by both parties hereto.

        18. Interpretation. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

        19. Gender, Number. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context. All terms such as "herein," "hereby" or "hereunder" refer to this Agreement as a whole.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                                   "PURCHASER"

                                                   PARAVANT COMPUTER SYSTEMS, INC.
                                                   a Florida corporation


Attest:______________________________              By:_________________________________
          William R. Craven,  Secretary

                [Corporate Seal]


Signed, Sealed and Delivered in                    "SELLING SHAREHOLDER"
the Presence of Two Subscribing
Witnesses:


_____________________________                      _____________________________________
Witness                                            Leo S. Torresani


_____________________________
Witness



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                                   EXHIBIT 7.6
                    CERTIFICATE OF OFFICERS OF THE PURCHASER

                       CERTIFICATE PURSUANT TO SECTION 7.6
                            OF ACQUISITION AGREEMENT

        Pursuant to Section 7.6 of the Acquisition Agreement dated as of __________,1998 (the "Acquisition Agreement") by and among Paravant Computer Systems, Inc. (the "Purchaser"), Engineering Development Laboratories, Inc. ("EDL"), Signal Technology Laboratories, Inc. ("STL")(EDL and STL collectively, the "Companies") and James E. Clifford, Edward W. Stefanko, C. David Lambertson,
C. Hyland Schooley, Peter Overbeck and Leo S. Torresani (each, a "Shareholder" and collectively, the "Shareholders") each of the undersigned, in his capacity indicated below as an officer of the Purchaser, hereby certifies that, as of the date hereof, (i) the shareholders of the Purchaser have given approval to the acquisition transaction contemplated by the Acquisition Agreement, (ii) all of the representations and warranties of the Purchaser referred to in Section 7.1 of the Acquisition Agreement are true and correct in all material respects as of this date as if made given or made on this date, (iii) the Purchaser has performed and complied in all material respects with all covenants and agreements referred to in Section 7.2 of the Acquisition Agreement to be complied with by the Purchaser prior to or at the Closing, (iv) no action, suit, proceeding or investigation of the type referred to in Section 7.3 of the Acquisition Agreement has been instituted and is continuing, (v) the Purchaser has obtained all of the consents, licenses and permits of the type referred to in Section 7.4 of the Acquisition Agreement and all of such consents, licenses and permits are presently in effect, and (vi) there has been no change in the business, assets, properties, operations, financial status or prospects of the Purchaser of the type referred to in Section 7.5 of the Acquisition Agreement.

        IN WITNESS WHEREOF, each of the undersigned has executed this Certificate this ____ day ___________, 1998.


PURCHASER:
PARAVANT COMPUTER SYSTEMS, INC


By:________________________
    ________________, President


By:________________________
     _______________, Secretary



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                                   EXHIBIT 7.7
                         OPINION OF COUNSEL TO PURCHASER

                 [Letterhead of Maguire, Voorhis & Wells, P.A.]


                                __________, 199_

Engineering Development Laboratories, Incorporated

Signal Technology Laboratories, Inc.
c/o__________________________

______________________________
______________________________
Attn:_________________________


        RE: Acquisition Agreement dated as of __________,1998 (the "Acquisition Agreement") by and among Paravant Computer Systems, Inc. (the "Purchaser"), Engineering Development Laboratories, Incorporated ("EDL"), Signal Technology Laboratories, Inc. ("STL")(EDL and STL collectively, the "Companies") and James E. Clifford, Edward W. Stefanko, C. David Lambertson, C. Hyland Schooley, Peter Overbeck and Leo S. Torresani (each, a "Shareholder" and collectively, the "Shareholders")

Gentlemen:

        This opinion is furnished to you in accordance with the provisions of
Section 7.7 of the above referenced Acquisition Agreement. We have acted as counsel to the Purchaser in connection with the Acquisition Agreement and the related Employment Agreements and Non-Competition Agreements to which it is a party referred to therein (collectively, the "Related Agreements"). All capitalized terms used but not defined herein which are defined in the Acquisition Agreement and the Related Agreements shall have the same meaning herein as therein defined unless the context hereof otherwise requires.

        As counsel to the Purchaser, we have (i) conferred with the officers of the Purchase; (ii) examined the Acquisition Agreement and the Related Agreements, the stock record books of the Purchaser and such other corporate documents, records and certificates of the Purchase, federal and state laws, rules and regulations; and (iii) made such other investigations as we have deemed necessary or appropriate for the purposes of rendering this opinion. In all such examinations and investigations, we have assumed the genuineness of all signatures on original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinions, we have relied upon the representations and warranties set forth in the Acquisition Agreement and the Related Agreements and statements or certificates of public officials and of the Purchaser.

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        This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, issued by the Business Law Section of The Florida Bar, which is incorporated by reference into this opinion.

        Based on such examinations and investigations, it is our opinion that:

        1. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and the Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to transact the business in which it is now engaged;

        2. The shares of Paravant Stock to be delivered as EDL Common Stock Sale Consideration and as STL Shareholder Non-Competition Agreement Consideration when issued as provided in the Acquisition Agreement will be, validly authorized and issued, fully paid and nonassessable and will be free and clear of all manner of liens, charges, encumbrances and claims other than (i) a possible claim against the shares to be issued to James E. Clifford as a result of a deficiency in the Closing Date EDL/STL Value under the provisions of Section
1.11.2 of the Acquisition Agreement and (ii) the restrictions on transferability under the Sections 1.9 and 1.10 of the Acquisition Agreement;

        3. The Purchaser has corporate power and authority to execute, deliver and perform the Acquisition Agreement and the Related Agreements and the execution, performance, and delivery of the Acquisition Agreement and each of the Related Agreements has been duly authorized by the Purchaser by all necessary corporate action, and the Acquisition Agreement and the Related Agreements, assuming such agreements constitute the legal, valid and binding agreements of the other parties, constitute the legal, valid and binding obligation of the Purchaser, and are enforceable against the Purchaser in accordance with their terms, subject to the limitations in our opinion hereinafter set forth;

        4. The execution, delivery and performance of the Acquisition Agreement and the Related Agreements by the Purchaser has not violated and will not violate or result in a breach of any term of the Purchaser's Articles of Incorporation or of its Bylaws;

        5. The execution, delivery and performance of the Acquisition Agreement and the Related Agreements by the Purchaser, has not violated and will not violate any law, statute, rule, regulation, or to the best knowledge of the undersigned, any injunction, order, or decree of any governmental agency or authority, or any court; and,

        6. To the best of our knowledge, after due inquiry, no authorization, approval or consent of any federal, state or local agencies and authorities is required to be obtained by the Purchaser nor to permit consummation of the transactions contemplated by the Acquisition Agreement, except for such approvals and consents as have been obtained.

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        Our opinion concerning the validity, binding effect and enforceability of the Acquisition Agreement and the Related Agreements means that each of the Acquisition Agreement and the Related Agreements (i) constitutes an effective contract under applicable law, (ii) is not invalid in its entirety because of a specific statutory prohibition or public policy and is not subject in its entirety to a contractual defense, and (iii) subject to the last sentence of this paragraph, some remedy is available if the Purchaser is in material default thereunder. This opinion does not mean that (i) any particular remedy is available upon a material default, or (ii) every provision of thereof will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Acquisition Agreement and each of the Related Agreements may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally and (ii) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

        Our opinion set forth herein is limited to matters of Florida and federal law and we do not express any opinion with respect to the laws of any other jurisdiction. You should note that among the Related Agreements, Certain of the Employment Agreements in their entirety, and others of the Employment Agreements as to certain of their provisions, are to be governed by the laws of Ohio. With respect to such Employment Agreements and provisions of Employment Agreements as are to be governed by Ohio law, we do not express any opinion.

        The qualification of any opinion or statement herein by the use of the words "to the best of our knowledge," "to our knowledge," or "we are not aware of" or words of similar import (unless otherwise stated) means that during the course of our representation of the Purchaser no information has come to our attention which gives us actual knowledge of the existence of such matters, documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts (and have not caused to be made any review of any court file or indices) and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

        This opinion is rendered as of the date hereof as counsel to the Purchaser, is rendered solely in connection with the transaction to which this opinion relates. This opinion may be relied upon only by an entity or person to whom it is addressed and only in connection with this transaction and may not be relied upon by any other person or under any other circumstance without our prior written consent.

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        This opinion is rendered as of the date hereof and does not purport to analyze, evaluate or consider the legal effect of any event subsequent to the date hereof which may alter the validity of any opinion expressed herein.

                                                Very truly yours,
                                                MAGUIRE, VOORHIS, & WELLS, P.A.


                                                By:____________________________
                                                      Robert N. Blackford







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